Exhibit 1.3

SUBSCRIPTION AGREEMENT

By and between

Inventiva S.A.

As Issuer

And

Kreos Capital VIII (UK) LTD

Kreos Capital VIII Aggregator SCSp

Claret European Specialty Lending Company IV, S.à r.l.

Claret European Growth Capital Fund IV Aggregator LP

Claret Kermode Specialty Lending Company II, S.à r.l

Claret Kermode Fund II, SCSp.

As Subscribers

And

Glas SAS

As Security Agent

2 June 2026

Reed Smith LLP 112 avenue Kléber 75116 Paris Phone: +33 (0)1 76 70 40 00 Fax: +33 (0)1 76 70 41 19 r e e d s m i t h . c o m

1.	Definitions and interpretation	6
2.	OCA and Amortized Bonds	15
3.	Conditions Precedent	17
4.	Commitments	19
5.	Representations and warranties	32
6.	Remedies and waivers	37
7.	General	38
8.	Notices	39
9.	Fees and expenses	41
10.	Public Announcement	42
11.	Law and jurisdiction	43
12.	Electronic Signature	43

List of Schedules	46

Subscription agreement

This subscription agreement (hereinafter referred to as the "Subscription Agreement") is entered into on 2 June 2026, by and between:

1.	INVENTIVA, a limited company (société anonyme) incorporated under the laws of France, having its registered office at 50, rue de Dijon – 21121 DAIX, France, registered under single identification number 537 530 255 RCS Dijon;

(hereinafter referred to as the "Issuer" or the "Company")

ON THE FIRST PART

AND

2.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU,

3.	Claret European Specialty Lending Company IV, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, route d'Esch, L-1471 Luxembourg, registered under identification number B291023,

4.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d'Esch, L-1471 Luxembourg, registered under identification number B291766,

(hereinafter referred to as the "Amortized Bonds Subscribers")

5.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU

6.	Claret European Specialty Lending Company IV, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, route d'Esch, L-1471 Luxembourg, registered under identification number B291023,

7.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d'Esch, L-1471 Luxembourg, registered under identification number B291766,

(hereinafter referred to as the "OCA Subscribers")

8.	Kreos Capital VIII Aggregator SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, registered under identification number B297897,

9.	Claret European Growth Capital Fund IV Aggregator LP, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch - L - 1471 Luxembourg, registered under identification number B282781,

10.	Claret Kermode Fund II, SCSp., a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch - L - 1471 Luxembourg, registered under identification number B291268,

3

(hereinafter referred to as the "Warrants Subscribers")

(Amortized Bonds Subscriber, OCA Subscribers and Warrants Subscribers being hereinafter referred to as the "Subscribers")

ON THE SECOND PART

11.	GLAS SAS, a simplified joint-stock company (société par actions simplifiée) incorporated under the laws of France under registration number 838 225 290 whose registered office is at 41 Avenue George V 75008 Paris, France;

(hereinafter referred to as "Security Agent")

ON THE THIRD PART

The Issuer, Subscribers and Security Agent being hereinafter referred to individually as a "Party" and collectively as the "Parties".

4

Whereas

(A)	The Subscribers are growth debt providers, the business of which consists in making investments in high technology and life science companies throughout Europe.

(B)	The Issuer is a clinical-stage biopharmaceutical company focused on the research and development of oral therapies for the treatment of patients with MASH. Since 15 February 2017, the Issuer's shares have been listed on the regulated market of Euronext Paris ("Euronext Paris"). Since 15 July 2020, the Issuer's American Depositary Shares have been listed on the New York stock exchange (NASDAQ Global Market).

(C)	On 22 May 2025, the Issuers’ general meeting (the "General Meeting") empowered, through its 27th resolution, the Issuer’s board of directors to issue securities (including warrants and convertible bonds) giving access to the Issuer’s capital and to determine their exercise price, and to cancel shareholders’ preferred subscription rights for shares that may be issued pursuant to such authorization to the benefit, amongst others, to natural or legal persons (including companies), trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors.

(D)	The Parties have executed a non-binding term sheet dated 30 April 2026 between the Issuer and the Subscribers (the "Term Sheet") and in order to finance the development of the Issuer’s business in general, including to refinance the EIB Financing, the Subscribers have agreed to make available to the Issuer an amount of EUR 130,000,000 in principal in the form of amortized bonds and convertible bonds in the proportions as set out under Schedule 1, which may be extended to EUR 150,000,000 in principal including the Non-Committed Tranche as the case may be.

(E)	In accordance with the Term Sheet, the Issuer has agreed to pay to the Subscribers an amount of EUR 100,000 (the "Deposit") to cover costs, fees and expenses in relation to the Issue Documents including, without limitation, costs of due diligence and fees of lawyers, valuers and consultants. Any surplus shall be promptly returned to the Issuer. Such amount has not been repaid by the Subscribers and is therefore hereby reallocated to the Deposit. Accordingly, no further payment is required in this respect from the Issuer to the Subscribers.

(F)	For the avoidance of doubt, the Parties hereby acknowledge and agree that, as of the date of execution of this Agreement, the Term Sheet entered into between them shall cease to have any force or effect, and shall no longer produce any legal obligations or liabilities between the Parties.

5

Now, therefore, it has been agreed as folloWs:

1.	Definitions and interpretation

1.1.	In this Subscription Agreement, unless the context otherwise specifically provides, the following expressions shall have the following meanings:

Account Pledge Agreement	means the Luxembourg law pledge agreement over bank accounts entered into between the Issuer and the Security Agent on the Completion Date;

Amortized Bonds	means the non-convertible bonds (obligations within the meaning assigned in article L. 213-5 of the French Monetary and Financial Code) to be issued by the Issuer under the Tranche B Amortized Bonds Issue Agreement and Tranche C Amortized Bonds Issue Agreement;

Amortized Bonds Issue Agreements	means the Tranche B Amortized Bonds Issue Agreement and Tranche C Amortized Bonds Issue Agreement;

Anti-Corruption Laws	means the UK Bribery Act 2010, the US Foreign Corrupt Practices Act 1977, the French Law of December 9, 2016 on transparency, fight against corruption and modernization of economic life (Loi Sapin II) and any other laws, rules and regulations of any jurisdiction applicable to the Issuer or any of its Subsidiaries from time to time concerning or relating to bribery or corruption in each case as amended, re-enacted, consolidated or replaced;

Anti-Money Laundering Laws	means any and all laws applicable to the Issuer or any of its Subsidiaries from time to time concerning or relating to terrorism financing or money laundering;

Assignment of Cash Agreement	means the assignment of cash as way of security (cession de somme d’argent à titre de garantie) agreement to be entered into between the Issuer and the Security Agent;

Bank Accounts Pledge Agreement	means the bank accounts pledge agreement (nantissement de soldes de comptes bancaires) to be entered into between the Issuer and the Security Agent;

Banking Entity	means: (i) an “insured depository institution” (as defined in 12 U.S.C. Section 1813(c)(2)), a “bank” (as defined in 12 U.S.C. Section 1841(c)), a “savings association” (as defined in 12 U.S.C. Section 1467a(a)(1)(A)), a trust company, a credit union, a credit card bank, an industrial loan company, or any other banking institution organised under the laws of the United States or any political subdivision thereof; (ii) any foreign bank (as defined in 12 U.S.C. Section 3101(7)) or “foreign banking organization” (as defined in 12 C.F.R. Section 211.21(o)); (iii) any “bank holding company” (as defined in 12 U.S.C. Section 1841(a)), any “savings and loan holding company” (as defined in 12 U.S.C. Section 1467a(a)(1)(D)) or any other company that controls any entity described in clauses (i) or (ii) above; (iv) any “nonbank financial company supervised by the Board of Governors” as defined in Section 102 of the Dodd-Frank Act; or (v) any “banking entity” as defined for purposes of Section 13(h) of the Bank Holding Company Act of 1956, other than a banking entity that is not an insured depository institution, a company that controls an insured depository institution or a company that is treated as a bank holding company for purposes of Section 8 of the International Banking Act of 1978, as amended;

6

Broker Dealer Entity	means any entity that is registered pursuant to Section 15 of the Securities Exchange Act of 1934 and a member of FINRA;

Business Day	means any day on which banks are generally open for business in France, London and Luxembourg, other than a Saturday or Sunday;

Charged Assets	means the assets and undertaking of a Group Company charged or to be charged to the Holders from time to time pursuant to the Security Documents;

Completion Date	shall have the meaning set forth under section 3.1;

Covered Foreign Person	means a ‘covered foreign person’ as defined in 31 C.F.R. Part 850 – Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern under the final regulations issued by the U.S. Department of the Treasury pursuant to the Outbound Investment Security Program;

Deadline	shall have the meaning set forth under section 3.1;

Debt to Market Capitalisation Ratio	means, as at any date, a fraction, the numerator of which is equal to Relevant Indebtedness Amount as at such date, and the denominator of which is the Market Capitalisation determined by reference to such price as is equal to the VWAP over the period comprising the 30 consecutive Trading Days immediately preceding such date, provided that if the Ex-Date in respect of any Dividend, or if the Ex-Date in respect of any event giving rise to an adjustment to the Conversion Ratio pursuant to clause 14, in each case falls after the first day, and on or before the last day, of such period of 30 Trading Days, the VWAP on any day in such period falling prior to such Ex-Date shall be (in the case of a Dividend) reduced by the amount of such Dividend or (in the case of any adjustment as aforesaid) multiplied by a fraction, the denominator of which is the Conversion Ratio so adjusted and the numerator of which is the Conversion Ratio in effect immediately prior to such adjustment, all as determined by the Equity-Linked Calculation Agent;

Designated Jurisdiction	means, at any time, any country, region or territory which is itself the subject or target of any Sanctions broadly restricting or prohibiting dealings in or involving such country or territory (which shall include, without limitation, as at the date of this Subscription Agreement Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and Luhansk People’s Republic);

7

Drawdown Dates	means each Drawdown Date as such term is defined under the Tranche B Amortized Bonds Issue Agreement and Tranche C Amortized Bonds Issue Agreement, the OCA Issue Agreement and any other agreement in respect to the Non-Committed Tranche;

Drawdown Notice	has the meaning ascribed to it in the Amortized Bonds Issue Agreements and the OCA Issue Agreement;

EIB	means the European Investment Bank, located at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg ;

EIB Financing	means all amounts outstanding under the existing unsecured finance agreement entered into on 16 May 2022 between the EIB and the Issuer, as amended;

End of Commitment Fee	shall have the meaning set forth under section 9.3;

Environmental Law	means any applicable French law or regulation which relates to the pollution of protection of the environment, the conditions of the workplace or the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment including, without limitation, any waste;

Equity-Linked Calculation Agent	has the meaning ascribed to it in section 10;

Event of Default	shall have the meaning set forth in the Amortized Bonds Issue Agreements and the OCA Issue Agreement and shall include the additional event set forth in section 4.1.3 hereof;

Final Redemption Date	means the date on which all amounts due under the Issue Documents shall be unconditionally and irrevocably paid and discharged in full;

Finance Lease	means any lease or hire purchase contract which would, in accordance with IFRS in force prior to 1 January 2019, be treated as a finance or capital lease.

Guarantor	means any Subsidiaries that may have entered into in the future in a Guarantee Agreement pursuant to section 4.1.37;

Guarantee Agreement	means any guarantee agreement entered into between the Holders and any Subsidiary that may be entered into in the future in respect of the obligations of the Issuer under the Issue Documents ;

Group	means the Issuer and its direct and indirect Subsidiaries from time to time;

8

Group Company	means any member of the Group;

Group Total Consolidated Cash & Cash Equivalents Balance	means the Group total cash and cash equivalents as well as short-term deposits which are included in the category “other current assets” in the IFRS consolidated statement;

Holder	means the Subscribers and any subsequent Person(s) entered in any of the securities registers which the Issuer is required to maintain under the Amortized Bonds Issue Agreements, the OCA Issue Agreement or the Warrant Issue Agreement;

Indebtedness	means any indebtedness for or in respect of: (i) monies borrowed and debit balances at banks or other financial institutions; (ii) finance or capital leases; (iii) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (iv) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures loan stock or any similar instrument; (v) the marked to market value of derivative transactions entered into in connection with protection against or benefit from fluctuation in any rate or price; (vi) counter-indemnity obligations in respect of guarantees or other instruments issued by a bank or financial institution; (vii) any acceptance under any acceptance credit or bill discounting facility; (viii) any amount of any liability under an advance or deferred purchase agreement if the primary reason is to raise finance or to finance an acquisition or construction of the asset or service in question or the agreement is in respect of the supply of assets or services; (ix) indebtedness under any Finance Lease (x) other transactions or arrangements having the commercial effect of borrowing; and (xi) liabilities under guarantees or indemnities for any of the obligations referred to in items (i) to (x);

Intellectual Property	means all subsisting intellectual property rights owned by the Issuer in any part of the world including patents and rights of a similar nature, applications for patents and such rights, divisions, prolongations, renewals, extensions, supplementary protection certificates and continuations of such applications for patents, registered and unregistered trademarks or trade names, registered and unregistered service marks, registered and unregistered designs, utility models (in each case for their full period and all extensions and renewals of them), applications for any of them in any part of the world, know-how, business names, brand names, domain names, database rights, copyright and rights in the nature of database rights and copyright, design rights, and any uniform resource identifier and any similar rights existing in any country and all other rights in any of them owned by the Issuer, including without limitation the intellectual property specified on Schedule 2;

Intercreditor Agreement	shall have the meaning set forth under section 3.1;

9

Issue Documents	means this Subscription Agreement, the Tranche B Amortized Bonds Issue Agreement and the Tranche C Amortized Bonds Issue Agreement, the OCA Issue Agreement, the Warrants Issue Agreement, the Put Option Agreement, the Prepayment Warrants Issue Agreement, the Intercreditor Agreement, each of the Security Documents, , any document executed pursuant to any such document and any other document designated as such by the Issuer and the Subscriber;

Issue	means the issue of the Amortized Bonds and the OCA carried out under this Subscription Agreement and in accordance with the Amortized Bonds Issue Agreements OCA Issue Agreement;

Issuer	shall have the meaning set forth in the appearances herein;

Majority Holders	means, at any time Holders holding at least 66.67% of the voting rights of the Holders attending that Holders’ general meeting at that time or represented thereat;

Market Capitalisation	means, when determined by reference to any price as specified herein, an amount equal to the product (rounded down to the nearest whole multiple of €1) of (i) such price and (ii) the Relevant Number of Shares as of the close of business in Paris on such day as at which such price is observed (or, if such price is to be observed over a period of multiple days, as at the close of business in Paris on the last of such days), where “Relevant Number of Shares” means, at any time, such number of Shares as is equal to the sum of (x) the total number of issued Shares as at such time and (y) such total number of Shares (if any) as would be issued upon exercise of the Pre-Funded Warrants as at such time, all as determined by the Equity-Linked Calculation Agent;

Material Adverse Effect	means (i) a material adverse change in the business, operations, condition (financial or otherwise) or prospects of the Issuer or the Group; (ii) a material adverse effect on the ability of the Issuer or the Group being able to pay any portion of its payment obligations under any of the Issue Documents in full on a due date; or (iii) a material adverse effect on the validity, legality and enforceability of, or the effectiveness or ranking of the Holders’ Security in the perfected Charged Assets which if capable of remedy, is not remedied within five (5) Business Days of the Issuer becoming aware of the issue or being given notice of the issue by any Representative;

Material Group Company

means at any time:

(a)           any Subsidiary of the Issuer whose revenue and/or EBITDA represents 10% or more of the revenue and/or EBITDA of the Group or whose gross assets, net assets (excluding intra-group items) represents 10% or more of the gross assets, net assets of the Group based on the annual or semi-annual consolidated financial statements of the Issuer (or on the basis of any other financial statements delivered to any of the Holders in accordance with the Issue Documents);

(b)           any Subsidiary of the Issuer which owns Intellectual Property that is material to the Group; or

(c)           any Group Company which holds shares in a Guarantor.

10

Monthly Repayment	shall have the meaning set forth under the Amortized Bonds Issue Agreements;

NDA Approval for NATIV3	means approval for the drug in the NATiV3 trial that would be indicated for the treatment of non-alcoholic steatohepatitis (NASH), also known as metabolic dysfunction-associated steatohepatitis (MASH), accompanied by significant liver fibrosis (stages F2/F3);

Non-Committed Tranche	shall have the meaning set forth under section 2.6;

OCA	means the convertible bonds issued under the OCA Issue Agreement;

OCA Issue Agreement	shall have the meaning set forth under section 2.1;

Permitted Disposal	shall have the meaning set forth under section 4.1.20;

Permitted Financial Indebtedness	shall have the meaning set forth in section 4.1.7;

Permitted Hedging	shall have the meaning set forth in section 4.1.23;

Permitted Security	shall have the meaning set forth in section 4.1.4;

Person	shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing;

Phase III NATiV3 Clinical Trial	means the Phase 3 Study Evaluating Long-term Efficacy and Safety of Lanifibranor in Adult Patients With (NASH) and Fibrosis 2 (F2)/Fibrosis 3 (F3) Stage of Liver Fibrosis;

Pledge of Intellectual Property Rights Agreement	means the pledge of intellectual property rights agreement (nantissement de droits de propriété intellectuelle) governed by French law to be entered into between the Issuer and the Security Agent, together with any certificate of pledge over new intellectual property rights (attestation de nantissement de nouveaux droits de propriété intellectuelle) which may be delivered by the Issuer from time to time in connection therewith;

Pledge of Receivables Agreement	means the pledge of receivables agreement (nantissement de créances) to be entered into between the Issuer and the Security Agent;

11

Pre-Funded Warrants	means any securities issued by the Issuer under the form of pre-funded warrants (bons de souscription d'actions pré-financés);

Prepayment Warrants Issue Agreement	has the meaning given to it in the OCA Issue Agreement;

Primary Composite Endpoint	means the achievement of the primary composite endpoint of the Phase III NATiV3 Clinical Trial, as defined in the trial protocol thereof, being the cumulative achievement of (i) the resolution of NASH and (ii) the improvement of fibrosis of at least one stage and the release of topline results confirming the same;

Put Option Agreement	means the put option agreement entered into between the Issuer and the Warrants Subscribers on the date of this Agreement;

Redemption Date	shall have the meaning set forth respectively in the Amortized Bonds Issue Agreements and the OCA Issue Agreement;
Registered Patents	means the patents set out in Schedule 1 of the Pledge of Intellectual Property Rights Agreement;

Relevant Indebtedness Amount	means, as at any date, the amount of all financial indebtedness outstanding as of such date (including existing debt and the principal amount of the relevant issue of Tranche C bonds being issued but excluding any indebtedness being repaid with the proceeds of such issue of Tranche C bonds), as determined in good faith by the Issuer (and the Equity-Linked Calculation Agent shall have no involvement in, and shall be able to rely absolutely on, such determination);

Representatives	means each Representative as such term is defined under the Tranche B Amortized Bonds Issue Agreement and Tranche C Amortized Bonds Issue Agreement, the OCA Issue Agreement and any other agreement in respect to the Non-Committed Tranche;

Sanctioned Person	means, at any time, any person, organisation or vessel that is: (i) listed on a Sanctions List; (ii) a government of a Designated Jurisdiction; (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Designated Jurisdiction; (iv) located, organised, operating from, incorporated or resident in a Designated Jurisdiction; (v) any person owned or controlled by any such person or persons described in (i) - (iv) above; or (vi) otherwise a target of any Sanctions, or is acting on behalf of any of the persons listed in paragraphs (i) - (v) above, for the purposes of evading or avoiding, or having the intended effect of or intending to evade or avoid, or facilitating the evasion or avoidance of, any Sanctions;

12

Sanctions	means all economic or financial sanctions, regulations, sectoral sanctions, secondary sanctions, trade embargoes or other restrictive measures enacted, implemented, imposed, administered or enforced from time to time by any Sanctions Authority;

Sanctions Authority	means any agency or person which is duly appointed, empowered or authorised to enact, administer, implement and/or enforce Sanctions, including (without limitation): (i) the United Nations Security Council; (ii) the European Union or any of its member states; (iii) the United States government, including the United States Department of the Treasury (including the Office of Foreign Assets Control), the United States Department of State and the United States Department of Commerce; and (iv) the United Kingdom government, including HM Treasury, the Foreign Commonwealth and Development Office , including, in each case, any successor, replacement or other governmental institution or agency of the foregoing;

Sanctions List	means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the EU Consolidated List of Financial Sanctions Targets, the Consolidated List of Financial Sanctions Targets issued by HM Treasury, or any similar list issued or maintained and made public by any Sanctions Authority each as amended, supplemented and/or substituted from time to time;

Security Agent	has the meaning assigned in the Intercreditor Agreement;

Security

means any Security Interest granted under or pursuant to the Security Documents;

any document entered into by any person (including Subsidiaries, if any) from time to time creating any Security Interest, directly or indirectly, so as to secure the obligations of the Issuer and Guarantors under this Subscription Agreementthe Issue Documents and ancillary documents there related, including,

Security Documents	means the Guarantee Agreement and any document entered into by any person (including Subsidiaries, if any) from time to time creating any Security Interest, directly or indirectly, so as to secure the obligations of the Issuer and Guarantors under the Issue Documents and ancillary documents there related, including the Assignment of Cash Agreement, the Bank Accounts Pledge Agreement, the Pledge of Receivables Agreement, the Pledge of Intellectual Property Rights Agreement, the Account Pledge Agreement, the US Pledge of Intellectual Property Rights Agreement;

Security Interest	means any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, hypothecation, assignment by way of security or otherwise, trust arrangement, title retention or encumbrance or enforceable right of a third party, any other type of security interest or preferential arrangement having a similar effect to any of the foregoing or in the nature of security of any kind whatsoever and in any jurisdiction (except financial lease, “location financière” and capital lease “crédit-bail”);

13

Subscribers	shall have the meaning set forth in the appearances herein;

Subsidiary	means any subsidiary controlled by the Issuer within the meaning of article L. 233-3 I-1° of the French Commercial Code (Code de commerce) from time to time;

Tax	all forms of direct and indirect taxes, registration or stamp duties, tariffs, customs and other import or export duties, excise duties, levies, contributions, social security contributions, penalties or other amounts for failure to comply with DAS2 (Déclaration d'honoraires ou de commissions) or other Tax filing requirements in France and imposts and any charges, surcharges, deductions and withholdings of a fiscal nature, at whatever time and in whichever jurisdiction created or imposed, and in all cases together with all incidental or supplemental penalties, charges, interest, fines, default surcharges and costs, whether it be due out of principal liability or out of secondary liability (à titre principal ou à titre solidaire) or as a result of any contractual arrangements;

T3 Warrants	means the warrants issued by the Company on May 7, 2025;

T3 Warrant Exercise	means the investors exercising the T3 Warrants of no less than EUR 100,000,000;

Trading Days	shall have the meaning set forth in the OCA Issue Agreement;

Tranche	means together the Tranche A, the Tranche B Amortized Bonds, the Tranche C Amortized Bonds and the Non-Committed Tranche;

Tranche A	shall have the meaning set forth under section 2.2;

Tranche B Amortized Bonds	shall have the meaning set forth under section 2.3;

Tranche B Amortized Bonds Issue Agreement	shall have the meaning set forth under section 2.3;

Tranche C Amortized Bonds	shall have the meaning set forth under section 2.3;

Tranche C Amortized Bonds Issue Agreement	shall have the meaning set forth under section 2.3;

Tranche C Milestones	means the conditions set out in Article 2.3 of the Amortized Bond Agreements to be met so as Tranche C Amortized Bonds may be issued.

14

US Pledge of Intellectual Property Rights Agreement	means the pledge of intellectual property rights agreement (nantissement de droits de propriété intellectuelle) governed by the law of the state of New York to be entered into between the Issuer and the Security Agent;

Warrants	means the warrants that the Issuer has agreed to grant to the Subscribers pursuant to the Warrants Issue Agreement;

Warrants Issue Agreement	means the warrants issue agreement in respect of the Warrants entered into between, inter alios, the Company, Kreos Capital VIII Aggregator SCSp and Claret European Growth Capital Fund IV Aggregator LP executed on the date of this Agreement;

1.2.	In this Subscription Agreement, except as otherwise provided herein:

(i)	words importing the singular include the plural and vice versa;

(ii)	words denoting gender include every gender;

(iii)	words denoting persons include bodies corporate or unincorporated;

(iv)	a section, clause, sub-clause or Schedule is to a section, clause, sub-clause or Schedule, as the case may be, of or to this Subscription Agreement, as amended from time to time;

(v)	any provision of a statute shall be construed as a reference to that provision as amended, modified, re-enacted or extended from time to time;

(vi)	words and expressions in the French language defined in the French Commercial Code (Code de commerce) or the French Monetary and Financial Code (Code monétaire et financier) as amended shall bear the same meanings herein, and

1.3.	The headings in this Subscription Agreement are for ease of reference only and shall not affect the construction of this Agreement.

1.4.	Should any conflicts occur between this Agreement and any ancillary contractual document entered into between the parties, the Parties agree that this Subscription Agreement’s provisions shall prevail.

2.	OCA and Amortized Bonds

2.1.	Legal form of the issuance of OCA and Amortized Bonds

The issuance of the OCA and the Amortized Bonds and any other issuance under the Non-Committed Tranche shall be made by way of a private placement without "offre au public" as defined under article L. 411-2 of the French Monetary and Financial Code (Code monétaire et financier) and will not be admitted to trading on a regulated market (marché réglementé) or multilateral trading system (système multilatéral de négociation).

2.2.	OCA

(i)	Subject to the conditions precedent set forth in section 3.1 hereof, Issuer shall issue and OCA Subscribers shall subscribe to OCA in a total nominal amount of thirty five million Euros (EUR 35,000,000), with a par value of EUR 1 per OCA, in one single issue, to be subscribed at Issuer’s request in a single full drawdown, on the Completion Date (“Tranche A”), in the proportions set out in Schedule 1.

15

(ii)	The issue of the OCA, their ranking, applicable interests and repayment schedules, and all relevant provisions shall be governed by the issue agreement relating to the OCA attached in agreed form as Schedule 3 hereto (the "OCA Issue Agreement").

2.3.	Amortized Bonds

Subject to the conditions precedent set forth in sections 3.2 and 3.3 hereof, Issuer shall issue and Amortized Bonds Subscribers shall subscribe to Amortized Bonds in a maximum total nominal amount of ninety five million Euros (EUR 95,000,000), with a par value of EUR 100,000 per Amortized Bond, in two different issues of (i) a maximum amount of forty million Euros (EUR 40,000,000) to be issued upon the Completion Date and to be subscribed at the Issuer’s request in a single full drawdown upon the Completion Date (the “Tranche B Amortized Bonds”) and a (ii) maximum amount of fifty five million Euros (EUR 55,000,000) to be available in one issuance of no less than ten million Euros (EUR 10,000,000) during the Tranche C Issuance Period (as defined in the Tranche C Amortized Bonds Issue Agreement) to be subscribed at the Issuer’s request (the “Tranche C Amortized Bonds”), in each case in the proportions set out in Schedule 1.

The issue of the Amortized Bonds, their ranking, applicable interests and repayment schedules, and all relevant provisions shall be governed by the issue agreement respectively attached in agreed form as Schedule 4 hereto for the Tranche B Amortized Bonds Issue Agreement (the “Tranche B Amortized Bonds Issue Agreement") and as Schedule 5 hereto for the Tranche C Amortized Bonds Issue Agreement (the “Tranche C Amortized Bonds Issue Agreement”).

2.4.	The Issuer shall provide the Subscribers with (i) 1 Business Day notice prior to the Drawdown Date in respect of Tranche A and Tranche B Amortized Bonds or (ii) 30 days’ notice prior to each issuance in respect of Tranche C Amortized Bonds (as the case may be), each in the form of a Drawdown Notice.

2.5.	The obligations of each Subscriber under this Subscription Agreement are several. Failure by a Subscriber to perform its obligations under the Subscription Agreement does not affect the obligations of any other Party (including the other Subscriber) under this Subscription Agreement. No Subscriber is responsible for the obligations of any other Subscriber under this Subscription Agreement.

2.6.	Non-Committed Tranche

An additional uncommitted tranche of a maximum total nominal amount of twenty million euros (EUR 20,000,000) that may be issued by the Issuer and subscribed to by the Subscribers, subject to mutual consent of the Issuer and Subscribers following NDA Approval for NATIV3 and the execution of appropriate documents (the “Non-Committed Tranche”).

2.7.	Disruption

For each drawdown under each Tranche, any delay by any Subscriber to fund any Tranche as a result of a disruption not under the Subscriber’s control, including, without limitation, due to a cyber-attack, computer hacking or similar event shall not constitute a breach by the Subscriber of its obligations under this Subscription Agreement; provided that the relevant Subscriber shall inform the Issuer of such delay and remedy such situation as soon as practicable.

16

2.8.	Termination and Discharge; Optional Tranche C

Upon the full and final repayment in cash of all amounts outstanding under the Tranche A, Tranche B Amortized Bonds, and, if issued, Tranche C Amortized Bonds and the Non-Committed Tranche, to the satisfaction of the Holders, including all principal, accrued interest and any other amounts due and payable thereunder (and excluding for the avoidance of doubt any payment which is (a) is avoided or declared invalid, or (b) otherwise becomes repayable, or (c) proves to not have been effectively received), this Subscription Agreement and each of the Issue Agreements and of the Security Documents shall automatically terminate and cease to have any further force or effect, and the Company shall be fully and irrevocably discharged from any and all of its obligations thereunder, including, for the avoidance of doubt, any representations, warranties, covenants or undertakings.

Upon such repayment, all Security Interests created or contemplated under the Security Documents shall be unconditionally released and discharged, and shall cease to be enforceable, provided that the Security Agent shall, at the Company’s reasonable request and cost, execute and deliver any document or take any action reasonably required to evidence or give effect to such release.

Without prejudice to the foregoing, in the event that the Company elects not to drawdown the Tranche C Amortized Bonds, notwithstanding that all applicable conditions precedent to such drawdown have been satisfied, the Company will use its best efforts to inform the Representative in writing of such election as soon as reasonably practicable and, in any event, no later than 15 February 2027.

3.	Conditions Precedent

3.1.	The effective subscription of Tranche B Amortized Bonds and Tranche A (OCA) in accordance with the terms of the Tranche B Amortized Bonds Issue Agreement and OCA Issue Agreement will take place on the date the last of the following conditions is fulfilled or waived by the Subscribers (the "Completion Date"). Such conditions are provided for the sole benefit of Subscribers, which may waive all or any of them in writing no later than on Completion Date (the "Deadline")

(i)	Approval by the Issuer’s board of directors (conseil d’administration) and, if applicable, decision from the Chief Executive Officer, acting upon delegation from the Board of Directors, of:

(a)	the terms and conditions of the Subscription Agreement;

(b)	the issuance of the OCA and the ancillary documents including the terms and conditions of the OCA Issue Agreement as Schedule 3,

(c)	the issuance of the Tranche B Amortized Bonds Issue and the ancillary documents including the terms and conditions of the Tranche B Amortized Bonds Issue Agreement as Schedule 4 hereto,

(d)	the terms and conditions of the Tranche C Amortized Bonds Issue Agreement as Schedule 5 hereto,

17

(e)	the issuance of the Warrants and the ancillary documents including the terms and conditions of the Warrants Issue Agreement, as Schedule 6 hereto,

(f)	the terms and conditions of the Put Option Agreement, as Schedule 7 hereto,

(g)	the terms and conditions of the intercreditor agreement in agreed form attached as Schedule 8 hereto (the "Intercreditor Agreement");

(h)	the granting of the Security Interest created under the Security Documents; and

(i)	the terms and conditions of the Security Documents in agreed form attached as Schedule 9 hereto;

(ii)	Execution by and between the Issuer and the Amortized Bonds Subscribers of the Tranche B Amortized Bonds Issue Agreement;

(iii)	Execution by and between the Issuer and the OCA Subscribers of the OCA Issue Agreement;

(iv)	Execution by and between Issuer, Kreos Capital VIII Aggregator SCSp, and Claret European Growth Capital Fund IV Aggregator LP and Claret Kermode Fund II, SCSp.,of:

(a)	the Warrants Issue Agreement;

(b)	the Put Option Agreement;

(v)	Execution by and between the Issuer and the Subscribers of the Intercreditor Agreement;

(vi)	Execution by all parties thereto of the Security Documents;

(vii)	Confirmation by the Issuer that:

(a)	the EIB Financing has been repaid;

(b)	there is no Indebtedness other than (i) unsecured third-party Indebtedness of the Issuer and provided by financial institutions or banks other than Indebtedness as described in Schedule 10, and (ii) any other unsecured Indebtedness towards financial institutions or banks in the ordinary course of business of a maximum aggregate amount of EUR 7,000,000 as described in Schedule 10;

(c)	none of such indebtedness is secured;

(viii)	Confirmation by the Issuer that no Event of Default (or any event or circumstance specified in Article 9 (Events of Default) of the Tranche B Amortized Bonds Issue Agreement and OCA Issue Agreement which would, with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of any of the foregoing, become an Event of Default, has occurred and is continuing;

(ix)	The Issuer having served a Drawdown Notice in respect of both the Tranche B Amortized Bonds and OCA in accordance with the provisions of Clause 2.3 above; and

18

(x)	The Company having raised at least EUR 90 million of new money (gross proceeds) in the form of equity, unsecured convertible bonds, and/or other equity-linked instruments.

3.2.	If the Conditions Precedent are neither met by the Deadline nor waived by the Subscribers by such Deadline, this Subscription Agreement will be null and void and the Parties will be released on this date from any obligation or commitment resulting here from.

3.3.	If this Subscription Agreement is terminated in accordance with clause 3.2, the Subscribers shall be entitled to permanently retain the Deposit, save for if the conditions precedent are not met for a reason only attributable to any OCA Subscriber, in which case the Deposit shall be promptly returned to the Issuer.

3.4.	For each drawdown under Tranche C Amortized Bonds, the effective subscription of Tranche C Amortized Bonds in accordance with the terms of the Tranche C Amortized Bonds Issue Agreement shall be conditional upon the following additional conditions precedent to the conditions precedent set forth in Article 3.1, which are provided for the sole benefit of Amortized Bonds Subscribers, which may waive all or any of them in writing:

(i)	Issuance of the relevant number of Tranche C Amortized Bonds by the Issuer’s board of directors (conseil d’administration) or CEO (directeur général) acting pursuant to a delegation granted by the Issuer’s board of directors (conseil d’administration), in accordance with the provisions of article L.228-40 of the French Commercial Code and in accordance with the terms and conditions of the Issue Documents;

(ii)	Confirmation by the Issuer that no Event of Default (or any event or circumstance specified in Article 9 (Events of Default) of the Amortized Bonds Issue Agreements and OCA Issue Agreement which would, with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of any of the foregoing, become an Event of Default, has occurred and is continuing;

(iii)	The Issuer having served a Drawdown Notice in respect of the relevant number of Tranche C Amortized Bonds at the latest thirty (30) days before the requested subscription and funding date, which will not be later than 28th February 2027;

(iv)	As at the date on which the Issuer delivers the Drawdown Notice, the Debt to Market Capitalisation Ratio not being higher than ten percent (10.00%); and

(v)	Confirmation that the Issuer achieved the Primary Composite Endpoint ;

(vi)	Confirmation of the T3 Warrant Exercise or any other equity raise, for an aggregate amount of not less than EUR 100,000,000 (gross proceed).

4.	Commitments

4.1.	The Issuer undertakes with the Representatives (acting on instructions of the Majority Holders) that, from the Completion Date and for so long as any amount is or may be outstanding under this Subscription Agreement, and except with the prior written consent of the Representatives (acting on instructions of the Majority Holders), it shall (and shall procure that each Group Company will) to:

4.1.1.	Authorisations

obtain, maintain in force and effect and comply in all material respects with the terms of all authorisations, approvals, licences, exemptions, notarisations and consents required in or by any applicable laws and regulations to the extent failing to do so would have a Material Adverse Effect;

19

4.1.2.	Litigation

promptly upon becoming aware of them, deliver to the Representatives details of (i) any material litigation, arbitration or administrative proceedings, which are current or threatened in writing,, and which would, if adversely determined, have a Material Adverse Effect or result in a cost or liability for the Issuer of more than EUR 5,000,000 on a single basis pursuant to a final and binding order, judgment or award, which has been regularly notified to the Issuer and with no possible recourse and (ii) any judgment or order of a court, arbitral body or agency which is made against any Group Company, and which would, if adversely determined, have a Material Adverse Effect;

4.1.3.	Events of Default

promptly inform the Representatives of the occurrence of any Event of Default (or any event or circumstance specified in Article 9 of the Amortized Bonds Issue Agreements (Events of Default) or in Article 8 of the OCA Issue Agreement which would, with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of any of the foregoing become an Event of Default), and, upon receipt of a written request to that effect from the Representatives, confirm to the Representatives that, save as previously notified to the Representatives or as notified in that confirmation, no such event has occurred;

4.1.4.	Negative Pledge

(i)	without prejudice to the Security Documents and the Intercreditor Agreement, not:

(a)	create or allow to subsist, any Security Interest over the whole or any part of the assets of the Issuer; or

(b)	permit or agree to any material adverse variation or modification of any asset covered by a Security; or

(c)	pledge or assign by way of security, without the Security Agent’s prior written consent or as authorised in the Security Documents, of all or part of the Intellectual Property rights covered by the Security Documents.

(ii)	Sub-paragraph (i) above does not apply to any Permitted Security, where “Permitted Security” means:

(a)	any Security;

(b)	any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	any payment or close out netting or set-off arrangement pursuant to any Permitted Hedging, but excluding any Security under a credit support arrangement in relation to a hedging transaction;

(d)	any lien arising by operation of law if in the ordinary course of business or trading; or

20

(e)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any Group Company.

(f)	any Security not otherwise permitted pursuant to any of the above paragraphs granted as security for any indebtedness the principal amount of which does not exceed EUR 2,500,000) (or its equivalent in another currency or currencies).

(g)	any security for Taxes, fees, assessments or other government charges or levies, which are not yet due, or which are being contested in good faith and for which the Issuer maintains adequate reserves on its books, if they have no priority over any of the Transaction Security documents (unless by operation of law).

4.1.5.	Distribution of dividends

refrain from:

(i)	declaring, making or paying any dividends charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital) or any other amounts eligible under French corporate law;

(ii)	repaying or distributing any dividend or share premium reserve;

(iii)	paying any management, advisory or other fee to or to the order of any of shareholders holding more than 10% of the share capital of the Issuer; or

(iv)	redeeming, repurchasing, defeasing, retiring or repaying any of its share capital or resolving to do so except in the context of Article L.225-209-2 of the Code de commerce,

in each case without the prior consent of both of the Representatives (acting on instructions of the Majority Holders) which may not be unreasonably withheld or delayed, except for the avoidance of doubt, for distributions under the royalties certificates issued to shareholders of the Issuer on 31 August 2023 and 18 July 2024, in accordance with their initial terms.

4.1.6.	Insurance

maintain adequate risk protection through insurances on and in relation to its business and assets to the extent reasonably required on the basis of good business practice taking into account, inter alia, its (and any Group Company's) financial position and nature of operations. All insurances must be with reputable insurance companies or underwriters;

4.1.7.	Indebtedness

not incur or allow to remain outstanding any Indebtedness, with the exception of the following (“Permitted Financial Indebtedness”):

(i)	Indebtedness incurred under the Issue Documents.

21

(ii)	Any additional unsecured Indebtedness in an aggregate outstanding principal amount not exceeding EUR 10,000,000 (ten million euros) at any time;

(iii)	Any unsecured existing Indebtedness under the EIB Financing until the earlier of (x) the date falling 30 Business Days from the date of this Agreement and (y) Completion Date;

(iv)	Any other existing unsecured Indebtedness in an aggregate outstanding principal amount not exceeding (seven million euros) EUR 7,000,000 at any time;

(v)	In respect of a Permitted Guarantee;

(vi)	Indebtedness arising out of Permitted Hedging, provided that they are incurred for the purpose of fixing, hedging, swapping or otherwise managing interest rate, commodity price or foreign currency exchange rate risk and not for speculative purposes;

(vii)	Under any Finance Lease if the aggregate liability in respect of the equipment leased does not at any time exceed EUR 7,000,000 (seven million euros) (or its equivalent in another currency or currencies);

(viii)	Under a royalty deal agreement (a "Royalty Agreement") related to the Lanifibranor under which the Issuer may receive one or several lump sum payment(s) in consideration of a percentage of the future sales of the Lanifibranor, provided that:

i.	the annual aggregate amount to be paid by the Borrower under a Royalty Agreement does not exceed an amount corresponding to 5% of the annual net sales of Lanifibranor as defined and determined in such Royalty Agreement; or

ii.	the maximum aggregate amount (calculated from the signing of a Royalty Agreement until its expiration date) to be paid by the Borrower under a Royalty Agreement does not exceed an amount equal to four (4) times the lump sum payments received by the Issuer under such Royalty Agreement;

(ix)	Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price to the extent such obligations constitute Indebtedness or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or person or any share of a Subsidiary of the Issuer, provided that the maximum liability of the Issuer in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Issuer and its Subsidiaries in connection with such disposition; and

(x)	Any Indebtedness with the prior consent of the Majority Holders.

The Issuer shall not (and shall ensure that no Group Company shall) incur or allow to remain outstanding any Indebtedness owing to any shareholder of a Group Company (excluding other Group Companies) or any persons or companies related to them, unless such Indebtedness is Permitted Financial Indebtedness or is on terms (including interest, repayment and subordination) satisfactory to the Holders.

22

4.1.8.	Subordination

Unless otherwise expressly authorised by both of the Representatives (acting on instructions of the Majority Holders) respectively appointed under the Amortized Bonds Issue Agreements and OCA Issue Agreement in accordance with the terms of the Intercreditor Agreement, subordinate and rank any existing Indebtedness between the Issuer and any Affiliate (within the meaning assigned in the Intercreditor Agreement), after the rights and interests created by the Issue Documents.

4.1.9.	Financial covenants

4.1.9.1.	As long as any amount is or may be outstanding under the Issue Documents, the Issuer shall maintain a minimum cash and cash equivalent amount of EUR 30,000,000 at all times with the following repartition and shall grant the Representative, on each Business Day and at such Representative's request, access to such cash amount for the purposes of testing compliance with the provisions of this clause,:

This amount will be held in one or more accounts located in Luxembourg on which the Holders shall have a perfected Security.

Notwithstanding the above, the accounts shall continue to operate subject to the terms of the Security Documents.

In particular:

(a)	the Issuer shall be entitled to freely access, operate and dispose of the accounts; and

(b)	no Holder shall have any right to interfere with, restrict or condition the operation of the accounts by the Issuer, unless and until the enforcement of the Security Interest;

For the avoidance of doubt, any information relating to the accounts or otherwise obtained by any Holder in the course of any review, monitoring or due diligence conducted pursuant to this

Subscription Agreement:

(i)	is provided for information purposes only; and

(ii)	except in the context of Security Interest, shall not be relied upon by any Holder to challenge, restrict or otherwise affect the validity, performance or enforceability of any transaction, operation or instruction carried out by the Issuer in respect of the accounts in compliance with the terms of this Subscription Agreement;

This covenant (i) shall cease to apply upon the Issuer delivering a written notice to the Holders evidencing that it has achieved a Market Capitalisation of at least EUR 2,000,000,000 determined by reference to the Market Capitalisation as the close of trading on each Trading Day over a period comprising fifteen (15) consecutive Trading Days and (ii) shall immediately and automatically re-apply should Market Capitalisation as at the close of trading fall below EUR 2,000,000,000 over a period comprising seven (7) consecutive Trading Days (and the Issuer shall promptly notify the Holders of the occurrence of such re-application);

4.1.9.2.	As long as any amount is or may be outstanding under the Issue Documents, the Issuer shall hold in accounts located in the Luxembourg, from September 30, 2026, the lesser of:

(i)	EUR 75,000,000 (less any repayment or prepayment), and

23

(ii)	Two thirds (2/3) of the Group Total Consolidated Cash & Cash Equivalents Balance.

The remaining amount may be held in France and/or any other mutually agreed jurisdiction.

The Issuer shall ensure that all cash refer to this clause 4.1.9.2 and held in Luxembourg shall be maintained in bank accounts with immediate, same day availability and no withdrawal restrictions.

Notwithstanding the above, this covenant shall cease to apply upon the Issuer completing the Primary Composite Endpoint and the T3 Warrant Exercise or any other equity raise of not less than EUR 100,000,000 (gross proceed).

4.1.10.	Sanctions and Anti-Money Laundering

(i)	provide to the Holders, upon written request, all documents, confirmations and evidence required by the Holders to satisfy its "know your customer" (KYC) requirements or similar identification checks in order to meet its obligations from time to time under applicable money laundering, or similar, laws and regulations;

(ii)	at all times comply with the requirements of all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions;

(iii)	provide the Subscribers with, upon written request, any information regarding the Issuer and any of its Subsidiaries and each of their respective shareholders holding more than 10 % of the share capital of the Company and to the extent available to the Issuer (or any ultimate beneficial owner thereof) necessary for the Subscribers to comply with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions;

(iv)	maintain in effect and enforce policies and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and

(v)	not be resident, located or incorporated in or operating from a Designated Jurisdiction.

Notwithstanding any other provision of this Subscription Agreement, the Issuer shall not use, and shall ensure that no Subsidiary, nor its or their respective directors, officers, employees, agents and representatives shall knowingly use, the proceeds of any amount drawn under the Issue Documents, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, (ii) to fund, finance or facilitate any activities, business or transaction of or with any Sanctioned Person or in any Designated Jurisdiction, or (iii) in any other manner that would or could reasonably be expected to result in the violation by any party of any applicable Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws;

4.1.11.	ESG

(i)	comply with any material Environmental Law and implement procedures to monitor compliance with and to prevent liability under any Environmental Law;

(ii)	(a) provide the Subscribers with a completed ESG questionnaire (in the form provided to it by the Subscribers) annually, by the deadline requested in such questionnaire; and (b) promptly provide to the Subscribers such other information as the Subscribers may reasonably request from time to time (in the form required by the Subscribers) concerning the Issuer’s and/or any subsidiary’s environmental, social and governance policies, procedures and best practices, so as to enable the Subscribers to be compliant with applicable laws, regulations and their reporting obligations;

24

(iii)	not (and shall procure that each of its Subsidiaries), to the best of its knowledge (acting with due care and enquiry) derive any of its revenue or profit from (a) the growth and/or manufacture of tobacco or tobacco products, (b) the sex and/or adult entertainment industry, including prostitution and the production and/or sale of pornography, (c) the extraction and/or production of oil or gas (i.e. upstream oil and gas activities), (d) the mining and/or extraction of thermal coal, (e) food speculation, (f) commercial logging operations, (g) the fur industry, including farming, trading and/or manufacturing, (h) cross-border trade in waste and waste products, (i) hazardous chemicals, (j) distilled alcohol, (k) conventional weapons or ammunition, or production of any key component thereof, (l) nuclear, biological and chemical weapons, cluster bombs, landmines and uranium ammunition or any key component of any of the foregoing, (m) gambling companies or casinos, including online casinos and/or betting offices, (n) any cryptocurrencies that are intended to be used for online gambling or any other illegal online transactions, (o) any business which impinges on lands owned, or claimed under adjudication, by indigenous people, (p) fossil fuel-based energy production and related activities, and/or (q) electronic data programs or solutions which are intended to enable illegal entry into electronic data networks or to download electronic data ;

4.1.12.	Banking Entity, Broker Dealer Entity and Covered Foreign Persons

(i)	not at any time be a Covered Foreign Person;

(ii)	not at any time be a Banking Entity or a Broker Dealer Entity.

4.1.13.	Compliance with laws

comply in all respects with all laws, ordinances and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect;

4.1.14.	Tax residence

not change its residence for tax purposes;

4.1.15.	Company name

not change its company name without prior written approval from the Holders, such consent not to be unreasonably withheld or delayed;

4.1.16.	Taxes

(and shall procure that each Subsidiary shall) pay and discharge all taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that (i) such payment is being contested in good faith, (ii) adequate reserves are being maintained for those taxes and the costs required to contest them, (iii) such payment can be lawfully withheld and (iv) failure to pay those taxes has not and is not reasonably likely to have a Material Adverse Effect;

25

4.1.17.	Notification of judgments

provide to the Representatives, promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against the Issuer or any of its Subsidiaries, and which might have a Material Adverse Effect;

4.1.18.	Information

(i)	provide the Holders with such financial or other information related to the Issuer's business as the Holders may reasonably request which is available to the Issuer and which is reasonably relevant to the monitoring by the Holders of their debt position and exposure, except to the extent that such information constitutes (i) ‘inside information’ within the meaning of Regulation (EU) No 596/2014 on market abuse, (ii) personal data, or (iii) material or sensitive scientific information. For the avoidance of doubt, the Issuer shall not be obligated to engage third parties or incur any extraordinary costs or expenses to generate or create the information requested.

(ii)	determine within five Business Days of the receipt of the request whether the information falls within one of the 3 exceptions listed in paragraph (i) above and in the event that the information is Material Non-Public Information and therefore cannot be disclosed at that time, the Issuer would use its reasonable efforts to present such information at the next board meeting.

4.1.19.	Maintenance of consents

(and shall procure that each Subsidiary shall) maintain in force and promptly obtain or renew all consents required (i) for the Issuer and each Subsidiary to perform its obligations under the Issue Documents, (ii) for the legality, validity, admissibility or enforceability of the Issue Documents, and (iii) for the Issuer and each Subsidiary to continue to own its material assets, and the Issuer shall, and shall procure that each Subsidiary shall, comply with the terms of all such consents;

4.1.20.	Disposal of assets

(i)	not (and shall procure that no Subsidiary shall), by one or a series of transactions, whether related or not and whether at one time or over a period of time:

(a)	dispose of all or any part of any Group Company's business or assets (including any shares or security of any entity or a business or undertaking, or any interest in any of them);

(b)	enter into any sale and repurchase agreement covering all or substantially all of its assets of any Group Company; or

(c)	sell, transfer or otherwise dispose of any of its receivables.

26

(ii)	Sub-paragraph (i) above does not apply to any Permitted Disposal (provided that such disposal does not affect the validity, legality and enforceability of, or the effectiveness or ranking of the Holders’ Security) where “Permitted Disposal” means:

(a)	any disposal made with the prior written consent of the Majority Holders;

(b)	any disposal made on arm's length terms in the ordinary course of business of a Group Company;

(c)	any disposal made on arm's length terms and at fair market value for cash, which is reinvested within twelve (12) months of receipt of such cash proceeds in assets of comparable or superior type, value and quality;

(d)	any disposal made on arm's length terms in exchange for other assets comparable or superior as to type, value and quality;

(e)	any disposal made on arm’s length terms by one Group Company to another Group Company where the Holders have Security over that latter Group Company;

(f)	any disposal constituted by a licence or any other form of exploitation of Intellectual Property made at arm’s length terms;

(g)	any disposal made in relation to non-material assets which have depreciated to less than 25% (twenty five per cent.) of their initial value or which are obsolete;

(h)	any disposal arising as a result of Permitted Security;

(i)	any actions or disposal (including, for the avoidance of doubt, any licences and patents and patents maintenance and patents prosecutions) relating to patents, patents application or any other Intellectual Property other than Registered Patents as set out in section 4.1.25;

(j)	any transfer, sell, disposal, licence, assignment, of any asset up to one million euros (EUR 1,000,000) per annum or as otherwise permitted under the Security Documents ;

(k)	any transfer, sell, disposal, licence, assignment, of all or part of the Company's site located in Dijon;

(l)	any transfer, sell, disposal, licence, assignment, partnership, collaboration, relating to all or part of the Company's pre-clinical Yap-Tead program (including, without limitation all intellectual property rights in relation thereto); or

(m)	any transfer, sell, disposal, licence, assignment, partnership, collaboration, relating to all or part of the Company's NR4A1 program (including, without limitation all intellectual property rights in relation thereto).

The Issuer shall give immediate notice to the Representatives of any judicial process or encumbrance affecting any asset which is the subject of a Security Interest pursuant to any Security Document;

27

4.1.21.	Quasi-security

not (and shall ensure that no Subsidiary shall) (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are leased to or intended to be re-acquired by the Issuer or any Subsidiary, (ii) sell, transfer or otherwise dispose of any of its receivables, (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts, or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Indebtedness or of financing the acquisition of an asset;

4.1.22.	Maintenance of assets

maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary for the conduct of its business;

4.1.23.	Permitted Hedging

The Issuer shall not enter into any derivative transaction other than Permitted Hedging, where "Permitted Hedging" means:

(i)	any derivative transaction to hedge actual or projected exposure arising in the ordinary course of trading and not for speculative purposes; and

(ii)	any derivative instrument of the Issuer which is accounted for on a hedge accounting basis but is not entered into for speculative purposes.

4.1.24.	Intellectual Property

(and shall procure that each Subsidiary shall) (i) use reasonable endeavours preserve and maintain the subsistence and validity of all material Intellectual Property necessary for its business, (ii) use reasonable endeavours to take action against, any infringement in any material respect of the Intellectual Property necessary for its business, (iii) prosecute and maintain all applications and registrations in respect of the Registered Patents and trademarks necessary for its business and pay all registration fees and taxes necessary to maintain such Registered Patents and trademarks in full force and effect, (iv) not take any step or omit to take any step in respect of such Registered Patents and trademarks which may materially and adversely affect the existence or value of such Registered Patents and trademarks, and (v) not discontinue the use of such Registered Patents and trademarks necessary for its business, unless such Registered Patents and trademarks has been the subject of a valid resolution of a quorate and duly-convened meeting of the board of directors confirming that any such Intellectual Property is either immaterial or no longer required in the ordinary course of the Issuer’s business;

4.1.25.	Mergers and restructurings

not (and shall procure that no Subsidiary shall) enter into any amalgamation, demerger, merger or corporate reconstruction;

4.1.26.	Arm’s length transactions

not (and shall procure that each Subsidiary shall not) carry on any trade or business with a company or acquire any assets, shares or equipment, other than in the normal course of business and upon an arm’s length basis;

28

4.1.27.	Acquisitions

not (and shall (i) procure that no Subsidiary shall) incorporate or acquire any affiliate or acquire a company or any shares or securities or acquire a business or undertaking without the prior written consent of the Representatives (acting on instructions of the Majority Holders), with the exception of (a) the incorporation of any new Subsidiary in the context of the Issuer's business expansion or operations and where such Subsidiary is not expected to become a Material Group Company; and (b) the taking of a minority equity stake in a third party company in the context of a license out of Issuer's non-material assets or a research or development collaboration where such minority equity stake is valued at a maximum of 3 million euros, subject to (i) no Event of Default being continuing, (ii) Security being granted over such equity stake upon request from the Holders and (iii) such third party company or new Subsidiary being duly incorporated and exercising its activity in a country which is a member of the Organisation for Economic Co-operation and Development (OECD);

4.1.28.	Joint Ventures

not (and shall ensure that no Subsidiary shall) enter into, invest in or acquire any shares, stocks, securities or other interest in any joint venture or transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a joint venture or maintain the solvency of or provide working capital to any joint venture (or agree to do any of the foregoing), with the exception of (a) the incorporation of any new Subsidiary in the context of the Issuer's business expansion or operations and where such Subsidiary is not expected to become a Material Group Company; and (b) the taking of a minority equity stake in a third party company in the context of a license out of Issuer's non-material assets or a research or development collaboration where such minority equity stake is valued at a maximum of 3 million euros, subject to (i) no Event of Default being continuing, (ii) Security being granted over such equity stake upon request from the Holders and (iii) such third party company or new Subsidiary being duly incorporated and exercising its activity in a country which is a member of the Organisation for Economic Co-operation and Development (OECD);

4.1.29.	Guarantees

The Issuer shall not, and shall procure that no other Group Company shall, issue or allow to remain outstanding any guarantees in respect of any liability or obligation of any person other than Permitted Guarantee, where "Permitted Guarantee" means:

(i)	guarantees issued in the ordinary course of trade by any Group Company:

(ii)	under any Guarantee Agreement;

(iii)	under any negotiable instruments;

(iv)	in connection with any performance bond;

(v)	in connection with any Permitted Financial Indebtedness; or

(vi)	with the prior written consent of the Majority Holders;

(vii)	issued by one Group Company to another Group Company

29

4.1.30.	Loans

The Borrower shall not, and shall ensure that no other member of the Group will, be a creditor in respect of any Indebtedness, save for:

(i)	any trade credit extended by any Group Company to its customers on normal commercial terms and in the ordinary course of its trading activities;

(ii)	any loan made by one Group Company to another Group Company;

(iii)	any advance payment made on arm's length terms in the ordinary course of business to a third-party contract manufacturing organization or contract development and manufacturing organization in order for such third-party to commence the relevant manufacturing and/or contract development; and

(iv)	any other Indebtedness or loan advanced to or made available by any Group Company with the prior written consent of the Majority Holders.

4.1.31.	Transfers to unsecured Subsidiaries

not (and shall procure that each Subsidiary shall not) fund (by way of equity subscription or otherwise) and/or transfer (by way of intra-company loan or otherwise) any cash proceeds or cash equivalents to any Subsidiary which has not granted a Security Interest to the Subscribers over all or substantially all of its assets, in an aggregate amount in respect of all such Subsidiaries exceeding EUR 10,000,000 per financial quarter. The Issuer shall procure that any such Subsidiary shall not at any time hold or otherwise be entitled to assets (including cash or cash equivalents) with an aggregate amount exceeding EUR 2,500,000 , and in the event of a breach of this undertaking, the Issuer shall inform the Representatives as soon as possible and in any event within three (3) Business Days of such breach occurring;

4.1.32.	Existing Indebtedness

not (and shall procure that each Subsidiary shall not) amend any of the terms of, or increase any amounts owing under, any existing Indebtedness, without the prior written consent of the Representatives (acting on instructions of the Majority Holders);

4.1.33.	No change of business

procure that no substantial change is made to the general nature of the business of the Issuer or its Subsidiaries from that carried on at the date of this Subscription Agreement;

4.1.34.	No sub-participation

not (and shall procure that no Subsidiary shall) purchase by way of assignment or transfer, enter into any sub-participation in respect of, or enter into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any amount outstanding under this Subscription Agreement or any Issue Document;

30

4.1.35.	Animal testing

not (and shall (i) procure that each Subsidiary and its and their respective officers, employees, and affiliates, (ii) use its reasonable efforts that each of its, and its Subsidiaries, respective agents and directors, shall not), to the best of its knowledge (acting with due care and enquiry) undertake any animal testing procedures or animal experimentation unless the Issuer or the relevant Subsidiary (i) has committed to the application of industry standard “three R-principles” with respect to such animal testing procedures or animal experimentation, (ii) uses reasonable efforts to carry out any animal testing procedures or animal experimentation in accordance with EU- (as enacted into national laws) and/or US-regulations, (iii) uses reasonable efforts to ensure that any Contract Research Organization or Clinical Research Organization outside of the EU adheres to the Association for Assessment and Accreditation of Laboratory Animal Care International guidelines or a comparable standard, and (iv) provides an annual report, if applicable, on its activities related to animal testing on endangered species or non-human primates containing all information requested by the Representatives in their sole discretion;

4.1.36.	Costs associated with Charged Assets

be responsible for all costs associated with the Charged Assets including all tax assessments, insurance premiums, operating costs as well as any fees associated with registering of any Security granted in connection with the Security Documents.

4.1.37.	Further assurances

at the request of the Holders from time to time, any Material Group Company, which is not a Guarantor, shall execute a Guarantee Agreement, in form and substance reasonably satisfactory to the Holders, provided that in respect of Inventiva Inc, the execution of any such Guarantee Agreement shall be subject to a cost and benefit analysis to be conducted in good faith between the Parties;

at the request of the Holders from time to time (and shall procure that each relevant Group Company which had granted Security shall) promptly execute and deliver such further documents creating Security Interests in favour of the Security Agent over such assets of the relevant Group Company and in such form as the Security Agent may require in its discretion from time to time to: (i) secure all monies, obligations and liabilities of the Issuer and/or any Group Company to the Holders; (ii) facilitate the realisation of the Charged Assets; and/or (iii) exercise the powers conferred on the Security Agent or a receiver or administrator appointed under any Security Document, from time to time.

4.1.38.	Financial reporting and board observers

(i)	Subject to restrictions and conditions set forth by the EU regulation n°596/2014 (the “MAR Regulation” entered into force on July 3rd, 2016), by applicable US laws and regulations (including SEC regulations), from the date of this Subscription Agreement and for so long as any amount is or may be outstanding under this Subscription Agreement, the Holders will have the right to receive, and the Issuer undertakes to provide the Holders promptly with: annual audited consolidated financial statements, at the same time they are provided to the French Market Authority through ONDE website

(ii)	representation at the Issuer’s board of directors (conseil d’administation) through the appointment of Kreos Capital VIII (UK) Ltd. and Claret European Specialty Lending Company IV, S.à r.l., each as an observer (censeur) subject to the approval of the amendments of the Company's by-laws at the next general shareholders meeting of the Issuer. Only one observer shall attend the meetings of the Board of Directors at any given time. In no event shall such observer disclose or communicate to any third party or any person within its company or group any documents or information received in connection with the Board meetings. For the avoidance of doubt, owing to their status as observers, both Subscribers will have the right to receive all information and materials provided to the board of directors of the Issuer, at the same time as such materials are provided to directors, subject only to customary redactions in respect of legally privileged information or where disclosure would create a conflict of interest with the Subscribers in their capacity as lenders. The Subscribers acknowledge that, as a consequence, from the date of this Subscription Agreement, they will (as well as subsequent Holders) be listed as a permanent insider with respect to Issuer, in accordance with MAR Regulation’s provisions.

31

4.1.39.	Additional Security

The Issuer shall at its own cost by no later than thirty (30) Business Days from the Completion Date, (x) enter into security interests agreements in favour of the Security Agent (acting for and on behalf of the Holders) over all registered trademarks, granted patents, and registered domain names owned by the Issuer and registered or otherwise protected under the laws of (i) the Federal Republic of Germany, pursuant to security documents governed by German law and (ii) the United Kingdom, pursuant to security documents governed by the laws of England and Wales, and in a form and on such terms which is substantially similar to the Pledge of Intellectual Property Rights Agreement and the US Pledge of Intellectual Property Rights Agreement, provided that no recordal or registration of the security interests shall be required to be made under such agreements, in each case in form and substance reasonably satisfactory to both parties.

4.1.40.	Prepayment Warrants Issue Agreement

The Issuer shall at its own cost execute the Prepayment Warrants Issue Agreement in form and substance reasonably satisfactory to the Holders.

5.	Representations and warranties

The Issuer makes the representations and warranties in this clause 5. on the date of this Agreement, and, where applicable, on each Drawdown Date and Interest Payment Date (for itself and each of its Subsidiaries), by reference to the facts and circumstances existing on each such date, and subject to any additional information provided by the Issuer to the Subscribers on or prior such Interest Payment Date. The Issuer acknowledges (for itself and each of its Subsidiaries) that the Subscribers will subscribe respectively to Amortized Bonds and OCA in reliance to those representations and warranties.

The Issuer’s representations and warranties set out in this Subscription Agreement shall survive the execution and dating of this Subscription Agreement and shall (if capable of repetition) be deemed to be repeated on each Drawdown Date and each Interest Payment Date with respect to the facts and circumstances then existing, as if made at such time.

5.1.	Due incorporation

(i)	It is a duly incorporated limited liability company validly existing under the law of its jurisdiction of incorporation; and

(ii)	It has the power to own its assets and carry on its business as it is being conducted.

32

5.2.	Powers

It has the power and authority to (i) execute, deliver and perform its obligations under the Issue Documents and the transactions contemplated by them and (ii) to grant the Holders a first priority Security Interest in respect of the Charged Assets pursuant to the Security Documents to which it is or is to be party.

5.3.	Non-contravention

The execution, delivery and performance of the obligations in, and transactions contemplated by, the Issue Documents to which it is a party do not and will not contravene or conflict with:

(i)	its constitutional documents;

(ii)	any agreement or instrument binding on it or constitute a default or termination event (however described) under any such agreement or instrument; or

(iii)	any material law or regulation or judicial or official order, applicable to it.

5.4.	Authorisations

It has taken all necessary action and obtained all required or desirable consents, licences approvals and authorisations to enable it to execute, deliver and perform its obligations under the Issue Documents and the transactions contemplated by them and to make them admissible in evidence in its jurisdiction of incorporation (subject to any registration with the French tax authorities and/or French translation by a sworn translator which may be required) and any such authorisations are in full force and effect.

All authorisations, the absence of which would have a Material Adverse Effect on the Company’s activities, and which are necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect.

5.5.	Binding obligations

(i)	its obligations under the Issue Documents to which it is a party are legal, valid, binding and enforceable; and

(ii)	the Security Documents create (or, once entered into, will create) valid, legally binding and enforceable Security Interest for the obligations expressed to be secured by it.

5.6.	No default

No Event of Default (or any event or circumstance specified in Article 9 (Events of Default) of each of the Amortized Bonds Issue Agreements and OCA Issue Agreement which would, with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of any of the foregoing, become an Event of Default), has occurred and is continuing or might reasonably be expected to result from the making of any Drawdown or from the entry into and performance of any transaction contemplated by an Issue Document.

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Issuer or any other Group Company or to which its (or any of Group Company’s) assets are subject which may constitute a Material Adverse Effect.

33

5.7.	Information

The information, in written or electronic format, supplied to the Subscribers or the Representatives by the Issuer or on its behalf in connection with the Issue and the Issue Documents was, at the time it was supplied or at the date it was stated to be given (as the case may be):

(i)	if it was factual information true and accurate in all material respects;

(ii)	if it was a financial projection or forecast, prepared on the basis of recent historical information and on the basis of reasonable assumptions;

(iii)	not misleading in any material respect, nor rendered misleading in any material respect by a failure to disclose other information,

except to the extent that it was amended, superseded or updated by more recent information supplied to the Subscribers or the Representatives by the Issuer or on its behalf.

5.8.	Financial statements

All financial statements delivered to the Subscribers or the Representatives in respect of the Issuer were prepared in accordance with standards and practices generally accepted in its jurisdiction of incorporation and give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations during the relevant accounting period and were approved by its directors in compliance with applicable laws.

All financial and other written information furnished by or on behalf of the Issuer in connection with the negotiation of the Issue Documents and delivered to the Holders pursuant to the Issue Documents were true and accurate in all material respects when given, there are no other facts or matters the omission of which would have made any statement or information contained therein misleading in any material respect and all projections and statements of belief and opinion given to the Holders were made in good faithafter due and careful enquiry.

Except as disclosed by the Issuer, since publication of the financial statements, there has been no change in the in the business or financial condition of the Group which would have a Material Adverse Effect.

5.9.	No material adverse change

Except as disclosed by the Issuer, there has been no change in the business, assets, or financial condition of the Issuer since the date of this Agreement which would have a Material Adverse Effect.

5.10.	No litigation

No litigation, claim, action, corporate action, legal proceeding, investigation, arbitration, administrative proceedings or other procedure or circumstance (including any creditors’ process) are taking place, pending or, to the Issuer’s knowledge, threatened against any Group Company, any of its directors or any of its assets, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

34

5.11.	No filing or stamp duty required

it is not necessary under the laws of the Issuer and each Group Company’s jurisdiction of incorporation that any Issue Documents be filed, recorded or enrolled with any court or other authority in the applicable jurisdiction of incorporation or that any stamp, registration or similar tax be paid on or in relation to any Issue Documents;

5.12.	Pari passu

Its payment obligations under the Issue Documents rank at least pari passu with all existing and future obligations (including contingent obligations), except for those mandatorily preferred by law applying to companies generally.

The Security Interests created under the Security Documents have or will have first ranking priority and are not subject to any prior ranking or pari passu ranking Security Interests.

5.13.	Ownership of assets and Intellectual Property

The Issuer and each other Group Company is the legal owner of, and has good, valid and marketable title to, all the material assets necessary for its business, or has all appropriate rights to use all the material assets necessary to its business and no Security Interest exists over its material assets, except for the Security created pursuant to the Security Documents.

The Issuer and each other Group Company is the sole legal and beneficial owner of, the patents and trademarks necessary for its business, except for: (i) non-exclusive licences granted to its business partners in the ordinary course of business on arm’s length terms; and (ii) over-the-counter software that is commercially available to the public.

No material part of any Intellectual Property owned by the Issuer or a Group Company has been judged invalid or unenforceable, in whole or in part.

Neither the Issuer or a Group Company, in carrying on its business, infringes any Intellectual Property of any third party in any respect which has had, or is reasonably likely to have, a Material Adverse Effect.

5.14.	Centre of main interests and establishments

For the purposes of Council Regulation 2015/848 on insolvency proceedings (Insolvency Regulation recast), its “centre of main interests” is its jurisdiction of incorporation.

5.15.	Sanctions and Anti-Money Laundering

None of the Issuer, any of its Subsidiaries, and, to the knowledge of the Issuer, none of the director, officer or employee of the Issuer or any of its Subsidiaries, nor, to the knowledge of the Issuer, any agent, shareholder (or any ultimate beneficial owner thereof) or representative of the Issuer or any of its Subsidiaries, is or are a Sanctioned Person or currently the subject or target of any applicable Sanctions nor is, has been, or is engaged in any transaction, activity or conduct that has or could reasonably be expected to result in it or them being in breach of Sanctions or a Sanctioned Person;

35

The Issuer and each of its Subsidiaries and, to the knowledge of the Issuer, each of their respective directors, officers and employees, and, to the knowledge of the Issuer, each of the Issuer’s and the Subsidiaries’ respective agents and representatives, is and are and have conducted their business in compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions;

None of the Issuer, each of its Subsidiaries and, to the knowledge of the Issuer, none of their respective directors, officers and employees nor, to the knowledge of the Issuer, any of their respective agents or representatives is an individual or entity that is, or is owned or controlled by persons that are: (i) the subject or target of any Sanctions or Anti-Corruption Laws; or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Designated Jurisdictions;

No use of proceeds or transaction contemplated by this Subscription Agreement will violate applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions;

The Issuer and each of its Subsidiaries have instituted and maintain in effect policies and procedures reasonably designed to ensure compliance by the Issuer and each of its Subsidiaries and their respective directors, officers, employees, agents and representatives with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

5.16.	Subsidiaries

Each of its Subsidiaries is duly organised and validly existing under the laws of its respective jurisdiction of incorporation. The Issuer has no Subsidiaries other than Inventiva Inc. or otherwise disclosed to the Subscribers in writing on or before the date of this Agreement.

5.17.	No insolvency

No corporate action, legal proceeding or other procedure or circumstance (including any creditors’ process) in respect of any suspension of payments, moratorium, winding-up, dissolution, administration, reorganisation, composition or arrangement with creditors, or appointment of a liquidator, receiver, administrator or similar officer, has been taken or, to the knowledge of the Issuer, threatened in writing in relation to the Issuer or any of its Subsidiaries.

5.18.	No tax deduction

Neither the Issuer nor any of its Subsidiaries is required to make any deduction in respect of any taxes from any payment it may make under any Issue Document to the Subscribers.

5.19.	No judgment or order

No judgment or order of a court, arbitral body or governmental agency which is reasonably likely to have a Material Adverse Effect has been made against the Issuer or any of its Subsidiaries.

5.20.	No Indebtedness

Neither the Issuer nor any of its Subsidiaries has any Indebtedness other than (i) Indebtedness incurred under the Issue Documents and (ii) any other Permitted Financial Indebtedness expressly permitted pursuant to Article 4.1.7 of this Subscription Agreement.

5.21.	No Security Interests

Neither the Issuer nor any of its Subsidiaries has granted any Security Interest over its assets to any third party except for the security created pursuant to the Security Documents and the Permitted Security.

36

5.22.	No cross-default

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Issuer or any of its Subsidiaries or to which any of their assets are subject which may have a Material Adverse Effect.

5.23.	Compliance with laws

Neither the Issuer nor any of its Subsidiaries has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

5.24.	No patents and trademarks invalidity

No material part of any issued patent owned by the Issuer or any of its Subsidiaries has been judged invalid or unenforceable, in whole or in part.

5.25.	Registered Patents maintenance

The Issuer and each of its Subsidiaries has taken all formal or procedural actions (including payment of fees) as required to: maintain its Registered Patents

5.26.	No Registered Patents challenge

Neither the Issuer nor any of its Subsidiaries is aware of any current, pending or threatened challenge or objection by any third party to its use of any Registered Patents, or the infringement of any of its Registered Patents by any third party, in each case where such challenge, objection or infringement has caused, or is reasonably likely to cause, a Material Adverse Effect.

5.27.	Data protection

The Issuer and each of its Subsidiaries is in compliance in all material respects with the EU General Data Protection Regulation 2016/679, and any other analogous legislation in any applicable jurisdiction.

5.28.	Recognition of Judgment

Any judgment obtained in France in relation to an Issue Document will be recognised and enforced in its jurisdiction of incorporation.

6.	Remedies and waivers

6.1.	No failure, delay or other relaxation or indulgence on the part of the Subscribers to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

6.2.	All rights of the Subscribers contained in this Subscription Agreement are in addition to all rights vested or to be vested in it pursuant to the other Issue Documents, common law or statute.

37

6.3.	Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Issue Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

7.	General

7.1.	Each of the provisions of this Subscription Agreement is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In such case, the Parties shall do their best effort to take appropriate actions to replace such provision with an economically equivalent provision which is valid, legal and enforceable.

7.2.	All agreements, covenants, representations, warranties and indemnities given by the Issuer contained in this Subscription Agreement or in the Issue Documents or other documents delivered pursuant hereto or in connection herewith and continuing, shall survive and remain binding following the execution and delivery of this Subscription Agreement and/or the Issue Documents, and the confidentiality undertakings and indemnities given by the Issuer shall survive and remain binding following the expiration, cancellation or other termination of this Subscription Agreement and/or the Issue Documents.

7.3.	If the Issuer shall fail to perform any of its obligations under any Issue Document duly and promptly, the Subscribers may, at their option and at any time, perform the same without waiving any default on the part of the Issuer, or any of the Group Company’s rights. The Issuer shall reimburse the Subscribers, within five (5) Business Days after notice thereof is given to the Issuer, for all expenses and liabilities incurred by the Subscribers in the performance of the Issuer’s obligations.

7.4.	Each Party shall keep confidential the terms of this Subscription Agreement and the Issue Documents as well as all information exchanged in the context of, or the performance of such agreements except:

(i)	as may be required by law, a court of competent jurisdiction, any governmental or regulatory authority or any stock exchange on which the Issuer’s securities are listed, it being specified that this shall include, in accordance with Clause 11 below, any publication by the Issuer of a press release relating to the transaction contemplated by this Subscription Agreement pursuant to Regulation (EU) No 596/2014 of 16 April 2014 on market abuse (MAR) and/or applicable provisions of French law;

(ii)	to the extent the relevant information is already in the public domain through no fault of the Issuer; or

(iii)	to any actual or potential investors, lenders or purchasers, or other counterparties, and their respective Representatives, in connection with the potential acquisition of, or investment in, the Company, or any related transaction, including through the provision of access to a data room, provided that such persons are subject to customary confidentiality obligations.

7.5.	This Subscription Agreement, together with the Issue Documents, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Subscription Agreement may not be modified except in writing executed by the Subscribers and the Issuer.

38

8.	Notices

8.1.	All notices, demands or other communications under or in connection with this Subscription Agreement may be given by letter, email or other comparable means of communication addressed to the person at the address identified with its signature below.

To Issuer:

INVENTIVA S.A.

To the attention of Mr. Andrew Obenshain, Directeur Général

50, rue de Dijon

21121 DAIX

France

E-mail: Andrew Obenshain /

With copy (for information purposes) to:

Maître Arnaud Duhamel

Avocat associé

Gide Loyrette Nouel A.A.R.P.I

15 rue de Laborde, 75008 Paris

To the Representative:

Kreos Capital VIII (UK) Ltd, c/o BlackRock Investment Management (UK) Limited – Private Debt-EMEA Venture & Growth Lending Group

12 Throgmorton Avenue, London EC2N 2DL

For the attention of: Aris Constantinides, Chris Church, Todd Spiers and Kailey Aliyar

with copies to:

39

For the attention of: Joseph Gilhooly and Michaela Strempfl

and:

The Office of the General Counsel (EMEA) (Legal Transactions Group)

Email:

For the attention of:

With copy to:

Claret European Specialty Lending Company IV, S.à r.l.

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Claret European Growth Capital Fund IV Aggregator LP

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Claret Kermode Specialty Lending Company II, S.à r.l

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

and:

Claret Kermode Fund II, SCSp

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Email:

For the attention of:

40

To the Security Agent:	GLAS SAS 41 Avenue George V 75008 Paris France Email: For attention of:

8.2.	Any such communication will be deemed to be given as follows:

(i)	if personally delivered, at the time of delivery, as documented by a receipt;

(ii)	if by letter, on the date entered by the addressee on the receipt in the case of delivery by hand or on the date when delivery is first attempted in the case of a recorded delivery letter with acknowledgement of receipt; and

(iii)	if by email transmission or comparable means of communication during the business hours of the addressee then on the day of transmission, otherwise on the next following Business Day.

8.3.	In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities or in the case of email transmission or other comparable means of communication that a confirming hard copy was provided promptly after transmission.

9.	Fees and expenses

9.1.	On Completion Date, Issuer shall pay to Subscribers a transaction fee equal to one point five percent (1.50%) of the principal amount drawn under the Tranche A and Tranche B instruments, i.e. a total amount of EUR 1,125,000, broken down as follows:

(i)	to Tranche B Amortized Bonds Subscribers: EUR 600,000, and

(ii)	to OCA Subscribers: EUR 525,000.

9.2.	Issuer shall pay a one-time transaction fee equal to one point five percent (1.50%) of the principal amount agreed of Tranche C Amortized Bonds upon the earlier of:

(i)	the first issuance of Tranche C Amortized Bonds (or a portion thereof), and

(ii)	the date falling ten (10) Business Days after achievement of the Tranche C Milestones.

9.3.	Upon the occurrence of the Final Redemption Date (or the prepayment (including partial prepayment) or acceleration of any sums due under the Issue Documents, whichever is earlier), and without prejudice to clause 5.3 (Conversion) of the OCA Issue Agreement, the Issuer shall pay to the Subscribers an additional sum of 1.75% of the amount issued under the Issue Documents (the “End of Commitment Fee”). Following receipt of these sums and all other sums payable to the Subscribers, the Subscribers shall release all their security.

41

9.4.	The Issuer will cover its own legal costs and all Holder’s reasonable and documented legal costs relating to the negotiation, preparation and execution of the Issue Documents and ancillary documents and the completion of the transactions in connection therewith, up to an amount separately agreed with the Issuer. The Issuer will be responsible for all expenses (subject to scope of work and budget pre agreed) in connection with the security including taxes assessments, insurance premiums, all costs of operation, repair and maintenance of equipment and other assets used as security and any fees and taxes relating to security filings.

9.5.	The Issuer shall pay all stamp, documentary, registration and other like duties or taxes to which this Subscription Agreement, or any judgment given in connection with this Subscription Agreement is or at any time may be subject and shall, from time to time on demand of the Subscriber, forthwith indemnify the Subscriber against any liabilities, costs, claims and expenses reasonably incurred as a result of any failure to pay or any delay in paying any such amounts.

9.6.	All fees and expenses payable pursuant to this Article are excluding VAT and shall be paid together with VAT (if any) properly chargeable thereon.

Time of payment of any sum due from the Issuer and its Subsidiaries is of the essence under these Terms and Conditions. If the Issuer or any of its Subsidiaries fails to pay any amount payable by it under this Article 9 on its due date, the Issuer or its relevant Subsidiary shall pay to the Holders forthwith on demand, interest on such sum (compounded on an annual basis) from the due date to the date of actual payment (as well after as before judgment) at a rate equal to five percent (5%)per annum during the period of non-payment. If the Issuer or any of its Subsidiaries fails to pay any amount payable by it under this Article 9 within five (5) Business Days after such sum is due and payable, the Issuer or its relevant Subsidiary shall pay to the Holders forthwith on demand, a one-off late payment charge of three per cent (3)% of such sum, to compensate the Holders for additional administrative expense.

9.7.	The Security Agent shall within five (5) Business Days of the Final Redemption Date, release all its Security Interests.

10.	Public Announcement

On the date following the date hereof, the Issuer shall issue a press release announcing the transaction contemplated by this Subscription Agreement, subject to the Holders’ sign-off on the content of such press release.

11.	Calculation Agent, Expert

The Issuer has appointed Conv-Ex Advisors Limited as equity-linked calculation agent (the “Equity-Linked Calculation Agent”) to perform such determinations as are expressly specified to be made by it in this agreement.

The Issuer reserves the right at any time to modify or terminate the appointment of the Equity-Linked Calculation Agent and/or appoint a substitute Equity-Linked Calculation Agent or approve any change in the office through which such agent acts, in each case with the prior written consent of the Representative.

42

The Equity-Linked Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed in connection with the Tranche B Amortized Bonds (acting in such capacity), shall have any relationship of agency or trust with, nor shall the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed as aforesaid (to the fullest extent permissible by law) shall be liable, nor shall they incur any liability as against, the Holders, the Representative, the Security Agent and (in the case of any determinations performed by an Expert) the Equity-Linked Calculation Agent.

The Equity-Linked Calculation Agent may, subject to the provisions of the Calculation Agency Agreement to be entered into between the Issuer and the Equity-Linked Calculation Agent at the latest on the Issuance Date, consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer, the Representative, the Holders or the Security Agent in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

If in the reasonable determination of the Issuer or any Holder any doubt shall arise as to whether an adjustment is to be made to any other determination specified to be made in these Terms and Conditions, or which is made, by the Calculation Agent, following consultation between the Issuer, the Holders and the Equity-Linked Calculation Agent an Expert shall be required to be deliver a written opinion in respect of such determination and such written opinion shall be conclusive and binding on the Issuer, the Holders, the Representative and the Equity-Linked Calculation Agent, save in the case of wilful default, bad faith or manifest error.

12.	Law and jurisdiction

12.1.	This Subscription Agreement is governed by and shall be construed in accordance with French law.

12.2.	Any dispute concerning the validity, interpretation or performance of this Subscription Agreement will be submitted to the Tribunal des activités économiques (commercial court) of Paris.

13.	Electronic Signature

In accordance with articles 1366 and 1367 of the French civil code (Code civil), this Agreement shall be signed electronically via DocuSign. Each of the Parties acknowledges that it has received all the information required for the electronic signature of the Agreement and that it has signed the Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into the Agreement in this regard. Furthermore, in accordance with the provisions of article 1375 of the French Civil code, the obligation to deliver an original copy to each of the Parties is not necessary as proof of the commitments and obligations of each Party to the Agreement. The delivery of an electronic copy of the Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to the Agreement.

43

On 2 June 2026

/s/ Andrew Obenshain	/s/ Rajen Shah
Inventiva S.A.	Claret Kermode Fund II
By: Andrew Obenshain	By: Rajen Shah
Title: Chief Executive Officer (Directeur Général)	Title: Class A Manager

/s/ Aris Constantinides	/s/ Sean Dunne
For and on behalf of Kreos Capital VIII (UK) Ltd[1]	For and on behalf of Kreos Capital VIII (UK) Ltd[2]
By: BlackRock Investment Management (UK) Limited, its duly authorised attorney	By: BlackRock Investment Management (UK) Limited, its duly authorised attorney
Name: Aris Constantinides	Name: Sean Dunne
Title: Managing Director	Title: Managing Director

/s/ Rajen Shah	/s/ Gaffyn Price
Claret European Specialty Lending Company IV, S.à r.l.	Claret European Specialty Lending Company IV, S.à r.l.
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

/s/ Rajen Shah	/s/ Gaffyn Price
Claret European Growth Capital Fund IV Aggregator LP	Claret European Growth Capital Fund IV Aggregator LP
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

1 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

2 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

44

/s/ Aris Constantinides	/s/ Sean Dunne
For and on behalf of KREOS CAPITAL VIII Aggregator SCSp [3]	For and on behalf of KREOS CAPITAL VIII Aggregator SCSp [4]
By: BlackRock Investment Management (UK) Limited, its investment manager	By: BlackRock Investment Management (UK) Limited, its investment manager
Name: Aris Constantinides	Name: Sean Dunne
Title: Managing Director	Title: Managing Director

/s/ Rajen Shah	/s/ Gaffyn Price
Claret Kermode Specialty Lending Company II, S.à.r.l	Claret Kermode Specialty Lending Company II, S.à.r.l
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

/s/ Gaffyn Price	/s/ Cheick Diallo
Claret Kermode Fund II	GLAS SAS
By: Gaffyn Price	By: Cheick Diallo
Title: Class B Manager	Title: Duly authorised

3 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

4 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

45

List of Schedules

Schedule 1	Subscriptions allocations
Schedule 2	Intellectual Property
Schedule 3	Agreed form OCA Issue Agreement
Schedule 4	Agreed form Tranche B Amortized Bonds Issue Agreement
Schedule 5	Agreed form Tranche C Amortized Bonds Issue Agreement
Schedule 6	Agreed form Warrants Issue Agreement
Schedule 7	Agreed form Put Option Agreement
Schedule 8	Agreed form Intercreditor Agreement
Schedule 9	Agreed form Security Documents
Schedule 10	List of Indebtedness

46

Schedule 1

Subscriptions allocations

47

Schedule 2

Intellectual Property

48

Patent

(Brevets)

49

Trademarks

(Marques)

50

Domain names

(Noms de domaine)

51

Schedule 3

Agreed form OCA Issue Agreement

52

daTED	2 JUNE 2026

(1)	Inventiva S.A.

as issuer

(2)	Kreos Capital VIII (UK) LTD

(3)	Claret European Specialty Lending Company IV, S.à r.l

(4)	Claret Kermode Specialty Lending Company II, S.à r.l

As OCA SUBSCRIBERS

(5)	GLAS SAS

As SECURITY AGENT

ORIGINAL/COUNTERPART

OCA ISSUE AGREEMENT

Reed Smith LLP 112 avenue Kléber 75116 Paris France +33 (0)1 76 70 40 00 Fax +33 (0)1 76 70 41 19

reedsmith.com

1.	Definitions and interpretation	5

2.	Issue and subscription	16

3.	Purpose of the Issue – Ranking	17

4.	Interest	17

5.	Repayment – Conversion	18

6.	Taxation	24

7.	Undertakings	26

8.	Events of default	26

9.	Register and certificates	32

10.	Transmission and transfer	33

11.	Procedures for payment	34

12.	Representative	34

13.	Security agency, Calculation agency, Expert	39

14.	Protection of holders	40

15.	Remedies and waivers	40

16.	Severability	40

17.	Indemnities	40

18.	Litigation and evidence	41

19.	Notices	41

20.	Governing– law - Jurisdiction	43

21.	Electronic Signature	43

OCA issue agreement

This agreement (hereinafter referred to as the “Agreement”) is entered into on 2 June 2026, by and between:

1.	INVENTIVA S.A., a limited company (société anonyme) incorporated under the laws of France, with a share capital of EUR 2,077,074.75 having its registered office at 50, rue de Dijon – 21121 DAIX, France, registered under single identification number 537 530 255 RCS Dijon,

(hereinafter referred to as the “Issuer” or the “Company”)

ON THE FIRST PART

AND

2.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU,

(hereinafter referred to as “Kreos”)

ON THE SECOND PART

3.	Claret European Specialty Lending Company IV, S.à r.l, a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d’Esch - L - 1471 Luxembourg, registered under identification number B291023,

(hereinafter referred to as “Claret 1”)

4.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d’Esch, L-1471 Luxembourg, registered under identification number B291766,

(hereinafter referred to as “Claret 2”)

(Kreos, Claret 1 and Claret 2 being hereinafter referred to as the “OCA Subscribers”)

5.	GLAS SAS, a simplified joint-stock company (société par actions simplifiée) incorporated under the laws of France under registration number 838 225 290 whose registered office is at 41 Avenue George V 75008 Paris, France;

(hereinafter referred to as “Security Agent”)

Issuer, OCA Subscribers and Security Agent being hereinafter referred to individually as a “Party”

and collectively as the “Parties”.

Whereas

(A)	The OCA Subscribers are growth debt providers, the business of which consists in making investments in high technology and life science companies throughout Europe.

(B)	The Issuer is a clinical-stage biopharmaceutical company focused on the research and development of oral therapies for the treatment of patients with MASH. Since February 15, 2017, the Issuer’s shares have been listed on the regulated market of Euronext Paris (“Euronext Paris”). Since 15 July 2020, the Issuer’ s American Depositary Shares have been listed on the New York stock exchange (NASDAQ Global Market).

(C)	In order to finance the development of the Issuer’s business in general including to refinance the EIB Financing, the OCA Subscribers agreed to make available to the Issuer an amount of EUR 130,000,000 in principal in the form of amortized bonds and convertible bonds, which may be extended to EUR 150,000,000 in principal, including the Non-Committed Tranche as the case may be, subject to and upon the terms and conditions of the subscription agreement entered into between the Issuer and Kreos Capital VIII (UK) LTD, Kreos Capital VIII Aggregator SCSp, Claret European Specialty Lending Company IV, S.à r.l., Claret European Growth Capital Fund IV Aggregator LP, Claret Kermode Specialty Lending Company II, S.à r.l., Claret Kermode Fund II, SCSp and GLAS SAS as independent Security Agent on the date hereof (hereinafter referred to as the “Subscription Agreement”).

(D)	The Parties have agreed upon the terms and conditions of the Issue as set forth herein (the “Terms and Conditions”), being specified that concurrently with this Agreement, the Amortized Bonds Subscribers (as defined therein) enter into a separate agreements defining the terms and conditions governing the Tranche B Amortized Bonds to be issued in accordance with the Subscription Agreement (hereinafter referred to as the “Tranche B Amortized Bonds Issue Agreement”).

(E)	Pursuant to a calculation agency agreement to be executed before the Drawdown Date (as defined below), between, inter alios, the Issuer in such capacity and the Equity-Linked Calculation Agent, as Calculation Agent, (as such terms are defined therein) the Equity-Linked Calculation Agent has been appointed by the Issuer for the purpose of making certain equity-linked determinations in respect notably of the OCA Issue Agreement, the Amortized Bonds Issue Agreements, the Put Option Agreement the Warrants Issue Agreement and the Prepayment Warrants Issue Agreement (the “Calculation Agency Agreement”).

(F)	On 22 May 2025, the Issuers’ general meeting (the “General Meeting”) empowered, through its 27th resolution, the Issuer’s board of directors to issue securities (including the Warrants and OCA) giving access to the Issuer’s capital and to determine their exercise price, and to cancel shareholders’ preferred subscription rights for shares that may be issued pursuant to such authorization to the benefit, amongst others, to natural or legal persons (including companies), trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors.

(G)	On 29 May 2026, the Issuer’s board of directors (Conseil d’Administration) (hereinafter referred to as the “Board of Directors”) and has approved the terms of this Agreement and the execution of this Agreement and has used such delegation and subdelegated to the Issuer’s chief executive officer (Directeur Général) the power to issue the OCA in accordance with the terms of this Agreement.

(H)	On the Issuance Date, the Issuer’s chief executive officer (Directeur Général) will use such subdelegation to proceed with the issuance of the OCA to the OCA Subscribers in accordance with the terms of this Agreement.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

1.	Definitions and interpretation

1.1.	In this Agreement, unless the context otherwise specifically provides, the following expressions shall have the following meanings:

30 Days Prepayment Notice Period	has the meaning ascribed to it in Article 5.2;
30-day VWAP	has the meaning ascribed to it in Article 5.3.2;
Additional Shares	has the meaning ascribed to it in Article 5.3.2;
Affiliates	means, with respect to any person, any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, such person. For the purposes of this definition, “Control” (contrôle) has the meaning assigned in article L.233-3 I and III of the French Commercial Code (Code de commerce).
Agreement	shall have the meaning set forth in the heading hereof;
Amortized Bonds	means the non-convertible bonds (obligations within the meaning assigned in article L. 213-5 of the French Monetary and Financial Code) to be issued by the Issuer under the Tranche B Amortized Bonds Issue Agreement and Tranche C Amortized Bond Issue Agreement;
Amortized Bonds Issue Agreement	has the meaning assigned in section (D) of the preamble hereof;

Board of Directors	has the meaning assigned in section (F) of the preamble hereof;
Business Day	means any day on which banks are generally open for business in France, London and Luxembourg, other than a Saturday or Sunday;
Change of Control

means, without limitation, any of the following events (whether in one or in a series of transactions):

(a) any person or group of persons acting in concert (within the meaning of Article L. 233-10 of the French Commercial Code), gains control (within the meaning of Article L. 233-3 of the French Commercial Code) of the Issuer, whether by way of acquisition, subscription, exchange or any other transaction;

(b) any merger, occurs in respect of the Issuer;

(c) the Issuer ceases to have its shares admitted to trading on Euronext Paris or NASDAQ Global Market.

Claret	means together Claret 1 and Claret 2;
Claret 1	shall have the meaning set forth in the appearances herein;
Claret 2	shall have the meaning set forth in the appearances herein;
Company	shall have the meaning set forth in the appearances herein;
Completion Date	has the meaning ascribed to it in the Subscription Agreement;
Conversion Date	shall have the meaning set forth in clause 5.3.1 of this Agreement;
Conversion Notice	shall have the meaning set forth in clause 5.3.1 of this Agreement;
Conversion Ratio	shall have the meaning set forth in clause 5.3.2 of this Agreement;
Conversion Shares	means, in respect of any conversion of one or more OCA pursuant to any one Conversion Notice, such ordinary shares of the Issuer as are required to be issued in respect of such conversion in accordance with these Terms and Conditions;
Convertible Shares Delivery Date	means, in respect of any conversion of one or more OCA pursuant to any one Conversion Notice, the actual date of delivery of the Conversion Shares (other than Additional Shares) in accordance with these Terms and Conditions;
Cure Period	means the period of forty-five (45) days commencing on (and including) the date of release by the Issuer of the topline results of the Phase III NATiV3 Clinical Trial, during which a Termination Event may be cured in accordance with Article 8.21;
Charged Assets	means the assets and undertaking of a Group Company charged or to be charged to the Holders from time to time pursuant to the Security Documents;
Default	means an Event of Default or any event or circumstance specified in Article 8 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of the foregoing) be an Event of Default;

Dividend	means any dividend or distribution, in cash or in kind, paid to Shareholders, other than any dividend or distribution (or fraction of a dividend or distribution) resulting in an adjustment to the Conversion Ratio, provided that the amount of any Dividend shall be determined in the same manner as the “value of the distribution per Share” pursuant to paragraph 5 of section (B) of Schedule 4.
Drawdown Account	has the meaning ascribed to it in Article 2.4;
Drawdown Date	means the day on which the OCA are subscribed and paid up in full by the Subscribers;
Drawdown Notice	means a drawdown notice served in accordance with Article 2.3 in the form attached to this Agreement as Schedule 1 (as may be amended with the prior written consent of the Holders);
EIB	means the European Investment Bank, located at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg;
EIB Financing	means all amounts outstanding under the existing unsecured finance agreement entered into on 16 May 2022 between the EIB and the Issuer, as amended;
EIB Warrants	means the warrants (bons de souscription d’actions) issued by the Company in favour of the European Investment Bank (“EIB”) in connection with the existing unsecured facility agreement entered into on 16 May 2022 between the Company and the EIB (the “EIB Facility Agreement”);
End of Commitment Fee	has the meaning ascribed to it in the Subscription Agreement;
Equity-Linked Calculation Agent	has the meaning ascribed to it in Article 13.3;
Equity-Linked Pricing Reset	has the meaning ascribed to it in Article 5.3.4;
Equity-Linked Pricing Reset Effective Date	has the meaning ascribed to it in Article 5.3.4;
Event of Default	means any of those events set out in Article 8 (Events of default);
Ex-Date	means (a) in respect of any Dividend, the first (1st) Trading Day on which the Shares are traded ex- such Dividend, and (b) in respect of any transaction giving rise to an adjustment of the Conversion Ratio pursuant to Schedule 4, (i) the first (1st) Trading Day on which the Shares are traded ex- such transaction or (ii) in the case of any transaction which Record Date is to be determined by an Expert pursuant to limb (b)(ii) of the definition of “Record Date”, such date as is determined in good faith to be appropriate by such Expert;

Expert	means an expert of international reputation, which may include the Equity-Linked Calculation Agent acting for this purpose in such capacity (as may be agreed at the relevant time between the Company and the Equity-Linked Calculation Agent), appointed from time to time by the Company at its own expense and with the prior written consent of the Representative;
Final Redemption Date	means the earlier of (i) 1st April 2030, or (ii) the date of any Prepayment or acceleration of all the OCA or more generally such earlier date or dates as the same shall become repayable in accordance with this Agreement and/or the Subscription Agreement, or (iii) the date on which all OCA have been converted;
First Interest Payment Date	means the Drawdown Date;
Forced Conversion Date	has the meaning ascribed to it in Article 5.3.3;
Forced Conversion Notice	has the meaning ascribed to it in Article 5.3.3;
General Meeting	has the meaning assigned in section (F) of the preamble hereof;
Group	means the Issuer and its direct and indirect Subsidiaries from time to time;
Group Company	means any member of the Group;
Holder	means any OCA Subscriber and any successor or assignee Person(s) entered in the securities register which the Issuer under this Agreement is required to maintain, as holder(s) of the OCA and as may be represented by the Representative (as defined below);
Indebtedness	has the meaning ascribed to it in the Subscription Agreement;
Industrial Competitor

means (a) any person whose primary business is substantially similar or in competition with the one carried out by the Group or (b) any affiliate of such person, but, in each case, shall exclude:

(a) any bank or financial institution which is primarily engaged in or established for the purpose of making, purchasing or investing in loans or other debt securities and which has appropriate information barriers in place between it and the Industrial Competitor;

(b)any fund or other entity that is an Affiliate of such an Industrial Competitor, and which is managed and controlled independently from the Industrial Competitor and which has appropriate information barriers in place between it and the Industrial Competitor;

Interest Payment	means interest payments due by the Issuer to the Holders pursuant to this Agreement;
Interest Payment Date	means the First Interest Payment Date, and then the first Business Day of each subsequent calendar month;
Interest Period	means, a period commencing on and including an Interest Payment Date and ending on the day prior to the next following Interest Payment Date. Every Interest Period shall have a duration of one calendar month, being however specified that (i) in the event any Drawdown Date would not be the First Interest Payment Date, interest will accrue on the period elapsing between the Drawdown Date and the First Interest Payment Date in accordance with the provisions of Article 5.1 and 5.2, and (ii) the last Interest Period will commence on the date of the Interest Payment Date immediately preceding the Final Redemption Date and end on such Final Redemption Date;
Interest Only Period	has the meaning ascribed to it in Article 4.2;
Interest Rate	has the meaning ascribed to it in Article 4.1;
Issuance Date	means the date of the decision of the Board of Directors or the Issuer’s chief executive officer (Directeur Général) to issue the OCA.
Issue Documents	has the meaning ascribed to it in the Subscription Agreement;
Issue	means the OCA issue carried out by Issuer’s chief executive officer (Directeur Général) pursuant to this Agreement;
Issuer	shall have the meaning set forth in the appearances herein;
Intercreditor Agreement	has the meaning ascribed to it in the Subscription Agreement;
Key Secondary Endpoints	means, in respect of the Phase III NATiV3 Clinical Trial, the key secondary endpoints thereof, as defined in the trial protocol, being (i) NASH resolution with no worsening of fibrosis and (ii) improvement of fibrosis with no worsening of NASH, it being specified that the Key Secondary Endpoints shall be deemed met if either (and not necessarily both) of the following conditions is satisfied: (i) NASH resolution with no worsening of fibrosis or (ii) improvement of fibrosis with no worsening of NASH;
Kreos	shall have the meaning set forth in the appearances herein;

Loan-to-Own Investor	means an entity whose principal investment strategy is the purchase of loans or other debt securities with a view to owning the equity or gaining control of a business, provided that, Affiliates or Related Funds of such persons which are (a) deposit taking financial institutions authorised by a financial services regulator or to carry out the business of banking and (b) managed and controlled independently of any such entity where such Affiliate or Related Fund is acting on the other side of effective information barriers or policy and procedures shall not be a Loan-to-Own Investor;
Major Transfer Event of Default	has the meaning ascribed to it in Article 10.2;
M&A Process	means any contemplated transaction for the sale of business, division or material asset of the Issuer, the sale or exchange of the majority of the share capital of the Issuer or the merger of the Issuer into another company;
Majority Holders	means, at any time Holders holding at least 66.67% of the voting rights of the Holders attending that Holders’ general meeting at that time or represented thereat;
Market Capitalisation	means, when determined by reference to any price as specified herein, an amount equal to the product (rounded down to the nearest whole multiple of €1) of (i) such price and (ii) the Relevant Number of Shares as of the close of business in Paris on such day as at which such price is observed (or, if such price is to be observed over a period of multiple days, as at the close of business in Paris on the last of such days), where “Relevant Number of Shares” means, at any time, such number of Shares as is equal to the sum of (x) the total number of issued Shares as at such time and (y) such total number of Shares (if any) as would be issued upon exercise of the Pre-Funded Warrants as at such time, all as determined by the Equity-Linked Calculation Agent;;
Material Adverse Effect	has the meaning ascribed to it in the Subscription Agreement;
Non-Cooperative Jurisdiction	means an “Etat ou territoire non coopératif” (non-cooperative State or territory) as set out in the list referred to in article 238-0 A of the French Code Général des impôts, as such list may be amended from time to time;
Non-Committed Tranche	has the meaning ascribed to it in the Subscription Agreement;
OCA	means the bonds convertible into ordinary shares of the Issuer (obligations convertibles en actions) issued in accordance with this Agreement;
OCA Subscribers	shall have the meaning set forth in the appearances herein;

Participation Office	means the office or offices notified by a Subscriber to the Issuer in writing on or before the date it becomes a Subscriber (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will hold the outstanding OCA which are registered in its name;
Parties	shall have the meaning set forth in the appearances herein;
Person	shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing;
Phase III NATiV3 Clinical Trial	has the meaning ascribed to it in the Subscription Agreement;
Post-Cure Market Capitalisation

means the Market Capitalisation of the Issuer, determined by reference to such price as is equal to the VWAP over the period comprising the 5 consecutive Trading Days immediately following the date of completion of the T3 Warrant Exercise (being the later of the date of issuance of the Shares to be issued in respect of such T3 Warrant Exercise and the date of receipt by the Issuer of the aggregate exercise price in respect of such T3 Warrant Exercise), provided that if the Ex-Date in respect of any Dividend, or if the Ex-Date in respect of any event giving rise to an adjustment to the Conversion Ratio pursuant to clause 14, in each case falls after the first day, and on or before the last day, of such period of 5 Trading Days, the VWAP on any day in such period falling prior to such Ex-Date shall be (in the case of a Dividend) reduced by the amount of such Dividend or (in the case of any adjustment as aforesaid) multiplied by a fraction, the denominator of which is the Conversion Ratio so adjusted and the numerator of which is the Conversion Ratio in effect immediately prior to such adjustment, all as determined by the Equity-Linked Calculation Agent;

Post-Results Market Capitalisation

means the Market Capitalisation of the Issuer, determined by reference to such price as is equal to the VWAP over the period comprising the 10 consecutive Trading Days immediately following the date on which the trial results are announced, provided that if the Ex-Date in respect of any Dividend, or if the Ex-Date in respect of any event giving rise to an adjustment to the Conversion Ratio pursuant to clause 14, in each case falls after the first day, and on or before the last day, of such period of 10 Trading Days, the VWAP on any day in such period falling prior to such Ex-Date shall be (in the case of a Dividend) reduced by the amount of such Dividend or (in the case of any adjustment as aforesaid) multiplied by a fraction, the denominator of which is the Conversion Ratio so adjusted and the numerator of which is the Conversion Ratio in effect immediately prior to such adjustment, all as determined by the Equity-Linked Calculation Agent;

Pre-funded Warrants	means any securities issued by the Company under the form of pre-funded warrants (bons de souscription d’actions pré-financés);
Prepayment	has the meaning ascribed to it in Article 5.2;
Prepayment Warrants	has the meaning ascribed to it in Article 5.2;
Prepayment Warrants Issue Agreement	means the agreement in respect of the Prepayment Warrants;
Primary Composite Endpoint	means the primary composite endpoint of the Phase III NATiV3 Clinical Trial, as defined in the trial protocol thereof, being the cumulative achievement of (i) the resolution of NASH and (ii) the improvement of fibrosis of at least one stage;
Qualifying Holder

means a Holder which:

(i)             fulfils the conditions imposed by French Law in order for a payment from the Issuer under the Issue Documents not to be subject to (or as the case may be, to be exempt from) any Tax Deduction, subject to the completion of any necessary procedural formalities; or

(ii)            is a Treaty Holder.

Record Date	means (a) in respect of any Dividend, the date on which the ownership of the Shares is established so as to determine which holders of Shares are the beneficiaries of such Dividend, and (b) in respect of any transaction giving rise to an adjustment of the Conversion Ratio pursuant to Schedule 4, (i) the date on which the ownership of the Shares is established so as to determine which holders of Shares are the beneficiaries of such transaction or may take part in such transaction and, in particular, to which holders of Shares, a dividend, a distribution or an allocation, announced or voted as of this date or announced or voted prior to this date, should be paid, delivered, or completed; or (ii) (if such a date cannot be determined as provided in (i) above in the case of a transaction pursuant to paragraph 7, 8 or 10 of section (B) of Schedule 4) such date as is determined in good faith to be appropriate by an Expert;

Related Fund	means in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;
Relevant Exchange	means (a) in respect of the Shares, (i) Euronext Paris (or any successor thereto), or (ii) if the Shares are no longer admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Expert) on which the Shares (or, as applicable, ADSs representing them) are admitted to trading at such time, or (b) in respect of any other securities or other assets, (i) Euronext Paris (or any successor thereto), or (ii) if such securities or other assets are not admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Expert) on which such securities or other assets (or, as applicable, depositary receipts representing them) are admitted to trading at such time;
Registrar	means Société Générale Securities Services or any other registrar appointed as such;
Representative	has the meaning ascribed to it in Article 12.1;
Reset Calculation Period	has the meaning ascribed to it in Article 5.3.4;
Security	means any Security Interest granted under or pursuant to the Security Documents;
Security Documents	has the meaning ascribed to it in the Subscription Agreement;
Security Interest	has the meaning ascribed to it in the Subscription Agreement;
Shares	means the ordinary shares of the Issuer with a nominal value of (as at the date hereof) €0.01 each (and each, a “Share”);
Subscriber(s)	has the meaning ascribed to it in the Subscription Agreement;
Subsidiary	means any subsidiary controlled by the Issuer within the meaning of article L. 233-3 I and III of the French Commercial Code (Code de commerce), from time to time;
Subscription Agreement	has the meaning assigned in section (C) of the preamble hereof;
T3 Warrants	means the warrants issued by the Company on May 7, 2025
T3 Warrant Exercise	means the investors exercising the T3 Warrants of no less than EUR 100,000,000

Tax	has the meaning ascribed to it in the Subscription Agreement;
Tax Deduction	means a deduction or withholding for on account of Tax from a payment under the Issue Documents;
Termination Event	has the meaning ascribed to it in the Article 8.21.1;
Term Sheet	means the indicative term sheet entered into between the Issuer and the Subscribers on 30 April 2026;
Trading Day	means a day on which the Shares are capable of being traded on the Relevant Exchange in respect thereof other than a day on which such trading ceases prior to the usual closing time (whether such closing is scheduled (as it is often the case regarding trading on the Euronext Paris on 24 December and 31 December) or unscheduled);
Tranche A	has the meaning ascribed to it in the Subscription Agreement;
Tranche B	has the meaning ascribed to the term “Tranche B Amortized Bonds” in the Subscription Agreement;
Tranche B Amortized Bonds	has the meaning ascribed to it in the Subscription Agreement;
Tranche B Amortized Bonds Issue Agreement	has the meaning ascribed to it in the Subscription Agreement;
Tranche C Amortized Bonds	has the meaning ascribed to it in the Subscription Agreement;
Tranche C Amortized Bonds Issue Agreement	has the meaning ascribed to it in the Subscription Agreement;
Treaty Holder

means a Holder which in respect of the relevant payment under an Issue Document:

(i)             is treated as resident of a Treaty State for the purposes of the Treaty;

(ii)           does not carry on business in France through a permanent establishment with which the holding of that Holder’s Bonds is effectively connected; and

(iii)           fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed on a payment of interest by France, subject to the completion of any necessary procedural formalities. provided that:

“Treaty State” means a jurisdiction having a double taxation agreement with France (a “Treaty”) which makes provision for full exemption from Tax imposed by France on an interest payment.

VWAP	means, in respect of a Share or other security, on any Trading Day, the volume-weighted average price of such Share or other security as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “PR094 VWAP (Vol Weighted Average Price)”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Drawdown Date, in the case of the Share, IVA FP Equity HP), provided that in the case of a VWAP to be observed over a period of several Trading Days, such VWAP shall be equal to the volume-weighted average of the relevant daily VWAPs (the daily volumes to be used for the purpose of determining such weighted average being the volumes as published on Bloomberg page HP (or any successor page), setting “PR316 VWAP Volume” (or any successor setting)), provided that where any such daily VWAP is required to be adjusted pursuant to these Terms and Conditions, an inversely proportional adjustment shall be made to the daily volume in respect thereof, all as determined by the Equity-Linked Calculation Agent.
Warrants	has the meaning ascribed to it in the Subscription Agreement;

1.2.	In this Agreement, except as otherwise provided or where clearly inconsistent in the light of the context:

(i)	words importing the singular include the plural and vice versa;

(ii)	words denoting gender include every gender;

(iii)	words denoting persons include bodies corporate or unincorporated;

(iv)	an article, a section, clause, sub-clause or Schedule is a reference to an article, a section, clause, sub-clause or Schedule, as the case may be, of or to this Agreement, as amended from time to time;

(v)	any provision of a statute shall be construed as a reference to that provision as amended, modified, re-enacted or extended from time to time;

(vi)	words and expressions in the French language defined in the French Commercial Code (Code de commerce) or the French Monetary and Financial Code (Code monétaire et financier) as amended shall bear the same meanings herein, and

(vii)	capitalised terms not defined herein shall have the meaning given to them in the Subscription Agreement, as amended from time to time.

1.3.	The headings in this Agreement are for ease of reference only and shall not affect the construction of this Agreement.

1.4.	Should any conflicts occur between this Agreement and the Subscription Agreement, or any ancillary contractual document entered into between the parties, the Parties agree that the Subscription Agreement’s provisions shall prevail.

1.5.	Terms used but not defined in this Agreement shall have the meaning ascribed to them in the Subscription Agreement.

1.6.	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and any reference to an Event of Default being continuing is a reference to an Event of Default that has not been waived by the Representative (acting on the instructions of the Majority Holders).

2.	Issue and subscription

2.1.	In accordance with the delegation of authority granted under the 27th resolution adopted by the General Meeting, the OCA will be issued in one single tranche, in registered form exclusively (au nominatif) reserved to the benefit, amongst others, of natural or legal persons (including companies), trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors of which the OCA Subscribers belong to, for a maximum nominal amount of thirty-five million Euros (EUR 35,000,000), with a par value of one Euro (EUR 1.00) per OCA as decided by the Chief Executive Officer in accordance with the provisions of articles L. 225-135 and L. 228-91 of the French Commercial Code (Code de commerce) The OCA will confer rights to the OCA Subscribers and any subsequent Holder as from their subscription in accordance with the terms of Article 10.2.

2.2.	Each Holder represents and warrants that he belongs to one of the categories as defined under the 27th resolution adopted by the General Meeting described above and is a “qualified investor” as defined under Article 2 (e) of Regulation EU n°2017/1129.

The Issuer shall provide the OCA Subscribers with a Drawdown Notice no less than one (1) Business Day prior to the issuance of the OCA.

2.3.	Following receipt of a Drawdown Notice, on Completion Date, the OCA Subscribers will subscribe to the thirty-five million OCA in one single drawdown of EUR 35,000,000, subject to the conditions precedent set forth in Article 3.1 of the Subscription Agreement, pursuant to a Drawdown Notice, in accordance with the following breakdown:

OCA Subscriber	%	Number of OCA
Kreos	66.67%	23,333,333
Claret 1	25.00%	8,750,000
Claret 2	8.33%	2,916,667

2.4.	Subscription of the OCA and all other payments of the OCA Subscribers to the Issuer shall be made by bank transfer, to the following account of the Issuer (the “Drawdown Account”) unless otherwise agreed by the OCA Subscribers in writing:

[***]

The payment by the OCA Subscribers to the Drawdown Account, or to such other bank account as is agreed in writing between the OCA Subscribers and the Issuer, shall constitute the subscription of the OCA (or the relevant part thereof) and the Issuer shall thereupon become indebted, as principal and direct obligor, to the OCA Subscribers in an amount equal to the OCA (or the relevant part thereof) and all interest thereon and other payments due in connection therewith under this OCA Issue Agreement.

Concurrently with such transfer, each OCA Subscriber shall send to the Issuer a subscription form substantially in the same terms as the template attached as Schedule 2 hereto.

3.	Purpose of the Issue – Ranking

3.1.	The Issuer shall apply the proceeds of the OCA in order to finance the development of the Issuer’s business in general, including to refinance the EIB Financing and agrees that it will not use the whole or any part of the proceeds of the Issue in contravention of any applicable law.

3.2.	Without prejudice to the above, the OCA Subscribers shall not be under any obligation to monitor or verify the application of the proceeds of the Issue.

3.3.	Each of the OCA shall rank pari passu equally and rateably inter se and with the Amortized Bonds and with any bond issued under the Non-Committed Tranche, without any discrimination or preference and as direct, unconditional, unsubordinated obligations, secured as set out in the Security Documents, being expressly specified that any obligations and liabilities of the Issuer under this Agreement shall fall in the scope of secured obligations (Obligations Garanties) as defined in the Security Documents.

4.	Interest

4.1.	Interest on the OCA shall accrue on the principal moneys outstanding on the OCA at a fixed annual interest rate of nine point nine per cent (9.90%) per annum (the “Interest Rate”). Interest is payable monthly in advance on the first day of each month during the Interest Only Period and monthly in arrears on the first day of each month thereafter. Principal is payable monthly in advance on the first day of each month. All Interest Payments due to the Subscribers must be in euro made free of, or grossed up for, withholding and any other taxes.

4.2.	Interest shall be payable in cash in monthly interest instalments on each Interest Payment Date from First Interest Payment until and including the Final Redemption Date in a number of fixed interest-only payments until 31st December 2028 (the “Interest Only Period”) and followed by sixteen (16) monthly instalments comprising both principal and interest until 1st April 2030. In the event drawdown occurs prior to the First Interest Payment Date, interest shall accrue on moneys outstanding as of their effective transfer date to Issuer until the First Interest Payment date (on the basis of a daily 1/90th of the quarterly fixed interest payment) and shall be paid by compensation with the funds to be transferred by OCA Subscriber to Issuer. For the avoidance of doubt, no advance payment shall be payable in respect of the OCA.

4.3.	To the extent interest is not paid for at least one (1) year on any Interest Payment Date, further interest shall accrue on any such interest not so paid in accordance with article 1343-2 of the French Civil Code (Code civil) at the rate specified in Article 4.6 hereunder. Interest shall be calculated on the basis of a three hundred and sixty-five (365) day year and shall be deemed to accrue on the OCA from day to day.

4.4.	Each interest payment shall be made to the Holders, on each Interest Payment Date before 11.00 AM Paris time, and the Holders shall be deemed, for the purposes of this Agreement, to be the holder, on such date for payment of interest, of the OCA held by him on such preceding date notwithstanding any intermediate transfer or transmission of any such OCA.

4.5.	Interest on the principal moneys outstanding on any OCA becoming liable to repayment under any provision hereof shall cease to accrue as from the due date for repayment of such principal moneys unless repayment of any such principal moneys and/or payment of any such interest is not effected in which event interest shall continue to accrue at the rate specified in Article 4.6 on the amount which remains unpaid until actual payment in full of such principal moneys and interest is made.

4.6.	Time of payment of any sum due from the Issuer and its Subsidiaries is of the essence under these Terms and Conditions. If the Issuer or any of its Subsidiaries fails to pay any amount payable by it under this Article 4.1 on its due date, the Issuer or its relevant Subsidiary shall pay to the Holders forthwith on demand, interest on such sum (compounded on an annual basis) from the due date to the date of actual payment (as well after as before judgment) at a rate equal to the applicable Interest Rate plus five percent (5%) per annum during the period of non-payment. If the Issuer or any of its Subsidiaries fails to pay any amount payable by it under this Article 4 within five (5) Business Days after such sum is due and payable, the Issuer or its relevant Subsidiary shall pay to the Holders forthwith on demand, a one-off late payment charge of three per cent (3)% of such sum, to compensate the Holders for additional administrative expense.

5.	Repayment – Conversion

5.1.	Repayment

5.1.1.	Unless the OCA have been subject to early redemption, exchange, conversion or purchase and cancellation under the conditions set forth below, the Issuer shall redeem the OCA at their principal amount on a monthly basis, in sixteen (16) monthly instalments comprising both principal and interest following the Interest Only Period set forth in clause 4.2 (each a “Redemption Date”), being specified that each instalment is due in advance on the first day of each month, on each Redemption Date. Such monthly payments shall be effected by redeeming on each Redemption Date, and in respect of each Holder as at such Redemption Date, such number of OCA as is equal to the product (rounded down if necessary to the nearest whole number of OCA) of (i) such number of OCA as are held by such Holder as at such Redemption Date and (ii) the redemption percentage (as set out in Schedule 5) for such Redemption Date applying the same principle as set forth in the Article R.213-16 of the French Monetary and Financial Code (Code monétaire et financier). The redemptions shall be made net to the Holders pursuant to Article 6.

5.1.2.	Any OCA repaid by the Issuer shall be cancelled and the Issuer shall in no event make another use of such repaid Bonds (including by reselling them).

5.1.3.	All payments to be made by the Issuer to the Holders under this Agreement and the other Issue Documents shall be made in full, without (and free and clear of any deduction for) any set-off or counterclaim.

5.2.	Prepayment

The Issuer shall have the right, at any time but with no less than thirty (30) days prior notice to the Representative (with a copy to the Equity-Linked Calculation Agent) (the “30 Days Prepayment Notice Period”), to prepay in whole but not in part the OCA outstanding at such time (a “Prepayment”).

(i)	In case of Prepayment during the Interest Only Period, the Issuer will pay a sum equal to (i) the principal outstanding at the time of the Prepayment, plus (ii) an aggregate of all remaining interest payments that would have been paid until the Final Redemption Date, discounted to present value by applying a discount rate of 4%, plus (iii) the End of Commitment Fee (as well as any other unpaid fees or costs, if any).

(ii)	In case of early repayment following expiry of the Interest Only Period: (i) within 12 months following the end of the Interest Only Period, 103% of the principal outstanding at the time of the Prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any), (ii) within 24 months following the end of the Interest Only Period, 102% of the principal outstanding at the time of the Prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any), and (iii) thereafter, 101% of the principal outstanding at the time of the Prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any).

During the 30 Days Prepayment Notice Period, the Subscribers shall fully preserve the conversion rights set forth in Article 5.3.

In the event of a Prepayment, the Issuer shall grant the Subscribers an equity investment right in the form of a number of warrants equal to the number of OCA then outstanding (the “Prepayment Warrants”) corresponding to the equity optional value of the OCA with an exercise price equal to EUR 1 per Prepayment Warrant, an initial exercise ratio equal the Conversion Ratio in effect at the time of such Prepayment and an expiry date of 15 August 2029. The subscription price of each Prepayment Warrant shall be deemed fully paid up at the date of issuance of the Prepayment Warrants to the relevant Holder(s). The terms and conditions of the warrants shall be standards terms and conditions and shall be agreed in good faith by the Issuer and the Subscribers before the first day of the 30 Days Prepayment Notice Period. The Prepayment Warrants issuance may be subject to the prior authorisation of the shareholders’ meeting. The relevant resolution shall be submitted for approval at the next general meeting of the Company’s shareholders, to the extent that the applicable notice periods can be complied with, failing which at the subsequent general meeting.

The Prepayment may, and in certain circumstances shall, occur in the event that certain French taxes are imposed, in accordance with Article 6 (Taxation).

The Prepayment notice may not be served without the Representative (acting on instructions of the Majority Holders) consent as long as any M&A Process relating to the Issuer and involving a formal letter of intent which has been executed and is outstanding. For the avoidance of doubt, in the twenty (20) days following the service of a Prepayment notice, each Holders may still elect to convert all or part of the OCA it holds and serve a Conversion Notice to that effect.

OCA redeemed at or prior to maturity, will be cancelled in accordance with French law.

5.3.	Conversion

Each Holder may discretionarily elect to convert all or part of the outstanding OCA held by it at the time of such election into Conversion Shares as follows at any time from the issuance of the OCA, provided that the Holder of each OCA may only elect to convert such OCA in whole but not in part. Upon conversion of any OCA the Conversion Shares in respect thereof may be held by the Holder or transferred to any of its Affiliates and Related Funds. For the avoidance of doubt, the exercise of such right by any Holder shall not compel any other Holder to convert any of the OCA it holds into Conversion Shares. The partial exercise of the conversion right by a Holder shall not preclude any subsequent exercise of such right in relation to further outstanding OCA. Should any Holder elect to convert the OCA, the End of Commitment Fee for the portion of OCA converted by such Holder would not be payable by the Issuer.

The Company may, at its option, deliver new or existing Convertible Shares or a combination of the two.

Exercise of the conversion right results in the cancellation of the OCA for which such right was exercised.

5.3.1.	Conversion Notice - Conversion Date

In order to convert all or part of the OCA held by it into Conversion Shares, the relevant Holder shall send a notice to the Company (with a copy to the Equity-Linked Calculation Agent) specifying, inter alia, the total number of OCA held by it as at the date of such notice and, the number of OCA to be converted (a “Conversion Notice”), in accordance with the template conversion notice attached as Schedule 3 hereto, provided that if such Conversion Notice is sent as aforesaid after 5 p.m. Paris time or on any day which is not a Business Day, such Conversion Notice shall be deemed to have been sent on the following Business Day (and the “Conversion Date” in respect of such conversion shall be the Business Day on which such Conversion Notice is sent (or deemed to be sent) as aforesaid).

5.3.2.	Conversion Ratio, Conversion Price, Conversion Shares, Additional Shares, Fractional Shares

Conversion Ratio, Conversion Price

The “Conversion Ratio” will be initially equal to CRinitial as determined pursuant to the formula below (and rounded up to the nearest whole multiple of 0.00001 Share), and will be subject to adjustment from time to time in accordance with clauses 14 (and, in the event of an Equity-Linked Pricing Reset, clause 5.3.4):

CRinitial = 1/ CPinitial

where CPinitial will be equal to the greater (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of (A) the product of (a) one plus 40%, and (b) the lower of (i) the 30-day VWAP immediately prior to the date of signing of the Term Sheet, (ii) the 30-day VWAP immediately prior to the Issuance Date and (iii) the price per share in the equity financing undertaken in connection with the prepurchase of the EIB Warrants, provided that such equity financing occurs no later than 30 days after the Issuance Date, (B) the minimum price (as determined by the Issuer) permitted under the applicable shareholder authorisations in force at the Issuance Date and (C) the 30-day VWAP immediately prior to the Issuance Date, all as determined by the Equity-Linked Calculation Agent.

For the purposes of the above, “30-day VWAP” immediately prior to any date means the VWAP of the Shares over the period of 30 consecutive Trading Days immediately preceding such date, as determined by the Equity-Linked Calculation Agent.

For the purposes of these Terms and Conditions:

“Conversion Price” means (i) initially CPinitial as determined above, and (ii) at any time following any adjustment to the Conversion Ratio in accordance with clause 14 (or, in the event of an Equity-Linked Pricing Reset, clause 5.3.4), the result (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of one (1) divided by the Conversion Ratio in effect at such time, all as determined by the Equity-Linked Calculation Agent.

Conversion Shares

The number of Conversion Shares to be issued to any Holder upon conversion of one or more OCA pursuant to any one Conversion Notice shall be equal to the result, rounded down to the nearest whole number of Shares (subject to the fractional shares provisions below) of the following formula:

NCS = CR * NCB

Where:

NCS	means the number of Conversion Shares in respect of the relevant conversion

CR	means the Conversion Ratio in effect on the relevant Conversion Date, and

NCB	means the number of OCA to be converted in accordance with the Conversion Notice.

all as determined by the Equity-Linked Calculation Agent.

Additional Shares

If the Record Date for any event giving rise to an adjustment of the Conversion Ratio pursuant to clause 5. occurs prior to the date of delivery of the Conversion Shares (other than Additional Shares) required to be delivered pursuant to any conversion of OCA (and whether such Record Date falls prior to, on or after the Conversion Date) in circumstances where the Conversion Ratio in effect as of the relevant Conversion Date does not reflect the relevant adjustment in respect of such transaction, the Issuer will deliver to the relevant Holder of such OCA being so converted such number (as determined by the Equity-Linked Calculation Agent) of additional Conversion Shares (the “Additional Shares”), as, together with the number of Conversion Shares required to be delivered based on the Conversion Ratio in effect on the Conversion Date (including for this purpose any fraction of a Conversion Share rounded down in accordance with these Terms and Conditions), is equal to such number of Conversion Shares as would have been required to be delivered had the Conversion Ratio adjusted in respect of such transaction been in effect on such Conversion Date.

Such Holder will receive delivery of the Additional Shares (i) on or prior to the Conversion Shares Delivery Date or (ii) if the number of Additional Shares could not be determined by the Equity-Linked Calculation Agent in time for such delivery to be made on or prior to the Conversion Shares Delivery Date, as soon as practicable after such determination is made.

Fractional Shares

Upon any conversion of one or more OCA pursuant to any one Conversion Notice, if the number of Conversion Shares in respect thereof calculated in accordance with these Terms and Conditions is not a whole number, such number shall be rounded down to the nearest whole multiple of Conversion Shares, and the Holder will receive from the Company (as soon as practicable, and in any case no later than 3 Business Days following the date of delivery of the Shares) a cash payment equal to the product (rounded down to the nearest whole multiple of €0.01) of the fractional share so rounded down and the closing price of the Shares on the Relevant Exchange for the Shares on the last Trading Day preceding the Conversion Date (or, in the case of Additional Shares, the closing price of the Shares on such Relevant Exchange on the Effective Date (as defined in Schedule 4) of the adjustment to the Conversion Ratio giving rise to such Additional Shares, or, if such Effective Date is not a Trading Day, on the immediately following Trading Day), all as determined by the Equity-Linked Calculation Agent.

5.3.3.	Forced Conversion

The Issuer may require conversion of all but not some only of the outstanding OCA from the date falling 12 months after issuance of the OCA, by giving not less than 120 days prior notice thereof to the Holders in accordance with Article 19 (Notices) (the “Forced Conversion Notice”, which shall specify the date on which such conversion shall become effective (the “Forced Conversion Date”)) if, on each Trading Day in the period of 30 consecutive Trading Days immediately preceding the date of delivery of the Forced Conversion Notice, the closing price per Share on the Relevant Exchange therefor on such Trading Day equals or exceeds 175% of the applicable Conversion Price in effect on such Trading Day, provided that no Event of Default is continuing at such time. During such notice period, the Holders may elect to waive or modify their information rights in order to manage their MNPI position.

For the avoidance of doubt, Holders can elect to convert their OCA at any time during such notice period in accordance with these Terms and Conditions as if no such Forced Conversion Notice has been given by the Issuer, provided that notwithstanding anything to the contrary in these Terms and Conditions such aggregate number of OCA as is held by any Holder as at the Forced Conversion Date and in respect of which no Conversion Date has occurred prior to the Forced Conversion Date shall be deemed to be converted by such Holder with a Conversion Date that is the Forced Conversion Date. Once a Forced Conversion Notice has been validly delivered, it shall remain valid, effective and fully enforceable throughout the relevant notice period, notwithstanding that the Share price may subsequently fall below the applicable threshold or condition triggering such Forced Conversion Notice.

5.3.4.	Equity-Linked Pricing Reset

In the event where the OCA remain outstanding following the Cure Period, the Conversion Ratio shall be reset to be equal to the greater of (I) the Conversion Ratio prevailing on the last day of the Reset Calculation Period and (II) the result (rounded up to the nearest whole multiple of 0.00001 Share) of one (1) divided by 140% of the VWAP over the period of 20 consecutive Trading Days ending on (and including) the 20th Trading Day after the release of the Phase III NATiV3 topline results (the “Reset Calculation Period”) (the “Equity-Linked Pricing Reset”), provided that for the purposes of determining such VWAP if (A) the Ex-Date in respect of any Dividend, or (B) if the Ex-Date in respect of any event giving rise to an adjustment to the Conversion Ratio pursuant to clause 14, in each case falls on or before the last day of the Reset Calculation Period:

(a)	in the case of (A) above: the daily VWAP (as referred to in the definition of “VWAP”) on any day in the Reset Calculation Period falling prior to the Ex-Date of such Dividend shall be reduced by the amount thereof; and

(b)	in the case of (B) above:

(i)	if the date on which such adjustment becomes effective pursuant to clause 14 falls after the last day of the Reset Calculation Period, then the daily VWAP (as aforesaid) on any day in the Reset Calculation Period falling on or after such Ex-Date shall be multiplied by a fraction, the numerator of which is the Conversion Ratio so adjusted and the denominator of which is the Conversion Ratio in effect immediately prior to such adjustment ; or

(ii)	if the date on which such adjustment becomes effective pursuant to clause 14 falls on or before the last day of the Reset Calculation Period, then the daily VWAP (as aforesaid) on any day in the Reset Calculation Period falling prior to such Ex-Date shall be divided by the fraction referred to in sub-paragraph (i) above, all as determined by the Equity-Linked Calculation Agent.

The Equity-Linked Pricing Reset shall become effective on the date (the “Equity-Linked Pricing Reset Effective Date”) which is the first Business Day on which the adjusted Conversion Ratio can be determined in accordance with the foregoing, provided that if any other adjustment to the Conversion Ratio becomes effective pursuant to clause 14 after the last day of the Reset Calculation Period but on or prior to the Equity-Linked Pricing Reset Effective Date, the adjusted Conversion Ratio determined in accordance with the preceding paragraph shall be multiplied by a fraction, the numerator of which is the Conversion Ratio in effect immediately prior to such other adjustment the Conversion Ratio and the denominator of which is the Conversion Ratio in effect immediately thereafter, all as determined by the Equity-Linked Calculation Agent.

The Equity-Linked Pricing Reset shall be subject to the Company’s shareholder resolutions and may require an extraordinary general meeting. The relevant resolution shall be submitted for approval at the next general meeting of the Company’s shareholders, to the extent that the applicable notice periods can be complied with, failing which at the subsequent general meeting.

5.3.5.	Conversion Shares

The capital increase arising from the issuance of Conversion Shares shall be definitively completed as a mere consequence of and on the date of receipt by the Issuer of the Conversion Notice.

Upon payment of the Conversion Price and subject to the delivery of the notice, the Issuer shall promptly deliver freely tradable Conversion Shares to the relevant Holder upon each conversion, it being specified that the Issuer shall give the necessary instructions for the issuance of the Shares to its Registrar no later than one (1) Trading Day after the receipt by the Issuer of the Conversion Notice.

The Conversion Shares to be issued will carry dividend rights and confer upon their holders, from their date of delivery, all the rights attached to the Shares, it being specified that in the event that the record date (or other date on which the ownership of the Shares is established so as to determine which Shareholders are the beneficiaries of a given transaction or may take part in a transaction) for a dividend (or interim dividend) or any other entitlement or right in respect of the Shares occurs prior to the relevant delivery date of the Conversion Shares (exclusive) (and whether such record date (or other applicable date as aforesaid) falls prior to, on or after the Conversion Date), the converting Holder will not be entitled to such dividend (or interim dividend) or other entitlement or right in respect of the Shares nor to any compensation therefor, subject to the right to an adjustment provided for in clause 5 or, as the case may be, the delivery of Additional Shares.

The Conversion Shares shall be subject to all provisions of the by-laws and to decisions of the general meetings of the shareholders of the Issuer. The Conversion Shares shall be admitted to trading on Euronext Paris as from their issuance (provided that the ordinary shares of the Issuer are admitted to trading on Euronext Paris on such date), will carry immediate and current dividend rights (“jouissance courante”) and will be fully assimilated to and fungible with the existing shares.

6.	Taxation

6.1.	All payments of principal and interest by or on behalf of the Issuer in respect of the OCA shall be made free and clear of, and without a Tax Deduction of whatever nature imposed, levied or collected by or within any jurisdiction.

6.2.	If French law should require that any payment of interest or principal in respect of the OCA be subject to Tax Deduction with respect to any present or future taxes, duties or charges, the Issuer will, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the Holders, after such Tax Deduction, receive the full amount provided in such OCA to be then due and payable; provided, however, that if by reason of a change in any law or regulation of France or any change in the official application or interpretation of such law or regulation, becoming effective after the Drawdown Date, and if the Issuer would, on the occasion of the next payment of principal or interest due in respect of the OCA, not be able to make such payment without having to pay additional amounts (and such payments cannot be avoided by reasonable measures taken by the Issuer), the Issuer may at any time, but no earlier than thirty (30) calendar days prior to the effective date of the such change, trigger a Prepayment on the outstanding OCA in accordance with Article 5.2 (Prepayment). The provisions of the above paragraph do not apply where the Holder is subject to such taxes, duties or charges by reason of its having some connection with France other than the mere holding of such OCA.

6.3.	If the Issuer is required to make additional payments in accordance with the provisions of Article 6.2 above and if the Issuer would be prevented by law from making payment to the Holders of the full amount then due and payable (and the obligation to make such additional payments cannot be avoided by reasonable measures taken by the Issuer), the Issuer shall trigger the Prepayment of the outstanding OCA, at the earliest thirty (30) calendar days prior to the effective date of the change referred to in Article 6.2 above and at the latest on the date on which the additional payments should have been made.

6.4.	For the avoidance of doubt, a payment shall not be increased under paragraph 6.2 above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Holder without a Tax Deduction if such Holder had been a Qualifying Holder, but on that date that Holder is not or has ceased to be a Qualifying Holder other than as a result of any change after the date it became a Holder under the Issue Documents in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Holder is a Treaty Holder and the Issuer is able to demonstrate that the payment could have been made to the Holder without the Tax Deduction had that Holder complied with its obligations under paragraph 6.7 below, provided that the exclusion for changes after the date a Holder became a Holder under this OCA Issue Agreement in paragraph 6.4 (i) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Holder if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Holder in a financial institution situated in a Non-Cooperative Jurisdiction or because such Holder is incorporated, domiciled, established, or acting through a Participation Office situated, in a Non-Cooperative Jurisdiction.

However, no such additional amounts shall be payable with respect to any OCA to a Holder (or to a third party on behalf of the Holder) who is liable to such taxes or duties in respect of such OCA by reason of his having some connection with France other than merely being the holder of the OCA.

6.5.	The Issuer shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Representative accordingly. Similarly, the Representative shall notify the Issuer on becoming so aware in respect of a payment payable to any Holder.

6.6.	In the event of a Prepayment made in accordance with the provisions of Article 6.3 above, the Issuer will provide, or cause to be provided, notice of such Prepayment, pursuant to the provisions of Article 19 (Notices), at the earliest thirty (30) calendar days and at the latest fifteen (15) calendar days prior to the date fixed for Prepayment.

6.7.	If the Issuer is required to make a Tax Deduction, the Issuer shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

6.8.	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Issuer shall deliver to the Representative the payment evidence satisfactory to the Representative (acting reasonably) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

6.9.	A Treaty Holder and the Issuer which makes a payment to which that Treaty Holder is entitled shall co- operate in completing any procedural formalities necessary for the Issuer to obtain authorization to make that payment without a Tax Deduction.

6.10.	Each OCA Subscriber hereby represents that, at the Completion Date:

(i)	it is a Qualifying Holder; and

(ii)	it is not incorporated or domiciled (or acting through a Participation Office, or office, or carrying on a trade or business (“établissement stable”) in each case to which the Participation is attributable), located in a Non-Cooperative Jurisdiction.

6.11.	Any references in this Agreement to principal and interest shall be deemed also to refer to any additional amounts which may be payable under the provisions of this Article 6.

7.	Undertakings

The Issuer undertakes with the OCA Subscriber that, from the date of this Agreement and for so long as any amount is or may be outstanding under this Agreement, it shall (and shall procure that each Group Company will) comply with the commitments set forth in the Subscription Agreement, including but not limited to those contained in Article 4 (Commitments) of the Subscription Agreement.

8.	Events of default

Each of the following events, facts or circumstances constitutes an Event of Default:

8.1.	Non-payment

the Issuer or any Group Company fails, after being notified by the Representative (acting on instructions of the Majority Holders), to pay in full on the due date any sum due from it under this Agreement in the currency and in the manner specified in this Agreement save where the failure to pay is caused solely by:

(i)	an administrative or human error or technical problem and payment is made within three (3) Business Days of its due date; or

(ii)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Issue Documents and which disruption is not caused by, and is beyond the control of, any of the parties and such payment is made within five (5) Business Days of its due date;

8.2.	Breach of financial information obligations

the Issuer fails to duly perform or comply with any of the material financial information obligations expressed to be assumed by it in Article 4 (Commitments) of the Subscription Agreement and where such non-performance or non-compliance is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within five (5) Business Days of the earlier of (i) the relevant Group Company becoming aware of such breach and (ii) notice of that breach by the Representative (acting on instructions of the Majority Holders) to the Issuer;

8.3.	Breach of other obligations

the Issuer or any Group Company fails to duly perform or comply with any other material obligation expressed to be assumed by it in any of the Issue Documents to which it is a party and where such non-performance or non-compliance, is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within [fifteen (15) Business Days (reduced to three (3) Business Days as regards the failure to issue Conversion Shares) of the earlier of (i) the relevant Group Company becoming aware of such breach and (ii) the notice of that breach by the Representative (acting on instructions of the Majority Holders) to the Issuer;

8.4.	Intercreditor Agreement

any party to the Intercreditor Agreement (other than the Holders) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement or any representation or warranty given by any party to the Intercreditor Agreement is incorrect in any material respect;

8.5.	Breach of ranking obligations

the Issuer (or any Group Company) is in breach of the ranking obligations under Article 4 (Commitments) of the Subscription Agreement and/or Article 3 (Purpose of the Issue – Ranking) of this Agreement;

8.6.	Breach of representation

any representation, warranty or statement made by, or by an officer of, any Group Company in any Issue Document or in the Drawdown Notice or any other notice or document relating to any Issue Document is incorrect, untrue or misleading in any material respect when it is made or deemed repeated and where such representation, warranty or statement is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within three (3) Business Days;

8.7.	Cross-default

(i)	any Indebtedness of the Issuer or any Group Company is not paid when due or within any applicable grace period;

(ii)	any Indebtedness of the Issuer or any Group Company is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default; or

(iii)	any creditor or creditors of the Issuer or any Group Company become entitled to declare Indebtedness of the Issuer, due and payable before its specified maturity as a result of an event of default, except where (a) such event of default results from a breach of its obligations by a business counterparty or (b) a business counterpart is a provider of the Issuer, and the absence of payment is made in the ordinary course of business and does not exceed ten (10) Business Days or (c) if such Indebtedness is, (x) in aggregate, equal to or less than one million euros (EUR 1,000,000) or (y) on a single basis, equal to or less than five hundred thousand euros (EUR 500,000);

8.8.	Insolvency proceedings

any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Company;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Group Company;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Company or any of its assets; or

(iv)	enforcement of any Security over any assets of any Group Company,

(v)	or any analogous procedure or step is taken in any jurisdiction,

provided that this Article shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 calendar days of commencement;

8.9.	Insolvency

if and when applicable, the Issuer or any Group Company shall stop payment or shall be unable to pay its debts as they fall due, with its available assets (“état de cessation des paiements”) or otherwise admits its inability to pay its debts as they fall due, or commences negotiations with any one or more of its creditors (other than the Subscribers) with a view to the general readjustment or rescheduling of its Indebtedness, or makes a general assignment for the benefit of, or a composition with, its creditors (other than the Subscribers), whether or not through the appointment of an administrator (“administrateur judiciaire” ou “liquidateur judiciaire”), in the framework of a conciliation or safeguard procedure, or any analogous procedure or step is taken in any jurisdiction, or shall be adjudicated or declared insolvent;

8.10.	Expropriation

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any material asset or assets of a Group Company;

8.11.	Authority

the authority or ability of any Group Company to conduct its business wholly or substantially curtailed by any seizure, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other administrative body in relation to a Group Company or any of its assets;

8.12.	Cessation of business

if the Issuer or any Group Company (i) ceases, threatens to cease, or suspends carrying all or substantially all the business it carries on at the date hereof, as mentioned in section (B) of the preamble hereof, or (ii) enters into any business that is not related or complementary to such business, to the extent or in a manner which will have a Material Adverse Effect

8.13.	Audit qualification

the auditors of a Group Company qualify the audited annual consolidated financial statements, excluding qualifications in respect to of going concern;

8.14.	Litigation

any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened in writing, or any judgment or order of a court, arbitral body or agency is made, in relation to the Issue Documents or the transactions contemplated by the Issue Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect;

8.15.	Change of control

there is a Change of Control in any Group Company, provided that the OCA Subscribers may agree, by written notice to the Issuer, that a Change of Control shall not be deemed an Event of Default, but that nevertheless the consequences set forth in Article 8.22 (Occurrence of an Event of Default) shall apply, and in such event the OCA, all accrued interest and all other amounts accrued, owing or payable under the Issue Documents shall be due and payable simultaneously with the closing of the Change of Control transaction;

8.16.	Validity of agreement

at any time any act, condition or thing required to be done, fulfilled or performed by it in order:

(i)	to enable the Issuer lawfully to enter into, exercise its rights under or perform the material obligations expressed to be assumed by it in the Issue Documents to which it is a party;

(ii)	to ensure that the material obligations expressed to be assumed by the Issuer in the Issue Documents to which it is a party are and remain legal, valid and binding;

(iii)	to make the Issue Documents to which it is a party admissible in evidence in France;

is not done, fulfilled or performed within any time available to ensure compliance with the same;

8.17.	Unlawfulness

if it becomes unlawful or impossible: (i) for the Issuer and/or any Group Company (as relevant) to discharge any liability under the Issue Documents or to comply with any other obligation which the Issuer considers material under the Issue Documents; or (ii) for the Holders (including through the Security Agent) to exercise or enforce any right under, or to enforce any Security Interest created by the Security Documents, or (iii) the Issuer or any other Group Company repudiates or rescinds an Issue Document, purports to repudiate or rescind an Issue Document to repudiate or rescind an Issue Document;

8.18.	Breach of contract

if any payment default or event or circumstance occurs which, with the giving of notice, lapse of time, determination of materiality, the fulfillment of any other applicable condition or any combination of the foregoing constitutes a default (howsoever described) by the Issuer under any material contract (including, without limitation, any leasing contracts) to an extent or in a manner which will have a Material Adverse Effect it being understood that as from the day the notice of that circumstance is given by the Representative (acting on instructions of the Majority Holders) to the Issuer, a ten (10) Business Day period of grace will commence during which the Representative may not seek the repayment of the sums owed by the Issuer under the Issue Documents in order for the Issuer, or as the case may be, its shareholders, either (i) to organize the repayment of these sums or (ii) to take all necessary actions which in the sole reasonable opinion of the Representative (acting on instructions of the Majority Holders) are of nature to enable the Issuer to continue to perform the Agreement in all its provisions until the Final Redemption Date;

8.19.	Material adverse change

the occurrence of any facts, circumstances event which have a Material Adverse Effect; it being understood that as from the day the notice of that circumstance is given by the Representative (acting on instructions of the Majority Holders) to the Issuer, a ten (10) Business Day period of grace will commence during which the Representative (acting on instructions of the Majority Holders) may not seek the repayment of the sums owed by the Issuer under the Issue Documents, in order for the Issuer, or as the case may be, its shareholders, either (i) to organize the repayment of these sums or (ii) to take all necessary actions which in the sole reasonable opinion of the Representative (acting on instructions of the Majority Holders) are of nature to enable the Issuer to continue to perform its obligations under the Agreement in all its material provisions until the Final Redemption Date;

8.20.	Invalidity

8.20.1.	any provision of the Issue Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest of a third party or any other third party claim or interest, provided however that if the Issuer and/or any Group Company proposes replacement security which the Holders accepts, and such replacement security is constituted in a manner acceptable to the Holders within such period of time as the Holder may require, such event shall cease to constitute an Event of Default;

8.20.2.	the security constituted by the Security Documents is in any way materially imperilled or in jeopardy (including by way of depreciation in value beyond a normal depreciation) provided however that if the Issuer and/or any Group Company proposes replacement security which the Holders accept, and such replacement security is constituted in a manner acceptable to the Holders within such period of time as the Holders may require, such event shall cease to constitute an Event of Default; or

8.20.3.	any event of default (howsoever described) specified in the Security Documents shall occur.

8.21.	Termination Event

8.21.1.	failure to achieve the Primary Composite Endpoint of the Phase III NATiV3 Clinical Trial or any adverse regulatory outcome in respect thereof (the “Termination Event”);

8.21.2.	notwithstanding Article 8.21.1, if any of the Key Secondary Endpoints is met, the Termination Event may be cured during the Cure Period by completion of the T3 Warrant Exercise (it being specified that the proceeds thereof shall be fully funded and received in cash by the Issuer);

8.21.3.	in the scenario where the Primary Composite Endpoint of the Phase III NATiV3 Clinical Trial is missed, during the Cure Period:

(a)	the minimum amount of cash required to be held by the Issuer in bank accounts located in the United States and/or Luxembourg pursuant to the Subscription Agreement shall be no less than one hundred per cent (100%) of the aggregate principal amount then outstanding under the Amortized Bonds and the OCA, until completion of the T3 Warrant Exercise;

(b)	if the aggregate outstanding principal amount under the Bonds exceeds ten per cent (10%) of the Post-Results Market Capitalisation, the Holders shall have the right to require the Issuer to prepay the OCA (such prepayment to be applied pari passu across each Tranche) so as to reduce the combined outstanding principal amount of OCA and Tranche B to the greater of (i) fifty million Euros (EUR 50,000,000) and (ii) ten per cent (10%) of the Post-Results Market Capitalisation. No prepayment fees shall apply to any prepayment effected under this paragraph (b), it being specified that any unpaid interest and fees, including the End of Commitment Fee, shall remain payable on the date of such prepayment; and

(c)	by no later than the thirtieth (30th) day of the Cure Period, the Issuer shall provide the Holders with evidence, to the reasonable satisfaction of the Holders (such satisfaction not to be unreasonably withheld), that at least fifty million Euros (EUR 50,000,000) of T3 Warrant Exercise are expected to occur (whether through exercise notices already received or other evidence). Failing such evidence, the Holders may, at any time thereafter and for so long as the T3 Warrant Exercise has not been completed, declare the Termination Event;

8.21.4.	if the T3 Warrant Exercise has been completed during the Cure Period, then upon expiry thereof:

(a)	the Issuer shall make a mandatory prepayment so as to reduce the aggregate outstanding principal amount under the Amortized Bonds and the OCA to no greater than seven point five per cent (7.5%) of the Post-Cure Market Capitalisation; any such prepayment shall be applied first to Tranche B and thereafter to OCA;

(b)	if the Post-Cure Market Capitalisation is below four hundred million Euros (EUR 400,000,000), the Holders shall have the right to require the full repayment of any principal amount then outstanding under each Tranche;

(c)	no prepayment fees shall apply to any mandatory prepayment effected pursuant to paragraphs (a) and (b) above, it being specified that any unpaid interest and fees, including the End of Commitment Fee, shall remain payable on the date of such prepayment;

8.22.	Occurrence of an Event of Default

8.22.1.	On or at any time following the occurrence of any Event of Default, the Representative (acting on the instructions of the Majority Holders) may:

(i)	serve on the Issuer a notice stating that all obligations of the Holders to the Issuer under this Agreement including (without limitation) the obligation to subscribe for OCA (or any tranche thereof) are terminated;

(ii)	serve on the Issuer a notice stating that, the OCA, all interest and all other amounts accrued, owing or payable under the Issue Documents are immediately due and payable;

(iii)	declare the Security Documents to be enforceable; and/or

(iv)	take any other action which, as a result of the Event of Default or any notice served under paragraphs (i) to (iii) above, the Issuer is entitled to take under the Security Documents or any applicable law;

8.22.2.	In addition, on or at any time following of any Event of Default, and on the service of a notice under Article 8.22.1:

(i)	all the obligations of the Holders to the Issuer under this Issue Documents shall terminate;

(ii)	the following sums shall become immediately due and payable:

(a)	the outstanding principal amount of the OCA;

(b)	all accrued and unpaid Interest;

(c)	all unpaid fees, costs and expenses; including the End of Commitment Fee; and

(d)	all other sums payable by the Issuer (or any other Group Company) to the Holders under the Issue Documents;

8.22.3.	The Representative (acting on the instructions of the Majority Holders), may waive any Default or Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Representative (acting on the instructions of the Majority Holders) to the Issuer to that effect; it being understood and acknowledged, that if and so long as no notice of waiver of a Default or an Event of Default was so provided, such Default or Event of Default shall be deemed as having occurred and in effect for all purposes hereunder (subject to the Issuer’s right to remedy a Default).

9.	Register and certificates

9.1.	In accordance with Article L. 211-3 of French Monetary and Financial Code (Code monétaire et financier), the OCA shall be held in nominative form (forme nominative) and will be compulsorily recorded in securities accounts and records held by the Issuer or the authorized intermediary, as the case may be.

9.2.	Consequently, the Holders rights will be recorded in securities accounts (inscription en compte) opened in their name on the corporate register which will be held by the Registrar.

9.3.	No physical document evidencing title to the OCA (including representative certificates pursuant to Article R. 211-7 of the French Monetary and Financial Code (Code monétaire et financier)) will be issued to represent the OCA.

9.4.	In accordance with Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code (Code monétaire et financier), and subject to Article 10, transfer of the OCA will be made by transfer from account to account and the transfer of ownership of the OCA will occur once they are recorded as book entries in the acquirer’s securities account, and pursuant to the terms and conditions provided herein.

10.	Transmission and transfer

10.1.	The Holders will be recognized by the Issuer as entitled to the OCA free from any equity set-off or cross-claim on the part of the Issuer against the original or any intermediate holder of such OCA.

10.2.	The OCA shall be freely transferrable, subject to obtaining the written consent of the Issuer prior to such transfer, unless such transfer is:

(i)	to another Holder;

(ii)	to a fund which is a Related Fund of the transferor Holder; or

(iii)	made at a time when a Major Transfer Event of Default is continuing (for the purpose of this clause, “Major Transfer Event of Default” means an Event of Default under (i) Clauses 8.1 (Non-payment), 8.7 (Cross-Default), 8.8 (Insolvency Proceedings) or 8.9 (Insolvency)).

10.3.	The consent of the Issuer must not be unreasonably withheld or delayed. The Issuer will be deemed to have given its consent ten (10) Business Days after the Holder has requested it unless consent is expressly refused by the Issuer within that time.

10.4.	Notwithstanding the above, no assignments or transfers of any of rights or transfers (including by way of novation) of any rights and obligations under any Issue Document are permitted:

(i)	to an Industrial Competitor of the Group;

(ii)	to a Loan-to-Own Investor unless a Major Transfer Event of Default is continuing;

(iii)	to a person or entity resident, incorporated in a Non-Cooperative Jurisdiction or acting through an office through which it will perform its obligations under this Agreement or the office in the jurisdiction in which it is resident for tax purposes is situated in a Non-Cooperative Jurisdiction.

10.5.	Transfers of the OCA shall be effected by an instrument in writing in the usual common form signed by the transferor and shall be notified to the Issuer at the latest thirty (30) Business Days prior to the transmission or transfer. Such notice shall include the specific identity of the transmittee(s) or transferee(s) and a confirmation from the transmittee(s) or transferee(s) of its adhesion to the terms of this Agreement and the other Issue Documents.

10.6.	Any transferee or assignee that becomes a Holder, by whatever means and for whatever reason, shall have the benefit of, and be subject to, all of the rights and obligations arising under this Agreement as regards the OCA.

10.7.	The OCA are issued in accordance with the provisions of article L. 411-2 of the Code monétaire et financier and shall not be offered to the public for subscription (within the meaning assigned in regulation (UE) n° 2017/1129 of 14 June 2017) and shall not be capable of being dealt in on any stock exchange and no application shall be made to any stock exchange for permission to deal in or for an official or other quotation for the OCA.

11.	Procedures for payment

Any principal, interest or other moneys repayable or payable hereunder on or in respect of any OCA may be paid by transfer to the bank account designated in writing by the Representative.

At the time of Issue, this account shall be:

[***]

Each payment shall discharge the issuer.

12.	Representative

12.1.	The Masse

(i)	In accordance with the provisions of Article L.228-46 of the French Code de Commerce, the Holders shall form a group (masse) with legal personality represented by the representative (representant de la masse) (the “Representative”) the appointment and powers of which are defined hereafter.

(ii)	The statutory provisions in relation to the masse and the représentant de la masse shall apply to the Issue.

(iii)	The powers of the masse shall be defined in accordance with the relevant provisions of the French Code de Commerce.

(iv)	In accordance with the provisions of Article L.228-47 of the French Code de Commerce, Kreos is hereby appointed as first Representative. In case of resignation of Kreos, any new Representative shall be appointed by a general meeting of the Holders held for that purpose or otherwise in accordance with the provisions of the French Code de Commerce. It being specified for the avoidance of doubt that whenever all outstanding OCA are held by a single Holder, regardless of whether a person or a company, that Holder shall personally exercise all the rights of the Representative and shall have all rights that may be attributed to the Representative by applicable statutory provisions and this Agreement.

12.2.	Remuneration

The Representative will not be remunerated for its mission.

12.3.	Meetings of Holders

(i)	A general assembly of the Holders may be held at any time at the registered office of the Issuer or in any other place indicated in the notice calling the assembly.

(ii)	The general assembly of Holders shall be called and held in accordance with the law.

(iii)	All resolutions of the general assembly shall be adopted by the Majority Holders. For the purposes of any such resolution, each OCA that has not been redeemed shall give the right to one (1) vote.

12.4.	Written consultation of the Holders

The Holders shall be consulted, and all decisions of the Holders shall be taken, by means of a written consultation conducted in accordance with the provisions of article 12.4 (Written consultation of the Holders) (a “Written Consultation”) to the extent permitted by applicable law:

(i)	Any request for a Written Consultation must be sent to the relevant Holders and (i) to the Issuer (if it emanates from the Representatives) or (ii) to the Holders (if it emanates from the Issuer).

(ii)	Each request for a Written Consultation shall indicate the response period for the relevant Holders, which may not be less than five (5) Business Days from (and excluding) the date on which the request is sent, except if the Majority Holders waive such period in the Written Consultation.

(iii)	The requests for Written Consultation may be made by email. In such case, the email must contain, including in the form of attachments, all information and documents relating to the subject matter of the consultation.

(iv)	Each relevant Holder shall indicate in writing or by email to the Representatives its response(s) to the resolutions that are the subject of the Written Consultation (in the absence of a response within the time limit, the relevant Holder shall be deemed to have rejected the resolutions). Upon expiry of the response period set out in the request for Written Consultation, or when the Representatives have received the responses of all the relevant Holders, it shall determine whether the corresponding decision(s) has or have been adopted or rejected by the Holders consulted, and shall promptly notify the Issuer, the Holders and each of the Holders thereof.

(v)	The decisions of the Holders may also result from a written deed signed by all of the Holders, in which case the above formalities shall not apply.

12.5.	Representative’s duties

The Representative shall:

(i)	send to each Holder details of each communication delivered to it by the Issuer for that Holder under any Issue Document (and by the Issuer pursuant to Article L. 228-55 of the French Code de Commerce) as soon as reasonably practicable after receipt;

(ii)	for all matters requiring, legally or under the provisions of this Agreement, the consent of the Majority Holders, act in accordance with any instructions from the Majority Holders or, if so instructed by the Majority Holders, refrain from exercising a right, power or discretion vested in it under any Issue Document;

(iii)	have only those duties, obligations and responsibilities expressly specified in the Issue Documents, and

(iv)	promptly notify each Holder of the occurrence of any Event of Default, or, if the Representative receives notice from the Issuer referring this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, of the receipt and content of such notice.

12.6.	Representative’s rights

12.6.1.	The Representative may:

(i)	perform any of its duties, obligations and responsibilities under the Issue Documents by or through its personnel, delegates or agents (on the basis that it may extend the benefit of any indemnity received by it under the Agreement to its personnel, delegates or agents);

(ii)	except as expressly provided to the contrary in any Issue Document, refrain from exercising any right, power or discretion vested in it under the Issue Documents until it has received instructions from the Majority Holders or, where relevant, all the Holders;

(iii)	refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

(iv)	assume that no Event of Default is continuing, unless an officer of the Representative while active on the account of the Issuer acquires actual knowledge to the contrary;

(v)	refrain from taking any step (or further step) to protect or enforce the rights of any Holder under any Issue Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

(vi)	rely on any communication or document believed by it to be genuine and correct and assume that any communication or document has been communicated or signed by the person by whom it purports to be communicated or signed;

(vii)	rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Issuer in a statement by or on behalf of the Issuer; and

(viii)	obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice.

12.6.2.	Neither the Representative nor any of its personnel or agents shall be:

(i)	responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any Issue Document or any notice or other document delivered under any Issue Document;

(ii)	responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Issue Document;

(iii)	obliged to enquire as to the occurrence or continuation of an Event of Default or as to the accuracy or completeness of any representation or warranty made by the Issuer under any Issue Document;

(iv)	responsible for any failure of the Issuer or any of the Holder duly and punctually to observe and perform their respective obligations under any Issue Document;

(v)	responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Issue Document;

(vi)	liable for acting (or refraining from acting) in what it believes to be in the best interests of the Holders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Holders or the Majority Holders (as the case may be); or

(vii)	liable for anything done or not done by it under or in connection with any Issue Document, except in the case of its own gross negligence or wilful misconduct.

12.7.	Representative Individually

(i)	If it is a Holder, the Representative shall have the same rights and powers under the Issue Documents as any other Holder and may exercise those rights and powers as if it were not also acting as the Representative.

(ii)	The Representative accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any Holder or any Subsidiary thereof (and, in each case, may do so without liability to account).

(iii)	If the Representative resigns, the resignation of the retiring Representative shall become effective upon the appointment of a successor.

12.8.	Communications and Information

(i)	All communications to the Issuer in connection with this Agreement are to be made by or through the Representative.

(ii)	The Representative will not be obliged to transmit to any other Holder any information relating to any party to any Issue Document which the Representative may have acquired otherwise than in connection with the OCA or the Issue Documents.

(iii)	Notwithstanding anything to the contrary expressed or implied in any Issue Document, the Representative shall not, as between itself and the other Holders, be bound to disclose to any other Holder or other person any information, disclosure of which might in the opinion of the Representative result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

12.9.	Non-Reliance on Representative

Each Holder confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Issuer and has not relied, and will not at any time rely, on the Representative:

(i)	to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Issuer, whether coming into its possession before or after the Completion Date, except as specifically provided otherwise in this Agreement; or

(ii)	to check or enquire into the adequacy, accuracy or completeness of any information provided by the Issuer under or in connection with any Issue Document (whether or not that information has been or is at any time circulated to it by the Representative); or

(iii)	to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the Issuer.

12.10.	Representative’s indemnity

(i)	Each Holder shall on demand indemnify the Representative (in proportion to that Holder’s number of OCA) against any loss incurred by the Representative in complying with any instructions from the Holders or the Majority Holders (as the case may be) or otherwise sustained or incurred in connection with the Issue Documents or its duties, obligations and responsibilities under the Issue Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the Representative or any of its personnel.

(ii)	The provisions of paragraph (i) above are without prejudice to any obligations of the Issuer to indemnify the Representative under the Issue Documents.

13.	Security agency, Calculation agency, Expert

13.1.	Security Agent appointment

The Security Agent, appointed by the Subscribers under the Intercreditor Agreement, will act in the name and on behalf of both the Holders’ Representative and the representative appointed under the Amortized Bonds Issue Agreement, in relation to any Security granted under or pursuant to the Issue Documents.

13.2.	Release of Security

A release of any Security under the Security Documents other than in accordance with paragraph 9.6 of the Subscription Agreement or any specific Security Document, shall require prior written consent of the Holders and the holders of Amortized Bonds.

13.3.	Calculation Agent, Expert

The Issuer has appointed Conv-Ex Advisors Limited as equity-linked calculation agent (the “Equity-Linked Calculation Agent”) to perform such determinations as are expressly specified to be made by it in these Terms and Conditions.

The Issuer reserves the right at any time to modify or terminate the appointment of the Equity-Linked Calculation Agent Calculation Agent and/or appoint a substitute Equity-Linked Calculation Agent or approve any change in the office through which such agent acts, in each case with the prior written consent of the Representative.

The Equity-Linked Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed in connection with the OCA (acting in such capacity), shall have any relationship of agency or trust with, nor shall the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed as aforesaid (to the fullest extent permissible by law) shall be liable, nor shall they incur any liability as against, the Holders, the Representative, the Security Agent and (in the case of any determinations performed by an Expert) the Equity-Linked Calculation Agent.

The Equity-Linked Calculation Agent may, subject to the provisions of the Calculation Agency Agreement to be entered into between the Issuer and the Equity-Linked Calculation Agent at the latest on the Issuance Date, consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer, the Representative, the Holders or the Security Agent in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

If in the reasonable determination of the Issuer or any Holder any doubt shall arise as to whether an adjustment is to be made to the Conversion Ratio or as to the appropriate adjustment to the Conversion Ratio, or as to any other determination specified to be made in these Terms and Conditions, or which is made, by the Calculation Agent, following consultation between the Issuer, the Holders and the Equity-Linked Calculation Agent an Expert shall be required to be deliver a written opinion in respect of such determination and such written opinion shall be conclusive and binding on the Issuer, the Holders, the Representative and the Equity-Linked Calculation Agent, save in the case of wilful default, bad faith or manifest error.

14.	Protection of holders

The protection of the Holders will be as set forth in Schedule 4, it being specified that in accordance with Article L. 228-98 of the French Commercial Code (Code de commerce), the Issuer may, without requesting authorization from the Holder(s), redeem its share capital, change its profit distribution, its form or its object. The Parties agree that the provisions of Schedule 4 shall form integral part of this Agreement.

15.	Remedies and waivers

15.1.	No failure, delay or other relaxation or indulgence on the part of the Holders or the Representative to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

15.2.	All rights of the Holders contained in this Agreement are in addition to all rights vested or to be vested in it pursuant to the other Issue Documents, common law or statute.

15.3.	Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Issue Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

16.	Severability

16.1.	Each of the provisions of this Agreement and any Issue Document is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

16.2.	In such case, the Parties shall do their best effort take appropriate actions to replace such provision with an economically equivalent provision which is valid, legal and enforceable, such commitment being, for the avoidance of doubt, a material commitment.

17.	Indemnities

17.1.	Without prejudice to the Issuer’s other obligations under this Agreement and the Issue Documents, the Issuer shall indemnify each Holder fully on demand in respect of all properly documented expenses, liabilities and losses which are suffered or incurred by such Holder, as a result of or in connection with: (i) any failure (for whatever reason) by the Issuer to make payment of any amount due under this Agreement or any Issue Document on the due date or, if so payable, on demand; (ii) the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the OCA; and (iii) any material breach or inaccuracy of any representation or warranty or any breach of any undertaking contained in the Subscription Agreement or in this Agreement, and in respect of any taxes for which a Holder is liable or held liable in connection with any amount paid or payable to such Holder (whether for its own account or otherwise) under the Issue Documents.

The Issuer shall not be liable to any Holder to the extent that the relevant expense, liability, loss or tax is attributable to the fraud, gross negligence, willful misconduct by such Holder, and no Holder shall be entitled to recover for the same loss more than once.

17.2.	The Issuer shall indemnify each Holder fully on demand in respect of properly documented claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including without limitation legal fees and expenses, which may be made or brought against, or incurred by, such Holder, in any country, in relation to: (i) any action lawfully taken under or in connection with the Issue Documents by a Holder or by any receiver appointed under the Security Documents after the occurrence of any Event of Default.

18.	Litigation and evidence

18.1.	In any litigation or arbitration proceedings arising out of or in connection with this Agreement or an Issue Document, the entries made in the accounts maintained by the Holders shall constitute prima facie evidence of the matters to which they relate.

18.2.	Any certification or determination by the Representative of a rate or amount under this Agreement or any Issue Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.	Notices

19.1.	All notices, demands or other communications under or in connection with this Agreement may be given by letter, email or other comparable means of communication addressed to the person at the address identified with its signature below.

To Issuer:

INVENTIVA S.A.

To the attention of Mr. Andrew Obenshain, Directeur Général

50, rue de Dijon

21121 DAIX

France

E-mail:

With copy (for information purposes) to:

With copy (for information purposes) to:

Maître Arnaud Duhamel

Avocat associé

Gide Loyrette Nouel A.A.R.P.I

15 rue de Laborde, 75008 Paris

E-mail:

To the Representative:

Kreos Capital VIII (UK) Ltd, c/o BlackRock Investment Management (UK) Limited – Private Debt-EMEA Venture & Growth Lending Group

12 Throgmorton Avenue, London EC2N 2DL

For the attention of:

with copies to:

For the attention of:

and:

The Office of the General Counsel (EMEA) (Legal Transactions Group)

For the attention of:

With copy to:

Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l, c/o Claret Capital Partners Limited

5th Floor, Warwick House 25 Buckingham Palace Road London SW1W 0PP United Kingdom

Email:

For the attention of:

To the Security Agent:	GLAS SAS 41 Avenue George V 75008 Paris France Email: For attention of:

19.2.	Any such communication will be deemed to be given as follows:

(i)	if personally delivered, at the time of delivery, as documented by a receipt;

(ii)	if by letter, on the date entered by the addressee on the receipt in the case of delivery by hand or on the date when delivery is first attempted in the case of a recorded delivery letter with acknowledgement of receipt, and

(iii)	if by email transmission or comparable means of communication during the business hours of the addressee (9am to 5pm) then on the day of transmission, otherwise on the next following Business Day.

19.3.	In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities or in the case of e-mail transmission or other comparable means of communication that a confirming hard copy was provided promptly after transmission.

20.	Governing– law - Jurisdiction

20.1.	This Agreement is governed by and shall be construed in accordance with French law.

20.2.	Any dispute concerning the validity, interpretation or performance of this Agreement will be submitted to the Tribunal des activités économiques (commercial court) of Paris.

21.	Electronic Signature

In accordance with articles 1366 and 1367 of the French civil code (Code civil), this Agreement shall be signed electronically via DocuSign. Each of the Parties acknowledges that it has received all the information required for the electronic signature of the Agreement and that it has signed the Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into the Agreement in this regard. Furthermore, in accordance with the provisions of article 1375 of the French Civil code, the obligation to deliver an original copy to each of the Parties is not necessary as proof of the commitments and obligations of each Party to the Agreement. The delivery of an electronic copy of the Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to the Agreement.

On 2 June 2026

INVENTIVA S.A. By: Andrew Obenshain Title: Chief Executive Officer (Directeur Général)	For and on behalf of KREOS CAPITAL VIII (UK) LTD [1] By: BlackRock Investment Management (UK) Limited, its duly authorised attorney Name: Aris Constantinides Title: Managing Director

Claret European Specialty Lending Company IV, S.à r.l By: Rajen Shah Title: Class A Manager	Claret European Specialty Lending Company IV, S.à r.l By: Gaffyn Price Title: Class B Manager

Claret Kermode Specialty Lending Company II, S.à r.l By: Rajen Shah Title: Class A Manager	Claret Kermode Specialty Lending Company II, S.à r.l By: Gaffyn Price Title: Class B Manager

GLAS SAS By: Cheick Diallo Title: authorized signatory	For and on behalf of KREOS CAPITAL VIII (UK) LTD [2] By: BlackRock Investment Management (UK) Limited, its duly authorised attorney Name: Sean Dunne Title: Managing Director

1 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

2 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

List of Schedulees

Schedule 1	Agreed form Drawdown Notice
Schedule 2	Agreed form subscription form
Schedule 3	Agreed form Conversion Notice
Schedule 4	Protection of the Holders

Schedule 1

Agreed form Drawdown Notice

Schedule 1
Agreed form Drawdown Notice

Andrew Obenshain, Chief Executive Officer (Directeur Général) for and on behalf of INVENTIVA S.A.

Schedule 2

AGREED FORM SUBSCRIPTION FORM

INVENTIVA S.A.

Société anonyme au capital de 2.090.074,75 euros

Siège social : 50, rue de Dijon – 21121 Daix

537 530 255 RCS Dijon

(la “Société”)

AMOUNT AND TERMS OF THE CONVERTIBLE BOND ISSUE

Issue of 35,000,000 convertible bonds (the “OCA”) with a par value of one euro each, representing a total bond issue of EUR 35,000,000.00, to be paid up in full in cash, including, as the case may be, by way of set-off against liquid and due receivables, the subscription of which is reserved to the companies Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l.The issuance of the OCA was decided by the Chief Executive Officer (Directeur Général) of the Company on [•] June 2026, pursuant to the sub-delegation granted by the Board of Directors of the Company on 29 May 2026, acting in execution of the delegation of authority granted by the general meeting of shareholders of the Company dated 22 May 2025, in accordance with an issue agreement entitled “OCA Issue Agreement” entered into on 2 June 2026 and a framework agreement entitled “Subscription Agreement” entered into on the same date between the Company and, in particular, the companies Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l. Subject to the terms and conditions of the issue documents, subscription will be open at the registered office of the Company from [•] 2026 to [•] 2026 inclusive. Proceeds from cash payments shall be deposited into the account opened in the name of the Company in the books of the bank CR CHAMPAGNE BOURGOGNE CAE DIJON (the “Account”).

SUBSCRIPTION FORM

INVENTIVA S.A., a limited company (société anonyme) incorporated under the laws of France, with a share capital of EUR 2,077,074.75 having its registered office at 50, rue de Dijon – 21121 DAIX, France, registered under single identification number 537 530 255 RCS Dijon, KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU, Claret European Specialty Lending Company IV, S.à r.l, a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d’Esch - L - 1471 Luxembourg, registered under identification number B291023; having taken note of the conditions of the OCA issue, hereby declares to subscribe, by means of this subscription form (a copy of which has been retained by the subscriber on plain paper), to thirty five millions (35,000,000) OCA and to pay up the full amount of its subscription, i.e. the sum of thirty five millions euros (EUR 35,000,000), being the par value of the OCA so subscribed, by bank transfer to the Account, less any amounts provided for in the above-mentioned documents

On [•] 2026

In two (2) originals

Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l.

represented by par 3

3 Signature to be preceded by the following statement: “Accepted for formal and irrevocable subscription of thirty millions (35,000,000) OCA”

Schedule 3

Agreed form Conversion Notice

To :

INVENTIVA S.A.4

(as Issuer)

Cc.:5

CONV-EX ADVISORS LIMITED

Email: calculation.agent@conv-ex.com

For attention of: Calculation Agency Team

(or such other party and/or email as notified by the Issuer to the Representative in accordance with clause 20)

(as Equity-Linked Calculation Agent)

CONVERSION NOTICE

The undersigned

, duly

authorised for the purposes hereof

Holding, at the date hereof [•] OCA issued by INVENTIVA S.A., a limited company (société anonyme) incorporated under the laws of France, with a share capital of EUR 2,090,074.75having its registered office at 50, rue de Dijon – 21121 Daix, France, registered under single identification number 537 530 255 RCS Dijon on [•] 2026 in accordance with the terms and conditions of the OCA issue agreement entered into on [•] 2026 between Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l.,

Knowledge taken of the conversion conditions of the OCA,

Hereby declares converting _____________ OCA

Such conversion being made by subscribing to such number of new shares in the Company as shall be determined by the Equity-Linked Calculation Agent in accordance with the Terms and Conditions of the OCA, for a total subscription price for such shares (including the applicable issuance premium) equal to the product of the par value of each OCA (being EUR 1) and the number of OCA being converted (as specified above) pursuant to this Conversion Notice, by means of conversion of such number of OCA.

4 By email transmission only in accordance with clause 20

5 By email transmission only

Executed in [•]

On [•]

In two (2) originals

For an on behalf of [•]

[•]*

* Handwritten mention : ” Bon pour souscription formelle et irrévocable de [•] ([•]) actions par conversion de [•] ([•]) OCA “

Schedule 4

Protection of the Holders

(A)	Specific provisions

In accordance with Article L.228-98 of the French Commercial Code (Code de commerce):

(1)	the Issuer may change its form or its corporate purpose without requesting the approval of the Holders’ general meeting;

(2)	the Issuer may, without requesting the approval of the Holders’ general meeting, redeem its share capital, or modify the allocation of its profit and/or issue voting or non-voting preference Shares or other preferred equity instruments provided that, as long as any Warrants are outstanding, it takes the necessary measures to preserve the rights of the Holders;

(3)	in the event of a capital reduction resulting from losses and realised through a decrease of the par value or of the number of Shares comprising its share capital which the Issuer may carry out as from the Issue Date and the Record Date of which occurs before the delivery date of the Shares upon any exercise of one or more Warrants, the rights of the Holders will be reduced accordingly, as if they had exercised such Warrants prior to the date on which such share capital reduction occurred. In the event of a reduction of the share capital by a decrease in the number of Shares, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Number of Shares in the share capital after the reduction

_______________________________________________

Number of Shares in the share capital prior to the reduction

The Conversion Ratio so adjusted will be rounded to the nearest whole multiple of 0.00001 Share (with 0.000005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Ratio.

Such adjustment to the Conversion Ratio will become effective on the later of (i) the date on which the transaction triggering such adjustment is completed and (ii) the first Business Day on which the adjustment is capable of being determined in accordance with the terms of this Agreement.

(B)	Adjustments to the Conversion Ratio in the event of financial transactions of the Issuer

Upon completion of any of the following transactions:

(1)	reduction of share capital of the Issuer resulting from losses and realized through a decrease in the par value or the number of shares comprising the share capital,

(2)	issuance, with a preferential subscription right to existing shareholders, of securities,

(3)	increase in share capital by capitalisation of reserves, profits or share premia, and by distribution of bonus shares, or the subdivision or consolidation of shares,

(4)	in the event that a nominal value is assigned to the shares, an increase in share capital of the Issuer, without issuing shares, by capitalisation of reserves, profits or share premia by increasing the nominal value of the shares,

(5)	distribution of reserves in cash or in kind or a share premium,

(6)	allotment of bonus financial instruments other than shares,

(7)	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), spin-off, division (scission) of the Issuer,

(8)	buy-back of own shares at a price that is higher than the share price,

(9)	amortisation in share capital of the Issuer,

(10)	modification of the Issuer’s allocation of its profits,

in each case the Record Date of which falls on or after the Warrant Issuance Date (save in the case of any exercised Warrant if the date of delivery of the Warrant Shares in respect of such exercise falls on or before such Record Date), the rights of the Holders will be protected by adjusting the Conversion Ratio (or as otherwise prescribed) in accordance with the following provisions.

Any adjustment to the Conversion Ratio carried out in accordance with this section (B) (or section (A)) will become effective on the later of (i) the date on which the transaction triggering such adjustment is completed and (ii) the first Business Day on which the adjustment is capable of being determined in accordance with these provisions (such date on which such adjustment becomes effective, the “Effective Date” in respect of the relevant adjustment).

In the event of an adjustment carried out in accordance with paragraphs 1 to 10 below, the Conversion Ratio so adjusted will be rounded to the nearest whole multiple of 0.00001 Share (with 0.000005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Conversion Ratio.

1.	In the event of a reduction of share capital of the Issuer resulting from losses and realized through a decrease in the par value or the number of Shares comprising the share capital, the Holders’ rights will be reduced as a result, as if they had exercised their conversion right before the date on which the reduction of capital occurred. In the event of a reduction of share capital by a decrease in the number of Shares, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Number of Shares comprising the capital after the transaction
Number of Shares comprising the capital before the transaction

2.	(a) In the event of a financial transaction conferring a preferential subscription right to the holders of the Shares (the “Shareholders”) (issuance of Shares or any other securities of any nature), the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share ex-subscription right + value of the subscription right
Share value ex-subscription right

To calculate this ratio, (i) the value of a Share ex-subscription right will be equal to the arithmetic average of the opening prices (if any) of the Shares on the Relevant Exchange for the Shares on all Trading Days included in the subscription period and (ii) the value of the subscription right will be equal to the average of the opening prices (if any) of the preferential subscription right on the Relevant Exchange for the preferential subscription right on all Trading Days included in the subscription period.

(b) In the event of a financial transaction carried out through the free allocation of listed subscription warrants to Shareholders with a correlative ability to sell the securities resulting from subscription warrants not exercised by the holders during the period of subscription that applies to them6, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Value of a Share after detachment + Value of the subscription warrant
Value of a Share after detachment

For the calculation of this ratio:

(i)	the value of a Share after detachment of the subscription warrant will be equal to the volume-weighted average of (i) the trading prices (if any) of the Shares on the Relevant Exchange therefor on each Trading Day included in the subscription period, and, if there is a rump placement, (ii) either (a) the sale price of the Shares sold in the rump placement (and applying the volume of Shares sold in the offering to the sale price), if such securities are fungible with the Shares, or (b) the trading prices (if any) of the Shares on such Relevant Exchange on the day the sale price for the securities sold in the rump placement is fixed, if such securities are not fungible with the Shares;

(ii)	the value of the subscription warrant will be equal to the volume-weighted average of (i) the trading prices (if any) of the subscription warrants on the Relevant Exchange therefor on each Trading Day included in the subscription period, and (ii) the implicit value of the subscription warrants (applying to this amount the corresponding number of warrants exercised in respect of the securities sold in the offering), being equal to either (a) the difference, if positive, adjusted by the warrant exercise ratio, between the sale price of the securities sold in the rump placement and the subscription price of the securities upon the exercise of the subscription warrants, or (b) if such difference as aforesaid is not positive, zero (0).

6 Are only concerned warrants which are “substitutes” of preferential subscription rights (exercise price usually lower than the market price, term of the warrant similar to the period of subscription of the capital increase with upholding of the Shareholders’ preferential subscription right, option to “recycle” the non-exercised warrants). The adjustment as a result of a free allocation of standard warrants (exercise price usually greater than the market price, term usually longer, absence of option granted to the beneficiaries to “recycle” the non-exercised warrants) shall be made in accordance with paragraph 6.

3.	In the event of an increase in share capital of the Issuer by capitalisation of reserves, profits or share premia and by distribution of bonus Shares, or by the subdivision or consolidation of Shares, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Number of Shares after the transaction
Number of Shares existing before the transaction

4.	In the event of an increase in share capital of the Issuer without shares being issued by means of a capitalisation of reserves, profits or share premia performed by increasing the nominal value of the shares, the nominal value of the shares which may be delivered to the Holders upon exercise of any Warrant will be increased accordingly.

5.	In the event of the distribution by the Issuer of reserves or premiums in cash or in kind to the Shareholders, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share before distribution
Value of the Share before distribution – Value of the distribution per Share

For the calculation of this ratio:

(i)	the value of a Share before distribution will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the first Trading Day on which the Shares are traded ex-distribution;

(ii)	the Value of the distribution per Share will be equal to:

a.	if the distribution is made solely in cash, or is made either in cash or in kind (including but not limited to Shares) at the option of the Shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Commercial Code (Code de commerce)): the amount of such cash payable per Share, i.e., disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the Shareholders as aforesaid; or

b.	if distribution is made solely in kind:

i.	in the case of a distribution of securities that are already listed on a stock exchange or other securities market: the VWAP of the securities distributed per Share over the period comprising the last three Trading Days preceding the Ex-Date in respect of such distribution (or, if the value distributed per Share cannot be so determined, the value distributed per Share will be determined by an Expert pursuant to sub-paragraph iii. below),

ii.	in the case of a distribution of securities that are not yet listed on a stock exchange or other securities market but are expected to be so listed within the period of ten Trading Days’ period starting from (and including) the Ex-Date in respect of such distribution: the VWAP of such securities over the period comprising the three first Trading Days included in such ten Trading Days’ period and on which such securities are traded on the Relevant Exchange therefor (or, if the value distributed per Share cannot be so determined, the value distributed per Share will be determined by an Expert pursuant to the sub-paragraph iii. below); and

iii.	in all other cases (including without limitation the distribution of securities that are not listed as aforesaid or are so listed on fewer than three Trading Days within the ten Trading Days’ period mentioned above or distribution of assets or the value of the securities or the assets not being capable of being determined in accordance with the foregoing): such value as is determined by an Expert, in each case prior to any withholdings and without taking into account any applicable deductions.

6.	In the event of a free allocation of financial instruments other than shares of the Issuer to the Shareholders, the new Conversion Ratio will be determined as follows:

6.1            If the right to receive financial instruments is listed on a stock exchange or other securities market, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Share value ex-right + Value of the right to receive financial instruments
Share value ex-right

For the calculation of this ratio:

(i)	the Share value ex-right will be equal to the VWAP of the Shares over the period comprising the first ten Trading Days starting on the Ex-Date in respect of such free allocation;

(ii)	the Value of the right to receive financial instruments will be equal to the VWAP of such right over the ten Trading Days’ period referred to above.

If the right to receive financial instruments is not traded on the Relevant Exchange in respect thereof on each of the ten Trading Days referred to above, its value will be determined by an Expert instead.

6.2            If the right to receive financial instruments is not listed on a stock exchange or other securities market, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Share value ex-right + Value of the financial instruments allocated to each Share
Share value ex-right

For the calculation of this ratio:

(i)	the Share value ex-right will be equal to the VWAP of the Shares over the period comprising the first ten Trading Days starting on the Ex-Date in respect of such free allocation;

(ii)	if these financial instruments are listed or are to be listed on a stock exchange or other securities market within the period of the first ten Trading Days starting from (and including) Ex-Date in respect of such free allocation, the value of the financial instruments allocated to each Share will be equal to the VWAP of these securities over the period comprising the first three Trading Days included in such ten Trading Days’ period and on which said securities are traded on the Relevant Exchange therefor. If the financial instruments are not traded on such Relevant Exchange on at least three Trading Days during such ten Trading Days’ period, the value of these securities will be determined by an Expert.

7.	In the event of merger by acquisition (fusion par absorption) of the Issuer by another company or of merger of the Issuer with one or more other companies to create a new company (fusion creation d’une nouvelle société), or in the event of a demerger (scission) of the Issuer within the meaning of Article L.228-101 of the French Code de commerce, the Warrants will be exercisable for shares of the merged or new company or of the beneficiary companies of such demerger (and, for the avoidance of doubt, such shares shall be deemed to be the Shares for the purpose of this Agreement as from the date of completion of such transaction, subject to any technical changes to these Conditions required to be made as may be determined in good faith to be appropriate by an Expert).

The new Conversion Ratio shall be determined by (if the Equity-Linked Calculation Agent determines in its sole discretion it is capable of making such adjustment in such Equity-Linked Calculation Agent capacity) or (otherwise) by an Expert as the product of the Conversion Ratio immediately prior to the Effective Date and the exchange ratio of the Shares against the shares of the acquiring or new company or companies resulting from any demerger. These companies shall be substituted to the Issuer in order to apply the above adjustment, the purpose being to maintain, where applicable, the rights of the Holders in the event of financial or securities transactions, and, generally to ensure that the rights of the Holders are guaranteed under the legal, regulatory and contractual conditions.

8.	In the event that the Issuer makes an offer to the Shareholders to buy-back its own shares at a price that is higher than the market price, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Share value * (1 – Pc%)
Share value – Pc% * Buy-back price

For the calculation of this ratio:

“Share value” means the VWAP over the period comprising the last three Trading Days preceding the buyback (or the ability of buyback);

“Pc%” means the percentage of the share capital of the Issuer that has been bought back; and

“Buy-back price” means the effective price of the shares bought-back (which is by definition higher than the Share value).

9.	In the event of an amortisation in share capital of the Issuer, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share before amortisation
Value of the Share before amortisation – Amount of amortisation per Share

For the calculation of this ratio, the value of the Share before amortisation will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the Ex-Date in respect of such amortisation, and the amount of amortisation per Share shall be determined in the same manner as the Value of the distribution per Share in paragraph 5.

10.	(a) In the event of the modification by the Issuer of the allocation of its profits and/or issue of preference shares resulting in such modification, the new Conversion Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Conversion Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share before modification
Value of the Share before modification – Reduction of the profit right per Share

For the calculation of this ratio, the value of the share before the modification will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the date of modification, and the reduction of the profit right per Share will be determined by an Expert and will be submitted to the approval of the Holders’ general meeting.

(b) In the event of the creation of preference shares without a modification of the allocation of the Issuer’s profits, the adjustment of the Conversion Ratio (if any) that would be necessary will be determined by an Expert.

In the event that the Issuer carries out a transaction likely to be subject to several adjustments, legal adjustments will apply by priority.

If the Issuer were to carry out transactions where an adjustment had not been completed under paragraphs 1 to 10 above, and a later law or regulations require an adjustment, the Issuer shall undertake such adjustment in accordance with the law or regulations then applicable and the market practice observed in France.

Appendix 5

Amortization schedule

Schedule 4

Agreed form Tranche B Amortized Bonds Issue Agreement

53

daTED	2 june 2026

(1)	Inventiva S.A.

as issuer

(2)	Kreos Capital VIII (UK) LTD

(3)	Claret European Specialty Lending Company IV, S.à r.l

(4)	Claret Kermode Specialty Lending Company II, S.à r.l

As Amortized Bonds Subscribers

(5)	GLAS SAS

As SECURITY AGENT

ORIGINAL/COUNTERPART

TRANCHE B AMORTIZED BONDS ISSUE AGREEMENT

Reed Smith LLP 112 avenue Kléber 75116 Paris France +33 (0)1 76 70 40 00 Fax +33 (0)1 76 70 41 19 reedsmith.com

CONTENTS

clause

1	Definitions and interpretation	3
2	Issue and subscription	10
3	Purpose of the Issue	10
4	Ranking	11
5	Interest	11
6	Repayment, purchase and cancellation	11
7	Taxation	12
8	Undertakings	14
9	Events of default	14
10	Register and certificates	19
11	Transmission and transfer	19
12	Procedures for payment	20
13	Representative	21
14	Security agency, Calculation agency, Expert	24
15	Remedies and waivers	24
16	Severability	25
17	Indemnities	25
18	Litigation and evidence	25
19	Notices	25
20	Governing law - Jurisdiction	27
21	Electronic Signature	27

Schedule

Schedule 1 AGREED FORM DRAWDOWN NOTICE	30
Schedule 2 AGREED FORM SUBSCRIPTION FORM	31
Schedule 3 AMORTIZATION AND REPAYMENT	33

THIS AGREEMENT dated 2 June 2026

BETWEEN:

1.	INVENTIVA, a limited company (société anonyme) incorporated under the laws of France, having its registered office at 50, rue de Dijon – 21121 DAIX, France, registered under single identification number 537 530 255 RCS Dijon;

(hereinafter referred to as the “Issuer”)

ON THE FIRST PART

AND

2.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU, hereinafter referred to as "Kreos")

3.	Claret European Specialty Lending Company IV, S.à r.l, a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch – L-1471 Luxembourg, registered under identification number B291023, (hereinafter referred to as "Claret 1")

4.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d'Esch, L-1471 Luxembourg, registered under identification number B291766, (hereinafter referred to as "Claret 2")

(Kreos, Claret 1 and Claret 2 being hereinafter referred to as the "Amortized Bonds Subscribers”)

ON THE SECOND PART

5.	GLAS SAS, a simplified joint-stock company (société par actions simplifiée) incorporated under the laws of France under registration number 838 225 290 whose registered office is at 41 Avenue George V 75008 Paris, France;

(hereinafter referred to as "Security Agent") Issuer, Amortized Bonds Subscribers and Security Agent being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

ON THE THIRD PART

1

WHEREAS

(A)	The Amortized Bonds Subscribers are growth debt providers, the business of which consists in making investments in high technology and life science companies throughout Europe.

(B)	The Issuer is a clinical-stage biopharmaceutical company focused on the research and development of oral therapies for the treatment of patients with MASH. Since February 15 2017, the Issuer's shares have been listed on the regulated market of Euronext Paris ("Euronext Paris"). Since 15 July 2020, the Issuer's American Depositary Shares have been listed on the New York stock exchange (NASDAQ Global Market).

(C)	In order to finance the development of the Issuer’s business in general, including to refinance the EIB Financing, the Subscribers have agreed to make available to the Issuer an amount of EUR 130,000,000 in principal, in the form of amortized bonds and convertible bonds, which may be extended to EUR 150,000,000 in principal including the Non-Committed Tranche as the case may be, subject to and upon the terms and conditions of the subscription agreement entered into between the Issuer and Kreos Capital VIII (UK) LTD, Kreos Capital VIII Aggregator SCSp, Claret European Specialty Lending Company IV, S.à r.l., Claret European Growth Capital Fund IV Aggregator LP, Claret Kermode Specialty Lending Company II, S.à r.l., Claret Kermode Fund II, SCSp, and GLAS SAS on the date hereof (hereinafter referred to as the "Subscription Agreement").

(D)	The Parties have agreed upon the terms and conditions of the Issue as set forth herein (the “Terms and Conditions”), being specified that concurrently with this Agreement, the Issuer Kreos Capital VIII (UK) LTD, Claret European Specialty Lending Company IV, S.à r.l., Claret Kermode Specialty Lending Company II, S.à r.l., as OCA Subscribers, and GLAS SAS as independent Security Agent, entered into a separate agreement defining the terms and conditions governing the OCA to be issued in accordance with the Subscription Agreement (hereinafter referred to as the "OCA Issue Agreement").

(E)	Pursuant to a calculation agency agreement to be executed before the Drawdown Date (as defined below), between, inter alios, the Issuer in such capacity and the Equity-Linked Calculation Agent, as Calculation Agent, (as such terms are defined therein) the Equity-Linked Calculation Agent has been appointed by the Issuer for the purpose of making certain equity-linked determinations in respect notably of the OCA Issue Agreement, the Amortized Bonds Issue Agreements, the Put Option Agreement the Warrants Issue Agreement and the Prepayment Warrants Issue Agreement (the “Calculation Agency Agreement”).

(F)	On 29 May 2026, the Issuer’s board of directors (Conseil d’administration) (hereinafter referred to as the “Board of Directors”) approved the terms of this Agreement, the execution of this Agreement by the Issuer’s chief executive officer (Directeur Général) and delegated its powers to the Issuer’s chief executive officer (Directeur Général) for the issuance of the Tranche B Amortized Bonds in accordance with the terms of this Agreement.

2

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

1	Definitions and interpretation

1.1	In this Agreement, unless the context otherwise specifically provides, the following expressions shall have the following meanings:

Affiliate	means, with respect to any person, any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, such person. For the purposes of this definition, "Control" (contrôle) has the meaning assigned in article L.233-3 I and III of the French Commercial Code (Code de commerce);
Agreement	shall have the meaning set forth in the heading hereof;
Amortized Bonds	has the meaning ascribed to it in the Subscription Agreement;
Amortized Bonds Subscriber(s)	has the meaning ascribed to it in the Subscription Agreement;
Board of Directors	has the meaning assigned in section (F) of the preamble hereof;
Business Day	means any day on which banks are generally open for business in France, London and Luxembourg, other than a Saturday or Sunday;
Cash Interest	has the meaning ascribed to it in Article 5.1;
Change of Control

Change of Control" means, without limitation, any of the following events (whether in one or in a series of transactions):

(a) any person or group of persons acting in concert (within the meaning of Article L. 233-10 of the French Commercial Code), gains control (within the meaning of Article L. 233-3 of the French Commercial Code) of the Issuer, whether by way of acquisition, subscription, exchange or any other transaction;

(b) any merger, consolidation or reorganisation occurs in respect of the Issuer;

(c) the Issuer ceases to have its shares admitted to trading on Euronext Paris or NASDAQ Global Market.

Charged Assets	means the assets and undertaking of a Group Company charged or to be charged to the Holders from time to time pursuant to the Security Documents;
Claret	means together Claret 1 and Claret 2;
Claret 1	shall have the meaning set forth in the appearances herein;
Claret 2	shall have the meaning set forth in the appearances herein;
Company	has the meaning given to the term Issuer;
Completion Date	has the meaning ascribed to it in the Subscription Agreement;
Conversion Notice	has the meaning ascribed to it in the OCA Issue Agreement;
Conversion Ratio	has the meaning ascribed to it in the OCA Issue Agreement;
Conversion Shares	means, in respect of any conversion of one or more OCA pursuant to any one Conversion Notice, such ordinary shares of the Issuer as are required to be issued in respect of such conversion in accordance with these Terms and Conditions;

3

Cure Period	means the period of forty-five (45) days commencing on (and including) the date of release by the Issuer of the topline results of the Phase III NATiV3 Clinical Trial, during which a Termination Event may be cured in accordance with Article 9.21;
Default	means an Event of Default or any event or circumstance specified in Article 9 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of the foregoing) be an Event of Default;
Dividend	has the meaning ascribed to it in the OCA Issue Agreement;
Drawdown Date	means a day on which all of the Tranche B Amortized Bonds are subscribed and paid up by the Amortized Bonds Subscribers; it being specified that the Drawdown Date for Tranche B Amortized Bonds shall be the Completion Date;
Drawdown Notice	means a drawdown notice served in accordance with Article 2.3 in the form attached to this Agreement as Schedule 1 (as may be amended with the prior written consent of the Holders);
EIB	means the European Investment Bank, located at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg;
EIB Financing	means all amounts outstanding under the existing unsecured finance agreement entered into on 16 May 2022 between the EIB and the Issuer, as amended;
End of Commitment Fee	has the meaning ascribed to it in the Subscription Agreement;
Equity-Linked Calculation Agent	has the meaning ascribed to it in Article 14.3;
Euronext Paris	has the meaning assigned in section (B) of the preamble hereof;
Event of Default	has the meaning ascribed to it in Article 9;
Ex-Date	means (a) in respect of any Dividend, the first (1st) Trading Day on which the Shares are traded ex- such Dividend, and (b) in respect of any transaction giving rise to an adjustment of the Conversion Ratio pursuant to Schedule 4, (i) the first (1st) Trading Day on which the Shares are traded ex- such transaction or (ii) in the case of any transaction which Record Date is to be determined by an Expert pursuant to limb (b)(ii) of the definition of “Record Date”, such date as is determined in good faith to be appropriate by such Expert;
Expert	means an expert of international reputation, which may include the Equity-Linked Calculation Agent acting for this purpose in such capacity (as may be agreed at the relevant time between the Company and the Equity-Linked Calculation Agent), appointed from time to time by the Company at its own expense and with the prior written consent of the Representative;
Final Redemption Date	means the earlier of (i) 1 April 2030, or (ii) the date of any Prepayment or acceleration of the Amortized Bonds or more generally such earlier date or dates as the same shall become repayable in accordance with this Agreement and/or the Subscription Agreement;;

4

First Interest Payment Date	means, the Drawdown Date;
Group	means the Issuer and its direct and indirect Subsidiaries from time to time;
Group Company	means any member of the Group;
Holder	means any Tranche B Amortized Bonds Subscriber and any successor or assignee Person(s) entered in the securities register which the Issuer or the Registrar on its behalf, under this Agreement is required to maintain, as holder(s) of the Tranche B Amortized Bonds and as may be represented by the Representative (as defined below);
Indebtedness	has the meaning ascribed to it in the Subscription Agreement;
Industrial Competitor

means (a) any person whose primary business is substantially similar or in competition with the one carried out by the Group or (b) any affiliate of such person, but, in each case, shall exclude:

(a) any bank or financial institution which is primarily engaged in or established for the purpose of making, purchasing or investing in loans or other debt securities and which has appropriate information barriers in place between it and the Industrial Competitor;

(b) any fund or other entity that is an Affiliate of such an Industrial Competitor, and which is managed and controlled independently from the Industrial Competitor and which has appropriate information barriers in place between it and the Industrial Competitor;

Intercreditor Agreement	has the meaning ascribed to it in the Subscription Agreement;
Interest Only Period	has the meaning ascribed to it in Article 6.2;
Interest Payment	has the meaning ascribed to it in Article 5.2;;
Interest Payment Date	means, with respect to each Tranche, the First Interest Payment Date, and then the first Business Day of each subsequent calendar month;
Interest Period	means a period commencing on and including an Interest Payment Date and ending on the day prior to the next following Interest Payment Date. Every Interest Period shall have a duration of one calendar month, being however specified that (i) in the event any Drawdown Date would not be the First Interest Payment Date, interest will accrue on the period elapsing between the Drawdown Date and the First Interest Payment Date in accordance with the provisions of Article 5.1 and 5.2 and (ii) the last Interest Period will commence on the date of the Interest Payment Date immediately preceding the Final Redemption Date and end on such Final Redemption Date;
Issue	means the Tranche B Amortized Bonds issue decided by the chief executive officer (Directeur Général) of the Issuer pursuant to this Agreement;
Issuer	shall have the meaning set forth in the appearances herein;

5

Issue Documents	has the meaning ascribed to it in the Subscription Agreement;
Key Secondary Endpoints	means, in respect of the Phase III NATiV3 Clinical Trial, the key secondary endpoints thereof, as defined in the trial protocol, being (i) NASH resolution with no worsening of fibrosis and (ii) improvement of fibrosis with no worsening of NASH, it being specified that the Key Secondary Endpoints shall be deemed met if either (and not necessarily both) of the following conditions is satisfied: (i) NASH resolution with no worsening of fibrosis or (ii) improvement of fibrosis with no worsening of NASH; and the release of the topline result confirming the same;
Loan-to-Own Investor	means an entity whose principal investment strategy is the purchase of loans or other debt securities with a view to owning the equity or gaining control of a business, provided that, Affiliates or Related Funds of such persons which are (a) deposit taking financial institutions authorised by a financial services regulator or to carry out the business of banking and (b) managed and controlled independently of any such entity where such Affiliate or Related Fund is acting on the other side of effective information barriers or policy and procedures shall not be a Loan-to-Own Investor.
Major Transfer Event of Default	has the meaning ascribed to it in Article 11.2;
Majority Holders	means, at any time Holders holding at least 66.67% of the voting rights of the Holders attending that Holders’ general meeting at that time or represented thereat;
Market Capitalisation	means, when determined by reference to any price as specified herein, an amount equal to the product (rounded down to the nearest whole multiple of €1) of (i) such price and (ii) the Relevant Number of Shares as of the close of business in Paris on such day as at which such price is observed (or, if such price is to be observed over a period of multiple days, as at the close of business in Paris on the last of such days), where “Relevant Number of Shares” means, at any time, such number of Shares as is equal to the sum of (x) the total number of issued Shares as at such time and (y) such total number of Shares (if any) as would be issued upon exercise of the Pre-Funded Warrants as at such time, all as determined by the Equity-Linked Calculation Agent;
Material Adverse Effect	has the meaning ascribed to it in the OCA Issue Agreement;
Monthly Repayment	has the meaning ascribed to it in Article 6.1;
Non-Committed Tranche	has the meaning ascribed to it in the Subscription Agreement;
Non-Cooperative Jurisdiction	means an "Etat ou territoire non coopératif" (non-cooperative State or territory) as set out in the list referred to in article 238-0 A of the French Code général des impôts, as such list may be amended from time to time;
OCA	has the meaning ascribed to it in the OCA Issue Agreement;
OCA Subscribers	has the meaning ascribed to it in the OCA Issue Agreement;
Outstanding Amount	means, at any time, the balance of the amounts due by the Issuer under this Agreement;
Participation Office	means the office or offices notified by an Amortized Bonds Subscriber to the Issuer in writing on or before the date it becomes an Amortized Bonds Subscriber (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will hold the outstanding Amortized Bonds which are registered in its name;

6

Person	shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing;
PIK Interest	has the meaning ascribed to it in Article 5.3;
Phase III NATiV3 Clinical Trial	has the meaning ascribed to it in the Subscription Agreement;
Post-Cure Market Capitalisation	has the meaning ascribed to it in the OCA Issue Agreement;
Post-Results Market Capitalisation	has the meaning ascribed to it in the OCA Issue Agreement;
Pre-Funded Warrants	means any securities issued by the Company under the form of pre-funded warrants (bons de souscription d'actions pré-financés);
Prepayment	has the meaning ascribed to it in Article 6.3;
Primary Composite Endpoint	means the primary composite endpoint of the Phase III NATiV3 Clinical Trial, as defined in the trial protocol thereof, being the cumulative achievement of (i) the resolution of NASH and (ii) the improvement of fibrosis of at least one stage;
Qualifying Holder

means a Holder which:

(i)    fulfils the conditions imposed by French Law in order for a payment from the Issuer under the Issue Documents not to be subject to (or as the case may be, to be exempt from) any Tax Deduction, subject to the completion of any necessary procedural formalities; or

(ii)   is a Treaty Holder;

Record Date	has the meaning ascribed to it in the OCA Issue Agreement;
Register	has the meaning ascribed to it in Article 10.2;
Registrar	means Société Générale Securities Services or any other registrar appointed as such ;
Related Fund	means, in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;
Relevant Exchange	means (a) in respect of the Shares, (i) Euronext Paris (or any successor thereto), or (ii) if the Shares are no longer admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Expert) on which the Shares (or, as applicable, ADSs representing them) are admitted to trading at such time, or (b) in respect of any other securities or other assets, (i) Euronext Paris (or any successor thereto), or (ii) if such securities or other assets are not admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Expert) on which such securities or other assets (or, as applicable, depositary receipts representing them) are admitted to trading at such time;

7

Representative	has the meaning ascribed to it in Article 13.1;
Security	means any Security Interest granted under or pursuant to the Security Documents;
Security Documents	has the meaning ascribed to it in the Subscription Agreement;
Security Interest	has the meaning ascribed to it in the Subscription Agreement;
Shares	means the ordinary shares of the Issuer with a nominal value of (as at the date hereof) €0.01 each (and each, a “Share”);
Subsidiaries	means any subsidiary controlled by the Issuer within the meaning of article L. 233-3 I and III of the French Commercial Code (Code de commerce), from time to time;
Subscription Agreement	has the meaning ascribed in section (C) of the preamble hereof;
T3 Warrants	means the warrants issued by the Company on May 7, 2025;
T3 Warrant Exercise	means the investors exercising the T3 Warrants of no less than EUR 100,000,000;
Tax	has the meaning ascribed to it in the Subscription Agreement;
Tax Deduction	means a deduction or withholding for on account of Tax from a payment under the Issue Documents;
Terms and Conditions	has the meaning assigned in section (D) of the preamble hereof;
Termination Event	has the meaning ascribed to it in Article 9.21.1;
Trading Day	means a day on which the Shares are capable of being traded on the Relevant Exchange in respect thereof other than a day on which such trading ceases prior to the usual closing time (whether such closing is scheduled (as it is often the case regarding trading on the Euronext Paris on 24 December and 31 December) or unscheduled);
Tranche	has the meaning ascribed to it in the Subscription Agreement;
Tranche A	has the meaning ascribed to it in the Subscription Agreement;
Tranche B Amortized Bonds	means the tranche of Amortized Bonds in an aggregate principal amount of up to forty million Euros (EUR 40,000,000), to be issued in full on the Completion Date in accordance with this Agreement and the Subscription Agreement;
Tranche C Amortized Bonds	means the tranche of Amortized Bonds in an aggregate principal amount of up to fifty-five million Euros (EUR 55,000,000), to be issued in one drawdown during the Tranche C Issuance Period, subject to the conditions set out in this Agreement and in the Subscription Agreement;

8

Tranche C Issuance Period	means the period commencing on the Completion Date and ending on 15 February 2027, during which the Issuer may, subject to the conditions set out in this Agreement and in the Subscription Agreement, request one drawdown of Tranche C Amortized Bonds in accordance with Article 2;
Tranche C Milestones	has the meaning ascribed to it in the Subscription Agreement;
Treaty	has the meaning ascribed to it in the definition of “Treaty State”;
Treaty State	means a jurisdiction having a double taxation agreement with France (the "Treaty"), which makes provision for full exemption from Tax imposed by France on a payment from the Issuer under the Issue Documents;
Treaty Holder

means a Holder which:

(i)     is treated as resident of a Treaty State for the purposes of the Treaty;

(ii)   does not carry on business in France through a permanent establishment with which that Amortized Bonds Subscriber's participation in the Issue is effectively connected;

(iii)   is acting from a Participation Office situated in its jurisdiction of incorporation; and

fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed by France on a payment from the Issuer under the Issue Documents, subject to the completion of any necessary procedural formalities;

VWAP	has the meaning ascribed to it in the OCA Issue Agreement;

1.2	In this Agreement, except as otherwise provided or where clearly inconsistent in the light of the context:

(a)	words importing the singular include the plural and vice versa;

(b)	words denoting gender include every gender;

(c)	words denoting persons include bodies corporate or unincorporated;

(d)	an article, a section, clause, sub-clause or Schedule is a reference to an article, clause, sub-clause or Schedule, as the case may be, of or to this Agreement as amended from time to time;

(e)	any provision of a statute shall be construed as a reference to that provision as amended, modified, re-enacted or extended from time to time;

1.3	The headings in this Agreement are for ease of reference only and shall not affect the construction of this Agreement.

1.4	Should any conflicts occur between this Agreement and the Subscription Agreement or any ancillary contractual document entered into between the parties, the Parties agree that the Subscription Agreement’s provisions shall prevail.

1.5	Terms used but not defined in this Agreement shall have the meaning ascribed to them in the Subscription Agreement.

1.6	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and any reference to an Event of Default being continuing is a reference to an Event of Default that has not been waived by the Representative (acting on the instructions of the Majority Holders).

9

2	Issue and subscription

2.1	The Tranche B Amortized Bonds will be issued by the Issuer, in one single tranche on the Completion Date, in registered form exclusively reserved to the benefit, amongst others, of natural or legal persons (including companies), trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors of which the Amortized Bonds Subscribers belong to, for a nominal amount of forty million Euros (EUR 40,000,000.00), with a par value of a hundred thousand euros (EUR 100,000) per Amortized Bonds as decided by the chief executive officer (Directeur Général) of the Issuer. The Tranche B Amortized Bonds will confer rights to the Amortized Bonds Subscribers and any subsequent Holder as from their subscription.

2.2	Each Holder represents and warrants that he belongs to one of the categories as defined under the 27th resolution adopted by the General Meeting described above and is a "qualified investor" as defined under Article 2 (e) of Regulation EU n°2017/1129.

The Issuer shall provide the Amortized Bonds Subscribers with a Drawdown Notice no less than one (1) day prior to the issuance of Tranche B Amortized Bonds.

2.3	Following Receipt of a Drawdown Notice, the Amortized Bonds Subscribers will subscribe to four hundred (400) Tranche B Amortized Bonds, subject to the conditions precedent set forth in Article 3.1 of the Subscription Agreement, pursuant to a Drawdown Notice, concurrently only with the subscription of the OCA under the OCA Issue Agreement, in accordance with the following breakdown:

Tranche B Amortized Bonds Subscriber	%	Number of Tranche B Amortized Bonds
Kreos	66.75%	267
Claret 1	25.00%	100
Claret 2	08.25%	33

2.4	Subscription of the Tranche B Amortized Bonds will be wholly paid up by the Amortized Bonds Subscribers, by bank transfer, to the following account (the “Drawdown Account”):

[***]

The payment by the Tranche B Amortized Bond Subscribers to the Drawdown Account, or to such other bank account as is agreed in writing between the Tranche B Amortized Bond Subscribers and the Issuer, shall constitute the subscription of the Tranche B Amortized Bonds (or the relevant part thereof) and the Issuer shall thereupon become indebted, as principal and direct obligor, to the Tranche B Amortized Bond Subscribers in an amount equal to the Tranche B Amortized Bonds (or the relevant part thereof) and all interest thereon and other payments due in connection therewith under this Amortized Bonds Issue Agreement.

Concurrently with such transfer, each Tranche B Amortized Bonds Subscriber shall send to the Issuer a subscription form substantially in the same terms as the template attached as Schedule 2 hereto.

3	Purpose of the Issue

3.1	The Issuer shall apply the proceeds of the Tranche B Amortized Bonds towards financing the development of the Issuer’s business in general, including to refinance the EIB Financing (as defined in the Subscription Agreement) and agrees that it will not use the whole or any part of the proceeds of the Issue in contravention of any applicable law.

3.2	Without prejudice to the above, the Amortized Bonds Subscribers shall not be under any obligation to monitor or verify the application of the proceeds of the Issue.

10

4	Ranking

Each of the Tranche B Amortized Bonds shall rank pari passu equally and rateably inter se with the OCA, with the Tranche C Amortized Bonds is issued and with any bond issued under the Non-Committed Tranche, without any discrimination or preference and as direct, unconditional, unsubordinated obligations, secured as set out in the Security Documents, being expressly specified that any obligations and liabilities of the Issuer under this Agreement shall fall in the scope of secured obligations (Obligations Garanties) as defined in the Security Documents.

5	Interest

5.1	The Tranche B Amortized Bonds shall bear cash-pay interest accruing on the principal Outstanding Amount of such Tranche at the applicable fixed rate of nine point ninety per cent (9.90%) per annum (the "Cash Interest"). The Cash Interest shall accrue from (and including) the Drawdown Date of the Tranche B Amortized Bonds and shall be payable monthly in advance during the Interest Only Period and monthly in arrears thereafter, on each Interest Payment Date.

5.2	In the event the Drawdown Date of Tranche B Amortized Bonds does not fall on the first day of a calendar month, Article 5.1 shall not apply to the first Interest Period, and an interim interest payment (the “Interim Payment”) shall become payable in respect of the period from (and including) such Drawdown Date to (but excluding) the first day of the calendar month immediately following such Drawdown Date. The Interim Payment shall accrue at the daily equivalent of the Cash Interest rate applicable to the relevant Tranche and shall be due and payable in advance on the Drawdown Date.

5.3	In addition to the Cash Interest, Tranche B Amortized Bonds shall bear payment-in-kind interest accruing on the principal Outstanding Amount of such Tranche (together with all accrued and unpaid interest thereon, including any previously capitalised PIK Interest) of two point one per cent (2.10%) per annum (the "PIK Interest"). The PIK Interest shall be calculated (on the basis of a 360-day year) and shall be capitalized annually in accordance with article 1343-2 of the French Civil Code. If calculated over a period of less than a year, the PIK Interest shall be calculated on the basis of the number of days elapsed during the interest period concerned divided by 360. The amount of interest due for each Holder shall be calculated by reference to the amount of the total outstanding number of Tranche B Amortized Bonds held by the relevant Holder on the date of calculation of interest, the amount of such payment being rounded to the nearest second decimal. It being specified that any accumulated and uncapitalised PIK Interest shall be due and payable on the date of the final Monthly Repayment of the Tranche B Amortized Bonds.

5.4	Any default interest determined under Article 5.6 below (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French civil code (Code civil), such interest is due for a period of at least one year, but will remain immediately due and payable.

5.5	Each interest payment shall be made to the Holders, on each Interest Payment Date before 11.00 AM Paris time, and the Holders shall be deemed, for the purpose of this Agreement, to be the holder, on such date for payment of interest, of the Tranche B Amortized Bonds held by him on such preceding date notwithstanding any intermediate transfer or transmission of any such Tranche B Amortized Bonds.

5.6	Time of payment of any sum due from the Issuer is of the essence under these Terms and Conditions. If the Issuer fails to pay any amount payable by it under this Article 5 on its due date, the Issuer shall pay to the Holders forthwith on demand, interest on such sum (compounded on an annual basis) from the due date to the date of actual payment (as well after as before judgment) at a rate equal to the applicable Cash Interest plus five percent (5%) per annum during the period of non-payment. If the Issuer fails to pay any amount payable by it under this Article 5 within five (5) Business Days after such sum is due and payable, the Issuer shall pay to the Holders forthwith on demand, a one-off late payment charge of three per cent (3)% of such sum, to compensate the Holders for additional administrative expense.

6	Repayment, purchase and cancellation

6.1	Unless the Tranche B Amortized Bonds have been subject to early redemption, or purchase and cancellation under the conditions set forth below, following the expiry of the Interest Only Period (as defined in Article 6.2 below), the Issuer shall redeem the principal Outstanding Amount of the Tranche B Amortized Bonds in monthly instalments comprising principal and Cash Interest (each, a “Monthly Repayment”) in accordance with the payment schedule attached as Schedule 3. Cash Interest shall be payable monthly in advance on the first day of each month during the Interest Only Period and monthly in arrears following the Interest Only Period, and principal shall be payable monthly on the first day of each month. The amount of each Monthly Repayment shall be determined by reference to the Outstanding Amount of the Tranche B Amortized Bonds from time to time, for the avoidance of doubt not including any annual capitalisation of PIK Interest.

11

6.2	The Interest Only Period shall commence on the Drawdown Date and shall end on 31 March 2027, it being specified that such period may be extended at the Issuer's election: (i) until 31 December 2027, subject to the Issuer having met the Tranche C Milestones, and (ii) thereafter, until 31 December 2028, by delivery to the Agent of satisfactory evidence of FDA approval of the new drug application (NDA) for Lanifibranor, by no later than 15 Business Days prior to 31 December 2027 (the “Interest Only Period”).

6.3	The Issuer shall have the right, at any time but with no less than thirty (30) days' prior written notice to the Representative, to prepay in whole but not in part of the principal Outstanding Amount of Tranche B Amortized Bonds (a "Prepayment"), being specified that the Issuer shall not be required to prepay any other Tranche simultaneously.

The Prepayment shall be equal to the aggregate of:

6.3.1	In case of repayment during the Interest Only Period, a sum equal to (i) the principal Outstanding Amount of Tranche B Amortized Bonds at the time of the prepayment, plus (ii) an aggregate of all remaining Interest Payments that would have been paid until the Final Redemption Date, discounted to present value by applying a discount rate of 4% plus (iii) the End of Commitment Fee (as well as any other unpaid fees, cash return compensation, or costs, if any).

6.3.2	In case of early repayment following expiry of the Interest Only Period: (i) within 12 months following the end of the Interest Only Period, 103% of the principal Outstanding Amount of Tranche B Amortized Bonds at the time of the prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any), (ii) within 24 months following the end of the Interest Only Period, 102% of the principal Outstanding Amount of Tranche B Amortized Bonds at the time of the prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any), and (iii) thereafter, 101% of the principal Outstanding Amount of Tranche B Amortized Bonds at the time of the prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any).

For the avoidance of doubt, principal Outstanding Amount of Tranche B Amortized Bonds shall include all accrued and capitalised PIK Interest.

The Prepayment may, and in certain circumstances shall, occur in the event that certain French taxes are imposed, in accordance with Article 7 (Taxation).

6.4	Any Tranche B Amortized Bonds repaid by the Issuer shall be cancelled and the Issuer shall in no event make another use of such repaid or purchased Tranche B Amortized Bonds (including by reselling them).

6.5	On the Drawdown Date, the Issuer shall also assign by way of security to the Representative the final Monthly Repayment amount, making the assumption that the Interest Only Period shall end on 31 March 2027, in accordance with articles 2374 to 2374-6 of the French Civil code (Code civil), which shall accordingly be held by it and applied in or towards payment of the last repayment in respect of the Tranche B Amortized Bonds issued on the Drawdown Date.

6.6	All payments to be made by the Issuer to the Holders under this Agreement and the other Issue Documents shall be made in full, without (and free and clear of any deduction for) any set-off or counterclaim.

7	Taxation

7.1	All payments of principal and interest by or on behalf of the Issuer in respect of the Tranche B Amortized Bonds shall be made free and clear of, and without a Tax Deduction of whatever nature imposed, levied or collected by or within any jurisdiction.

7.2	If French law should require that any payment of interest or principal in respect of the Tranche B Amortized Bonds be subject to Tax Deduction with respect to any present or future taxes, duties or charges, the Issuer will, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the Holders, after such Tax Deduction, receive the full amount provided in such Tranche B Amortized Bonds to be then due and payable; provided, however, that if by reason of a change in any law or regulation of France or any change in the official application or interpretation of such law or regulation, becoming effective after the Drawdown Date, and if the Issuer would, on the occasion of the next payment of principal or interest due in respect of the Tranche B Amortized Bonds, not be able to make such payment without having to pay additional amounts (and such payments cannot be avoided by reasonable measures taken by the Issuer), the Issuer may at any time, but no earlier than thirty (30) calendar days prior to the effective date of the such change, trigger a Prepayment on the outstanding Tranche B Amortized Bonds in accordance with the conditions of Prepayment. The provisions of the above paragraph do not apply where the Holder is subject to such taxes, duties or charges by reason of its having some connection with France other than the mere holding of such Tranche B Amortized Bonds.

12

7.3	If the Issuer is required to make additional payments in accordance with the provisions of Article 7.2 above and if the Issuer would be prevented by law from making payment to the Holders of the full amount then due and payable (and the obligation to make such additional payments cannot be avoided by reasonable measures taken by the Issuer), the Issuer shall trigger the Prepayment of the outstanding Tranche B Amortized Bonds, at the earliest thirty (30) calendar days prior to the effective date of the change referred to in paragraph 7.2 above and at the latest on the date on which the additional payments should have been made.

7.4	For the avoidance of doubt, a payment shall not be increased under paragraph 7.2 above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Holder without a Tax Deduction if such Holder had been a Qualifying Holder, but on that date that Holder is not or has ceased to be a Qualifying Holder other than as a result of any change after the date it became a Holder under the Issue Documents in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Holder is a Treaty Holder and the Issuer is able to demonstrate that the payment could have been made to the Holder without the Tax Deduction had that Holder complied with its obligations under paragraph 7.7 below,

(iii)	provided that the exclusion for changes after the date a Holder became a Holder under this Tranche B Amortized Bonds Issue Agreement in paragraph 7.4 (i) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Holder if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Holder in a financial institution situated in a Non-Cooperative Jurisdiction or because such Holder is incorporated, domiciled, established, or acting through a Participation Office situated, in a Non-Cooperative Jurisdiction.

7.5	However, no such additional amounts shall be payable with respect to any Tranche B Amortized Bonds to a Holder (or to a third party on behalf of the Holder) who is liable to such taxes or duties in respect of such Tranche B Amortized Bonds by reason of his having some connection with France other than merely being the holder of the Tranche B Amortized Bonds.

7.6	The Issuer shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Representative accordingly. Similarly, the Representative shall notify the Issuer on becoming so aware in respect of a payment payable to any Holder.

7.7	In the event of a Prepayment made in accordance with the provisions of Article 7.3 above, the Issuer will provide, or cause to be provided, notice of such Prepayment, pursuant to the provisions of Article 19 (Error! Reference source not found.), at the earliest thirty (30) calendar days and at the latest fifteen (15) calendar days prior to the date fixed for Prepayment.

7.8	If the Issuer is required to make a Tax Deduction, the Issuer shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

13

7.9	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Issuer shall deliver to the Representative the payment evidence satisfactory to the Representative (acting reasonably) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

7.10	A Treaty Holder and the Issuer which makes a payment to which that Treaty Holder is entitled shall co- operate in completing any procedural formalities necessary for the Issuer to obtain authorization to make that payment without a Tax Deduction.

7.11	Each Tranche B Amortized Bonds Subscriber hereby represents that, at the Completion Date:

(i)	it is a Qualifying Holder; and

(ii)	it is not incorporated or domiciled (or acting through a Participation Office, or office, or carrying on a trade or business ("établissement stable") in each case to which the Participation is attributable), located in a Non-Cooperative Jurisdiction.

7.12	Any references in this Agreement to principal and interest shall be deemed also to refer to any additional amounts which may be payable under the provisions of this Article 7.

8	Undertakings

The Issuer undertakes with the Amortized Bonds Subscribers that, from the date of this Agreement and for so long as any amount is or may be outstanding under this Agreement, it shall (and shall procure that each Group Company will) comply with the commitments set forth in the Subscription Agreement, including but not limited to those contained in Article 4 (Commitments) of the Subscription Agreement.

9	Events of default

Each of the following events, facts or circumstances constitutes an Event of Default:

9.1	Non-payment

the Issuer or any Group Company fail, after being notified by the Representative (acting on instructions of the Majority Holders), to pay in full on the due date any sum due by it under this Agreement in the currency specified in this Agreement save where such the failure to pay is caused solely by:

(a)	an administrative or human error or technical problem and payment is made within three (3) Business Days of its due date; or

(b)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Issue Documents and which disruption is not caused by, and is beyond the control of, any of the parties and such payment is made within five (5) Business Days of its due date;

9.2	Breach of financial information obligations

the Issuer fails to duly perform or comply with any of the material financial information obligations expressed to be assumed by it in Article 4.2 (Commitments) of the Subscription Agreement and where such non- performance or non-compliance is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within five (5) Business Days of the earlier of (i) the relevant Group Company becoming aware of such breach and (ii) the notice of that breach by the Representative (acting on instructions of the Majority Holders) to the Issuer;

9.3	Breach of other obligations

the Issuer or any Group Company fails to duly perform or comply with any other material obligation expressed to be assumed by it in any of the Issue Documents to which it is a party and where such nonperformance or non-compliance is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within fifteen (15) Business Days of the earlier of (i) the relevant Group Company becoming aware of such breach and (ii) the notice of that breach by the Representative (acting on instructions of the Majority Holders) to the Issuer;

14

9.4	Intercreditor Agreement

any party to the Intercreditor Agreement (other than the Holders) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement or any representation or warranty given by any party to the Intercreditor Agreement is incorrect in any material respect;

9.5	Breach of ranking obligations

the Issuer (or any Group Company) is in breach of the ranking obligations under Article 4 (Commitments) of the Subscription Agreement and/or Article 4 (Ranking) of this Agreement.

9.6	Breach of representation

any representation, warranty or statement made by, or by an officer of, any Group Company in any Issue Document or in the Drawdown Notice or any other notice or document relating to any Issue Document is incorrect, untrue or misleading in any material respect when it is made or deemed repeated and where such representation, warranty or statement is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within three (3) Business Days;

9.7	Cross-default

(a)	any Indebtedness of the Issuer or any Group Company is not paid when due or within any applicable grace period;

(b)	any Indebtedness of the Issuer or any Group Company is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default; or

(c)	any creditor or creditors of the Issuer or any Group Company become entitled to declare Indebtedness of the Issuer, due and payable before its specified maturity as a result of an event of default, except where (a) such event of default results from a breach of its obligations by a business counterparty or (b) a business counterpart is a provider of the Issuer, and the absence of payment is made in the ordinary course of business and does not exceed ten (10) Business Days or (c) if such Indebtedness is, (x) in aggregate, equal to or less than one million euros (EUR 1,000,000) or (y) on a single basis, equal to or less than five hundred thousand euros (EUR 500,000);

9.8	Insolvency proceedings

any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Company,

(b)	a composition, compromise, assignment or arrangement with any creditor of any Group Company,

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Company or any of its assets; or

(d)	enforcement of any Security over any assets of any Group Company,

(e)	or any analogous procedure or step is taken in any jurisdiction,

provided that this Article shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement;

15

9.9	Insolvency

if and when applicable, the Issuer or any Group Company shall stop payment or shall be unable to pay its debts as they fall due, with its available assets ("état de cessation des paiements") or otherwise admits its inability to pay its debts as they fall due, or commences negotiations with any one or more of its creditors (other than the Subscribers) with a view to the general readjustment or rescheduling of its Indebtedness, or makes a general assignment for the benefit of, or a composition with one of its creditors or more of its creditors (other than the Subscribers), whether or not through the appointment of an administrator ("administrateur judiciaire" ou "liquidateur judiciaire"), in the framework of a conciliation or safeguard procedure or any analogous procedure or step is taken in any jurisdiction, or shall be adjudicated or declared insolvent;

9.10	Expropriation

any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any material asset or assets of a Group Company;

9.11	Authority

the authority or ability of any Group Company to conduct its business wholly or substantially curtailed by any, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other administrative body in relation to a Group Company or any of its assets;

9.12	Cessation of business

if the Issuer or any Group Company (i) ceases, threatens to cease, or suspends carrying all or substantially all the business it carries on at the date hereof as mentioned in section (B) of the preamble hereof, or (ii) enters into any business that is not related or complementary to such business, to the extent or in a manner which will have a Material Adverse Effect;

9.13	Audit qualification

the auditors of a Group Company qualify the audited annual consolidated financial statements, excluding qualifications in respect to going concern;

9.14	Litigation

any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened in writing, or any judgment or order of a court, arbitral body or agency is made, in relation to the Issue Documents or the transactions contemplated by the Issue Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect;

9.15	Change of Control

there is a Change of Control in any Group Company, provided that the Amortized Bonds Subscribers may agree, by written notice to the Issuer, that a Change of Control shall not be deemed an Event of Default, but that nevertheless the consequences set forth in Article 9.22 (Occurrence of an Event of Default) shall apply, and in such event the Tranche B Amortized Bonds, all accrued interest and all other amounts accrued, owing or payable under the Issue Documents shall be due and payable simultaneously with the closing of the Change of Control transaction;

9.16	Validity of agreement

at any time any act, condition or action required to be done, fulfilled or performed by it in order:

(a)	to enable the Issuer lawfully to enter into, exercise its rights under or perform the material obligations expressed to be assumed by it in the Issue Documents to which it is a party;

(b)	to ensure that the material obligations expressed to be assumed by the Issuer in the Issue Documents to which it is a party are and remain legal, valid and binding;

(c)	to make the Issue Documents to which it is a party admissible in evidence in France; is not done, fulfilled or performed by the Issuer in a timely manner to ensure compliance with the same;

16

9.17	Unlawfulness

if it becomes unlawful or impossible: (i) for the Issuer and/or any Group Company (as relevant) to discharge any liability under the Issue Documents or to comply with any other obligation which the Issuer considers material under the Issue Documents; or (ii) for the Holders (including through the Security Agent) to exercise or enforce any right under, or to enforce any Security Interest created by the Security Documents, or (iii) the Issuer or any other Group Company repudiates or rescinds an Issue Document, purports to repudiate or rescind an Issue Document to repudiate or rescind an Issuer Document;

9.18	Breach of contract

if any payment default or event or circumstance occurs which, with the giving of notice, lapse of time, determination of materiality, the fulfillment of any other applicable condition or any combination of the foregoing constitutes a default (howsoever described) by the Issuer under any material contract (including, without limitation, any leasing contracts) to an extent or in a manner which will have a Material Adverse Effect it being understood that as from the day the notice of that circumstance is given by the Representative (acting on instructions of the Majority Holders) to the Issuer, a ten (10) Business Day period of grace will commence during which the Representative (acting on instructions of the Majority Holders) may not seek the repayment of the sums owed by the Issuer under the Issue Documents in order for the Issuer, or as the case may be, its shareholders, either (i) to organize the repayment of these sums or (ii) to take all necessary actions which in the sole opinion of the Representative (acting on instructions of the Majority Holders acting reasonably) are of nature to enable the Issuer to continue to perform its obligations under the Agreement in all its material provisions until the Final Redemption Date;

9.19	Material adverse change

the occurrence of any facts, circumstances, event which have a Material Adverse Effect, it being understood that as from the day the notice of that circumstance is given by the Representative (acting on instructions of the Majority Holders) to the Issuer, a ten (10) Business Day period of grace will commence during which the Representative (acting on instructions of the Majority Holders) may not seek the repayment of the sums owed by the Issuer under the Issue Documents, in order for the Issuer, or as the case may be, its shareholders, either (i) to organize the repayment of these sums or (ii) to take all necessary actions which in the sole reasonable opinion of the Representative (acting on instructions of the Majority Holders) are of nature to enable the Issuer to continue to perform its obligations under the Agreement in all its material provisions until the Final Redemption Date;

9.20	Invalidity

9.20.1	any provision of the Issue Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest of a third party or any other third party claim or interest, provided however that if the Issuer and/or any Group Company proposes replacement security which the Holder accepts, and such replacement security is constituted in a manner acceptable to the Holder within such period of time as the Holder may require, such event shall cease to constitute an Event of Default;

9.20.2	the security constituted by the Security Documents is in any way materially imperilled or in jeopardy (including by way of depreciation in value beyond a normal depreciation) provided however that if the Issuer and/or any Group Company proposes replacement security which the Holders accept, and such replacement security is constituted in a manner acceptable to the Holders within such period of time as the Holders may require, such event shall cease to constitute an Event of Default; or

9.20.3	any event of default (howsoever described) specified in the Security Documents shall occur;

9.21	Termination Event

9.21.1	failure to achieve the Primary Composite Endpoint of the Phase III NATiV3 Clinical Trial or any adverse regulatory outcome in respect thereof (the “Termination Event”);

9.21.2	notwithstanding Article 9.21.1, if any of the Key Secondary Endpoints is met, the Termination Event may be cured during the Cure Period by completion of the T3 Warrant Exercise (it being specified that the proceeds thereof shall be fully funded and received in cash by the Issuer);

17

9.21.3	In the scenario where the Primary Composite Endpoint of the Phase III NATiV3 Clinical Trial is missed, during the Cure Period:

(a)	the minimum amount of cash required to be held by the Issuer in bank accounts located in the United States and/or Luxembourg pursuant to the Subscription Agreement shall be no less than one hundred per cent (100%) of the aggregate principal amount then outstanding under the Amortized Bonds and the OCA, until completion of the T3 Warrant Exercise;

(b)	if the aggregate outstanding principal amount under the Tranche A and Tranche B Amortized Bonds exceeds ten per cent (10%) of the Post-Results Market Capitalisation, the Holders shall have the right to require the Issuer to prepay the Tranche B Amortized Bonds (such prepayment to be applied pari passu across each Tranche) so as to reduce the combined outstanding principal amount of Tranche A and Tranche B Amortized Bonds to the greater of (i) fifty million Euros (EUR 50,000,000) and (ii) ten per cent (10%) of the Post-Results Market Capitalisation. No prepayment fees shall apply to any prepayment effected under this paragraph (b), it being specified that any unpaid interest and fees, including the End of Commitment Fee, shall remain payable on the date of such prepayment; and

(c)	by no later than the thirtieth (30th) day of the Cure Period, the Issuer shall provide the Holders with evidence, to the reasonable satisfaction of the Holders (such satisfaction not to be unreasonably withheld), that at least fifty million Euros (EUR 50,000,000) of T3 Warrant Exercise are expected to occur (whether through exercise notices already received or other evidence). Failing such evidence, the Holders may, at any time thereafter and for so long as the T3 Warrant Exercise has not been completed, declare the Termination Event.

9.21.4	If the T3 Warrant Exercise has been completed during the Cure Period, then upon expiry thereof:

(a)	the Issuer shall make a mandatory prepayment so as to reduce the aggregate outstanding principal amount under the Amortized Bonds and the OCA to no greater than seven point five per cent (7.5%) of the Post-Cure Market Capitalisation; any such prepayment shall be applied first to Tranche B Amortized Bonds and thereafter to Tranche A;

(b)	if the Post-Cure Market Capitalisation is below four hundred million Euros (EUR 400,000,000), the Holders shall have the right to require the full repayment of any principal amount then outstanding under each Tranche;

(c)	no prepayment fees shall apply to any mandatory prepayment effected pursuant to paragraphs (a) and (b) above, it being specified that any unpaid interest and fees, including the End of Commitment Fee, shall remain payable on the date of such prepayment.

9.22	Occurrence of an Event of Default

9.22.1	On or at any time following the occurrence of any Event of Default the Representative (acting on the instructions of the Majority Holders) may:

(a)	serve on the Issuer a notice stating that all obligations of the Holders to the Issuer under this Agreement including (without limitation) the obligation to subscribe for Tranche B Amortized Bonds (or any tranche thereof) are terminated;

(b)	serve on the Issuer a notice stating that, the Amortized Bonds, all interest and all other amounts accrued, owing or payable under the Issue Documents are immediately due and payable;

(c)	declare the Security Documents to be enforceable; and/or

(d)	take any other action which, as a result of the Event of Default or any notice served under paragraphs (a) to (c) above, the Issuer is entitled to take under the Security Documents or any applicable law;

9.22.2	In addition, on or at any time following of any Event of Default, and on the service of a notice under Article 9.22.1:

(a)	all the obligations of the Holders to the Issuer under this Issue Documents shall terminate;

(b)	the following sums shall become immediately due and payable:

(i)	the principal Outstanding Amount of the Amortized Bonds (including all accrued and capitalized PIK Interest);

18

(ii)	all accrued and unpaid interest (including all accrued and uncapitalised PIK Interest);

(iii)	in respect of each Tranche, the aggregate of the Cash Interest and PIK Interest scheduled still to be paid by the Issuer and/or capitalised (including interest on such amounts to be capitalised) on each relevant Interest Payment Date for the period from the date of service of the notice under Article 9.22.1 to the expiry of the Final Redemption Date by way of compensation for any loss of profit that otherwise would have accrued to the Holders if an Event of Default had not occurred;

(iv)	all unpaid fees, costs and expenses; including the End of Commitment Fee; and

(v)	all other sums payable by the Issuer (or any other Group Company) to the Holders under the Issue Documents;

9.22.3	The Representative (acting on the instructions of the Majority Holders), may waive any Default or Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Representative (acting on the instructions of the Majority Holders) to the Issuer to that effect; it being understood and acknowledged, that if and so long as no notice of waiver of a Default or an Event of Default was so provided, such Default or Event of Default shall be deemed as having occurred and in effect for all purposes hereunder (subject to the Issuer’s right to remedy a Default).

10	Register and certificates

10.1	In accordance with Article L. 211-3 of French Monetary and Financial Code (Code monétaire et financier), the Tranche B Amortized Bonds shall be held in nominative form (forme nominative) and will be compulsorily recorded in securities accounts and records held by the Issuer or the Registrar, as the case may be.

10.2	Consequently, the Holders rights will be recorded in securities accounts (inscription en compte) opened in their name on the corporate register (the “Register”) which will be held by an authorized agent.

10.3	No physical document evidencing title to the Tranche B Amortized Bonds (including representative certificates pursuant to Article R. 211-7 of the French Monetary and Financial Code (Code monétaire et financier)) will be issued to represent the Tranche B Amortized Bonds.

10.4	In accordance with Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code (Code monétaire et financier), and subject to Article 11, transfer of the Tranche B Amortized Bonds will be made by transfer from account to account and the transfer of ownership of the Tranche B Amortized Bonds occur once they are recorded as book entries in the acquirer’s securities account, and pursuant to the terms and conditions provided herein.

11	Transmission and transfer

11.1	The Holders will be recognized by the Issuer as entitled to the Tranche B Amortized Bonds they hold free from any equity set-off or cross-claim on the part of the Issuer against the original or any intermediate holder of such Tranche B Amortized Bonds.

11.2	The Tranche B Amortized Bonds shall be freely transferrable, subject to obtaining the written consent of the Issuer prior to such transfer, unless such transfer is:

(a)	to another Holder;

(b)	to a fund which is a Related Fund of the transferor Holder; or

(c)	made at a time when a Major Transfer Event of Default is continuing (for the purpose of this clause, "Major Transfer Event of Default" means an Event of Default which is continuing under Clauses 9.1 (Non-payment), 9.7 (Cross-default), 9.8 (Insolvency proceedings) or 9.9 (Insolvency)).

11.3	The consent of the Issuer must not be unreasonably withheld or delayed. The Issuer will be deemed to have given its consent ten (10) Business Days after the Holder has requested it unless consent is expressly refused by the Issuer within that time.

19

11.4	Notwithstanding the above, no assignments or transfers of any of rights or transfers (including by way of novation) of any rights and obligations under any Issue Document are permitted:

(a)	to an Industrial Competitor of the Group;

(b)	to a Loan-to-Own Investor unless a Major Transfer Event of Default is continuing;

(c)	to a person or entity resident, incorporated in a Non-Cooperative Jurisdiction or acting through an office through which it will perform its obligations under this Agreement or the office in the jurisdiction in which it is resident for tax purposes is situated in a Non-Cooperative Jurisdiction.

11.5	Transfers of the Tranche B Amortized Bonds shall be effected by an instrument in writing in the usual common form signed by the transferor and shall be notified to the Issuer at the latest thirty (30) Business Days prior to the transmission or transfer. Such notice shall include the specific identity of the transmittee(s) or transferee(s) and a confirmation from the transmittee(s) or transferee(s) of its adhesion to the terms of this Agreement and the other Issue Documents.

11.6	Any transferee or assignee that becomes a Holder, by whatever means and for whatever reason, shall have the benefit of, and be subject to, all of the rights and obligations arising under this Agreement as regards Tranche B Amortized Bonds.

11.7	The Tranche B Amortized Bonds shall not be offered to the public for subscription or purchase and shall not be capable of being dealt in on any stock exchange and no application shall be made to any stock exchange for permission to deal in or for an official or other quotation for the Tranche B Amortized Bonds.

12	Procedures for payment

Any principal, interest or other moneys repayable or payable hereunder on or in respect of any Tranche B Amortized Bonds may be paid by transfer to the bank account designated in writing by the Representative.

At the time of Issue, this account shall be:

[***]

Each payment shall discharge the Issuer.

20

13	Representative

13.1	The Masse

13.1.1	In accordance with the provisions of Article L.228-46 of the French Code de Commerce, the Holders shall form a group (masse) with legal personality represented by the Representative (representant de la masse) (the “Representative”) which appointment and powers are defined hereafter.

13.1.2	The statutory provisions in relation to the masse and the représentant de la masse shall apply to the Issue.

13.1.3	The powers of the masse shall be defined in accordance with the relevant provisions of the French Code de Commerce.

13.1.4	In accordance with the provisions of Article L.228-47 of the French Code de Commerce, Kreos is hereby appointed as first Representative (représentant de la masse). In case of resignation of Kreos, any new Representative shall be appointed by a general meeting of the Holders held for that purpose or otherwise in accordance with the provisions of the French Code de Commerce. It being specified for the avoidance of doubt that whenever all outstanding Tranche B Amortized Bonds are held by a single Holder, regardless of whether a person or a company, that Holder shall personally exercise all the rights of the Representative and shall have all rights that may be attributed to the Representative by applicable statutory provisions and this Agreement.

13.2	Remuneration

The Representative will not be remunerated for its mission.

13.3	Meetings of Holders

13.3.1	A general assembly of the Holders may be held at any time at the registered office of the Issuer or in any other place indicated in the notice calling the assembly.

13.3.2	The general assembly of Holders shall be called and held in accordance with the law.

13.3.3	All resolutions of the general assembly shall be adopted by the Majority Holders. For the purposes of any such resolution, each Tranche B Amortized Bond that has not been redeemed shall give the right to one (1) vote.

13.4	Written consultation of the Holders

The Holders shall be consulted, and all decisions of the Holders shall be taken, by means of a written consultation conducted in accordance with the provisions of article 12.2 (Written Consultation) (a "Written Consultation") to the extent permitted by applicable law:

(a)	Any request for a Written Consultation must be sent to the relevant Holders and (i) to the Issuer (if it emanates from the Representatives) or (ii) to the Holders (if it emanates from the Issuer).

(b)	Each request for a Written Consultation shall indicate the response period for the relevant Holders, which may not be less than five (5) Business Days from (and excluding) the date on which the request is sent, except if the Majority Holders waive such period in the Written Consultation.

(c)	The requests for Written Consultation may be made by email. In such case, the email must contain, including in the form of attachments, all information and documents relating to the subject matter of the consultation.

(d)	Each relevant Holder shall indicate in writing or by email to the Representatives its response(s) to the resolutions that are the subject of the Written Consultation (in the absence of a response within the time limit, the relevant Holder shall be deemed to have rejected the resolutions). Upon expiry of the response period set out in the request for Written Consultation, or when the Representatives have received the responses of all the relevant Holders, it shall determine whether the corresponding decision(s) has or have been adopted or rejected by the Holders consulted, and shall promptly notify the Issuer, the Holders and each of the Holders thereof.

(e)	The decisions of the Holders may also result from a written deed signed by all of the Holders, in which case the above formalities shall not apply.

21

13.5	Representative's Duties

The Representative shall:

(a)	send to each Holder details of each communication delivered to it by the Issuer for that Holder under any Issue Document (and by the Issuer pursuant to Article L. 228-55 of the French Code de Commerce) as soon as reasonably practicable after receipt;

(b)	for all matters requiring, legally or under the provisions of this Agreement, the consent of the Majority Holders, act in accordance with any instructions from the Majority Holders or, if so instructed by the Majority Holders, refrain from exercising a right, power or discretion vested in it under any Issue Document;

(c)	have only those duties, obligations and responsibilities expressly specified in the Issue Documents;

13.5.2	promptly notify each Holder (y) of the occurrence of any Event of Default; and (z) if the Representative receives notice from the Issuer referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, of the receipt and content of such notice.

13.6	Representative's Rights

13.6.1	The Representative may:

(a)	perform any of its duties, obligations and responsibilities under the Issue Documents by or through its personnel, delegates or agents (on the basis that it may extend the benefit of any indemnity received by it under the Agreement to its personnel, delegates or agents);

(b)	except as expressly provided to the contrary in any Issue Document, refrain from exercising any right, power or discretion vested in it under the Issue Documents until it has received instructions from the Majority Holders or, where relevant, all the Holders;

(c)	refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

(d)	assume that no Event of Default is continuing, unless an officer of the Representative while active on the account of the Issuer acquires actual knowledge to the contrary;

(e)	refrain from taking any step (or further step) to protect or enforce the rights of any Holder under any Issue Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

(f)	rely on any communication or document believed by it to be genuine and correct and assume that any communication or document has been communicated or signed by the person by whom it purports to be communicated or signed;

(g)	rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Issuer in a statement by or on behalf of the Issuer; and

(h)	obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice.

13.6.2	Neither the Representative nor any of its personnel or agents shall be:

(a)	responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any Issue Document or any notice or other document delivered under any Issue Document;

(b)	responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Issue Document;

(c)	obliged to enquire as to the occurrence or continuation of an Event of Default or as to the accuracy or completeness of any representation or warranty made by the Issuer under any Issue Document;

22

(d)	responsible for any failure of the Issuer or any of the Holder duly and punctually to observe and perform their respective obligations under any Issue Document;

(e)	responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Issue Document;

(f)	liable for acting (or refraining from acting) in what it believes to be in the best interests of the Holders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Holders or the Majority Holders (as the case may be); or

(g)	liable for anything done or not done by it under or in connection with any Issue Document, except in the case of its own gross negligence or wilful misconduct.

13.7	Representative Individually

13.7.1	If it is a Holder, the Representative shall have the same rights and powers under the Issue Documents as any other Holder and may exercise those rights and powers as if it were not also acting as the Representative.

13.7.2	The Representative may accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any Holder or any Subsidiary thereof (and, in each case, may do so without liability to account).

13.7.3	If the Representative resigns, the resignation of the retiring Representative shall become effective upon the appointment of a successor.

13.8	Communications and Information

13.8.1	All communications to the Issuer in connection with the Issue Documents are to be made by or through the Representative.

13.8.2	The Representative shall transmit to each other Holder any information obtained and any notices received or served in connection with the Tranche B Amortized Bonds or this Agreement. The Representative will not be obliged to transmit to any other Holder any information relating to any party to any Issue Document which the Representative may have acquired otherwise than in connection with the Tranche B Amortized Bonds or the Issue Documents.

13.8.3	Notwithstanding anything to the contrary expressed or implied in any Issue Document, the Representative shall not, as between itself and the other Holders, be bound to disclose to any other Holder or other person any information, disclosure of which might in the opinion of the Representative result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

13.9	Non-Reliance on Representative

Each Holder confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Issuer and has not relied, and will not at any time rely, on the Representative:

13.9.1	to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Issuer, whether coming into its possession before or after the Issuance Date, except as specifically provided otherwise in this Agreement; or

13.9.2	to check or enquire into the adequacy, accuracy or completeness of any information provided by the Issuer under or in connection with any Issue Document (whether or not that information has been or is at any time circulated to it by the Representative); or

13.9.3	to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the Issuer.

13.10	Representative's Indemnity

13.10.1	Each Holder shall on demand indemnify the Representative (in proportion to that Holder's number of Tranche B Amortized Bonds at the relevant time) against any loss incurred by the Representative in complying with any instructions from the Holders or the Majority Holders (as the case may be) or otherwise sustained or incurred in connection with the Issue Documents or its duties, obligations and responsibilities under the Issue Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the Representative or any of its personnel.

23

13.10.2	The provisions of paragraph (i) above are without prejudice to any obligations of the Issuer to indemnify the Representative under the Issue Documents.

14	Security agency, Calculation agency, Expert

14.1	Security Agent appointment

The Security Agent, appointed by the Subscribers under the Intercreditor Agreement, will act in the name and on behalf of both the Representative and the representative appointed under the OCA Issue Agreement, in relation to any Security granted under or pursuant to the Issue Documents.

14.2	Release of Security

A release of any Security under the Security Documents other than in accordance with section 9.6 of the Subscription Agreement or any specific Security Document, shall require prior written consent of the Holders and the holders of OCA.

14.3	Calculation Agent, Expert

The Issuer has appointed Conv-Ex Advisors Limited as equity-linked calculation agent (the “Equity-Linked Calculation Agent”) to perform such determinations as are expressly specified to be made by it in these Terms and Conditions.

The Issuer reserves the right at any time to modify or terminate the appointment of the Equity-Linked Calculation Agent and/or appoint a substitute Equity-Linked Calculation Agent or approve any change in the office through which such agent acts, in each case with the prior written consent of the Representative.

The Equity-Linked Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed in connection with the Tranche B Amortized Bonds (acting in such capacity), shall have any relationship of agency or trust with, nor shall the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed as aforesaid (to the fullest extent permissible by law) shall be liable, nor shall they incur any liability as against, the Holders, the Representative, the Security Agent and (in the case of any determinations performed by an Expert) the Equity-Linked Calculation Agent.

The Equity-Linked Calculation Agent may, subject to the provisions of the Calculation Agency Agreement to be entered into between the Issuer and the Equity-Linked Calculation Agent at the latest on the Issuance Date, consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer, the Representative, the Holders or the Security Agent in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

If in the reasonable determination of the Issuer or any Holder any doubt shall arise as to whether an adjustment is to be made to any other determination specified to be made in these Terms and Conditions, or which is made, by the Calculation Agent, following consultation between the Issuer, the Holders and the Equity-Linked Calculation Agent an Expert shall be required to be deliver a written opinion in respect of such determination and such written opinion shall be conclusive and binding on the Issuer, the Holders, the Representative and the Equity-Linked Calculation Agent, save in the case of wilful default, bad faith or manifest error.

15	Remedies and waivers

15.1	No failure or delay on the part of the Holders or the Representative to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

15.2	All rights of the Holders contained in this Agreement are in addition to all rights vested or to be vested in it pursuant to the other Issue Documents, common law or statute.

24

15.3	Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Issue Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

16	Severability

16.1	Each of the provisions of this Agreement and any Issue Document is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

16.2	In such case, the Parties shall do their best effort to take appropriate actions to replace such provision with an economically equivalent provision which is valid, legal and enforceable.

17	Indemnities

17.1	Without prejudice to the Issuer’s other obligations under this Agreement and the Issue Documents, the Issuer shall indemnify each Holder fully on demand in respect of all properly documented expenses, liabilities and losses which are suffered or incurred by such Holder, as a result of or in connection with: (i) any failure (for whatever reason) by the Issuer to make payment of any amount due under this Agreement or any Issue Document on the due date or, if so payable, on demand; (ii) the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Tranche B Amortized Bonds; and (iii) any breach or inaccuracy of any representation or warranty or any breach of any undertaking contained in the Subscription Agreement or in this Agreement, and in respect of any taxes for which a Holder is liable or held liable in connection with any amount paid or payable to such Holder (whether for its own account or otherwise) under the Issue Documents. The Issuer shall not be liable to any Holder to the extent that the relevant expense, liability, loss or tax is attributable to the fraud, gross negligence, wilful misconduct by such Holder, and no Holder shall be entitled to recover for the same loss more than once.

17.2	The Issuer shall indemnify each Holder fully on demand in respect of properly documented claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including without limitation legal fees and expenses, which may be made or brought against, or incurred by, such Holder, in any country, in relation to any action lawfully taken under or in connection with the Issue Documents by a Holder or by any receiver appointed under the Security Documents after the occurrence of any Event of Default.

18	Litigation and evidence

18.1	In any litigation or arbitration proceedings arising out of or in connection with this Agreement or an Issue Document, the entries made in the accounts maintained by the Holders shall constitute prima facie evidence of the matters to which they relate.

18.2	Any certification or determination by the Representative of a rate or amount under this Agreement or any Issue Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19	Notices

19.1	All notices, demands or other communications under or in connection with this Agreement may be given by letter, email or other comparable means of communication addressed to the person at the address identified with its signature below.

To Issuer :

INVENTIVA S.A.

To the attention of Mr. Andrew Obenshain, Directeur Général

50, rue de Dijon

21121 DAIX

France

E-mail:

With copy (for information purposes) to:

With copy (for information purposes) to:

Maître Arnaud Duhamel

Avocat associé

Gide Loyrette Nouel A.A.R.P.I

15 rue de Laborde, 75008 Paris

E-mail:

25

To the Representative:

Kreos Capital VIII (UK) Ltd, c/o BlackRock Investment Management (UK) Limited – Private Debt-EMEA Venture & Growth Lending Group

12 Throgmorton Avenue, London EC2N 2DL

For the attention of:

with copies to:

Email:

For the attention of:

and:

The Office of the General Counsel (EMEA) (Legal Transactions Group)

Email:

For the attention of:

With copy to:

Claret European Specialty Lending Company IV, S.à r.l.

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Claret European Growth Capital Fund IV Aggregator LP

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Claret Kermode Specialty Lending Company II, S.à r.l

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

and:

Claret Kermode Fund II, SCSp

412 F Route d'Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Email:

For the attention of:

To the Security Agent:	GLAS SAS 41 Avenue George V 75008 Paris France Email: For attention of:

26

19.2	Any such communication will be deemed to be given as follows:

(a)	if personally delivered, at the time of delivery, as documented by a receipt;

(b)	if by letter, on the date entered by the addressee on the receipt in the case of delivery by hand or on

(c)	the date when delivery is first attempted in the case of a recorded delivery letter with acknowledgement of receipt; and

(d)	if by email transmission or comparable means of communication during the business hours of the addressee (before 5pm) Paris time then on the day of transmission, otherwise on the next following Business Day.

19.3	In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities or in the case of email transmission or other comparable means of communication that a confirming hard copy was provided promptly after transmission.

20	Governing law - Jurisdiction

20.1	This Agreement is governed by and shall be construed in accordance with French law.

20.2	Any dispute concerning the validity, interpretation or performance of this Agreement will be submitted to the Tribunal des activités économiques (commercial court) of Paris.

21	Electronic Signature

In accordance with articles 1366 and 1367 of the French civil code (Code civil), this Agreement shall be signed electronically via DocuSign. Each of the Parties acknowledges that it has received all the information required for the electronic signature of the Agreement and that it has signed the Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into the Agreement in this regard. Furthermore, in accordance with the provisions of article 1375 of the French Civil code, the obligation to deliver an original copy to each of the Parties is not necessary as proof of the commitments and obligations of each Party to the Agreement. The delivery of an electronic copy of the Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to the Agreement.

27

On 2 June 2026

INVENTIVA S.A.	KREOS CAPITAL VIII (UK) LTD [1]
By: Andrew Obenshain	By: BlackRock Investment Management (UK) Limited, its duly authorised attorney
Title: Chief Executive Officer (Directeur Général)	Name: Sean Dunne
Title: Managing Director

Claret European Specialty Lending Company IV, S.à r.l	Claret European Specialty Lending Company IV, S.à r.l
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

Claret Kermode Specialty Lending Company II, S.à r.l	Claret Kermode Specialty Lending Company II, S.à r.l
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

GLAS SAS	KREOS CAPITAL VIII (UK) LTD [2]
By: Cheick Dialllo	By: BlackRock Investment Management (UK) Limited, its duly authorised attorney
Title: authorized signatory	Name: Aris Constantinides
Title: Managing Director

1 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

2 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

28

List of Schedule

Schedule 1	Agreed form Drawdown Notice

Schedule 2	Agreed form subscription form

Schedule 3	Amortization and Repayment

29

Schedule 1

AGREED FORM DRAWDOWN NOTICE

30

Schedule 2

AGREED FORM SUBSCRIPTION FORM

31

INVENTIVA S.A.

Société anonyme au capital de 2.090.074,75 euros

Siège social : 50, rue de Dijon – 21121 Daix

537 530 255 RCS Dijon

(la "Société")

AMOUNT AND TERMS OF THE AMORTIZED BOND ISSUE

Issuance of 400 Tranche B Amortized Bonds (the “Bonds”) with a nominal value of one hundred thousand euros (EUR 100,000) each, representing a total borrowing of EUR 40,000,000.00, to be paid up in full in cash, the subscription of which is reserved to the companies Kreos Capital VIII (UK) Limited, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l. for 66.75%, 25.00% and 8.25%, respectively.

The issuance of the Bonds was decided on [●] by the Chief Executive Officer (Directeur Général) of the Company pursuant to the delegation granted by the Board of Directors of the Company on 29 May 2026, acting in execution of the delegation of authority granted by the general meeting of shareholders of the Company on 22 May 2025, and in accordance with an issuance agreement entitled “Tranche B Amortized Bonds Issue Agreement” entered into on 2 June 2026 and a framework agreement entitled “Subscription Agreement” entered into on the same date between the Company and, in particular, the companies Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l..

Subject to the terms and conditions of the issuance documents, the subscription will be received at the registered office of the Company from [●] 2026 to [●] 2026 inclusive.

The funds from the cash payments will be deposited in the account opened in the name of the Company in the books of CR CHAMPAGNE BOURGOGNE CAE DIJON bank (the “Account”).

SUBSCRIPTION FORM

Kreos Capital VIII (UK) Ltd, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU represented by [.], in his capacity as, duly authorised for the purposes hereof, Claret European Specialty Lending Company IV, S.à r.l., a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch, L-1471 Luxembourg, registered under identification number B291023, represented by Rajen Shah, in his capacity as Class A Manager, and Gaffyn Price, in his capacity as Class B Manager, duly authorised for the purposes hereof, Claret Kermode Specialty Lending Company II, S.à r.l., a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch, L-1471 Luxembourg, registered under identification number B291766, represented by Rajen Shah, in his capacity as Class A Manager, and Gaffyn Price, in his capacity as Class B Manager, duly authorised for the purposes hereof, having reviewed the Tranche B Amortized Bonds Issue Agreement, declare that they subscribe by this subscription form, of which the subscriber has retained a copy on plain paper, [●] ([●]) Tranche B Amortized Bonds and to pay up the amount of their subscription, being the sum of [●] euros (EUR [●]), less any amounts to be deducted or withheld as provided for in the issuance agreement entitled “Tranche B Amortized Bonds Issue Agreement” entered into on 2 June 2026 and the framework agreement entitled “Subscription Agreement” entered into on the same date between the Company and, in particular, the companies Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., being the sum of [●] euros ([●]), representing the full nominal value of the Tranche B Bonds thus subscribed, by bank transfer to the Account.

On [●] 2026

In two copies

Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., represented by [●] 3

3 Signature to be preceded by the following statement: "Accepted for formal and irrevocable subscription of for hundred (400) Bonds.

32

Schedule 3

AMORTIZATION AND REPAYMENT

33

Schedule 5

Agreed form Tranche C Amortized Bonds Issue Agreement

54

daTED	2 JUNE 2026

(1) Inventiva S.A.

as issuer

(2) Kreos Capital VIII (UK) LTD

(3) Claret European Specialty Lending Company IV, S.à r.l

(4) Claret Kermode Specialty Lending Company II, S.à r.l

As Amortized Bonds Subscribers

(5) GLAS SAS

As SECURITY AGENT

ORIGINAL/COUNTERPART

TRANCHE C AMORTIZED BONDS ISSUE AGREEMENT

Reed Smith LLP 112 avenue Kléber 75116 Paris France +33 (0)1 76 70 40 00 Fax +33 (0)1 76 70 41 19 reedsmith.com

CONTENTS

clause

1	definitions and interpretation	3
2	Issue and subscription	7
3	Purpose of the Issue	8
4	Ranking	8
5	Interest	8
6	Repayment, purchase and cancellation	9
7	Taxation	10
8	Undertakings	12
9	Events of default	12

9.2	Non-payment	12
9.4	Breach of financial information obligations	12
9.6	Breach of other obligations	13
9.8	Intercreditor Agreement	13
9.10	Breach of ranking obligations	13
9.12	Breach of representation	14
9.14	Cross-default	14
9.15	Insolvency proceedings	14
9.17	Insolvency	14
9.19	Expropriation	15
9.21	Authority	15
9.22	Cessation of business	14
9.23	Audit qualification	14
9.24	Litigation	14
9.25	Change of Control	14
9.26	Validity of agreement	14
9.27	Unlawfulness	14
9.28	Breach of contract	14
9.29	Material adverse change	15
9.30	Invalidity	15
9.31	Occurrence of an Event of Default	15

10	Register and certificates	16
11	Transmission and transfer	16
12	Procedures for payment	17
13	Representative	18

13.1	The Masse	18
13.2	Remuneration	18
13.3	Meetings of Holders	18
13.4	Written consultation of the Holders	18
13.6	Representative’s Duties	19
13.7	Representative’s Rights	19
13.8	Representative Individually	20
13.9	Communications and Information	20
13.10	Non-Reliance on Representative	20
13.12	Representative’s Indemnity	21

14	Security agency	21

14.1	Security Agent appointment	21
14.3	Release of Security	21

15	Remedies and waivers	21
16	Severability	21
17	Indemnities	22
18	Litigation and evidence	22
19	Notices	22
20	Governing law - Jurisdiction	24
21	Electronic Signature	24

Schedule

Schedule 1 Agreed form Drawdown Notice	27
Schedule 2 Agreed form subscription form	28
Schedule 3 Amortization and repayment schedule	30

THIS AGREEMENT dated 2 June 2026

BETWEEN:

1.	INVENTIVA, a limited company (société anonyme) incorporated under the laws of France, having its registered office at 50, rue de Dijon – 21121 DAIX, France, registered under single identification number 537 530 255 RCS Dijon;

(hereinafter referred to as the “Issuer” or the “Company”)

ON THE FIRST PART

AND

2.	KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU, (hereinafter referred to as “Kreos”)

3.	Claret European Specialty Lending Company IV, S.à r.l, a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d’Esch – L-1471 Luxembourg, registered under identification number B291023, (hereinafter referred to as “Claret 1”)

4.	Claret Kermode Specialty Lending Company II, S.à r.l. a limited company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 412F Route d’Esch, L-1471 Luxembourg, registered under identification number B291766, (hereinafter referred to as “Claret 2”)

(Kreos, Claret 1 and Claret 2 being hereinafter referred to as the “Amortized Bonds Subscribers”)

ON THE SECOND PART

5.	GLAS SAS a simplified joint-stock company (société par actions simplifiée) incorporated under the laws of France under registration number 838 225 290 whose registered office is at 41 Avenue George V 75008 Paris, France (hereinafter referred to as “Security Agent”)

ON THE THIRD PART

Issuer, Amortized Bonds Subscribers and Security Agent being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

1

Whereas

(A)	The Amortized Bonds Subscribers are growth debt providers, the business of which consists in making investments in high technology and life science companies throughout Europe.

(B)	The Issuer is a clinical-stage biopharmaceutical company focused on the research and development of oral therapies for the treatment of patients with MASH. Since February 15, 2017, the Issuer’s shares have been listed on the regulated market of Euronext Paris (“Euronext Paris”). Since 15 July 2020, the Issuer’s American Depositary Shares have been listed on the New York stock exchange (NASDAQ Global Market).

(C)	In order to finance the development of the Issuer’s business in general, including to refinance the EIB Financing, the Subscribers have agreed to make available to the Issuer an amount of EUR 130,000,000 in principal, in the form of amortized bonds and convertible bonds, which may be extended to EUR 150,000,000 in principal including the Non-Committed Tranche as the case may be, subject to and upon the terms and conditions of the subscription agreement entered into between the Issuer and Kreos Capital VIII (UK) LTD, Kreos Capital VIII Aggregator SCSp, Claret European Specialty Lending Company IV, S.à r.l., Claret European Growth Capital Fund IV Aggregator LP, Claret Kermode Specialty Lending Company II, S.à r.l., Claret Kermode Fund II, SCSp, and GLAS SAS on the date hereof (hereinafter referred to as the “Subscription Agreement”).

(D)	The Parties have agreed upon the terms and conditions of the Issue as set forth herein (the “Terms and Conditions”), being specified that concurrently with this Agreement, the Issuer Kreos Capital VIII (UK) LTD, Claret European Specialty Lending Company IV, S.à r.l., Claret Kermode Specialty Lending Company II, S.à r.l., as OCA Subscribers, and GLAS SAS as independent Security Agent, entered into a separate agreement defining the terms and conditions governing the OCA to be issued in accordance with the Subscription Agreement (hereinafter referred to as the “OCA Issue Agreement”).

(E)	On 29 May 2026, the Issuer’s board of directors (Conseil d’administration) (hereinafter referred to as the “Board of Directors”) approved the terms of this Agreement, the execution of this Agreement by the Issuer’s chief executive officer (Directeur Général) and delegated its powers to the Issuer’s chief executive officer (Directeur Général) for the issuance of the Tranche C Amortized Bonds in accordance with the terms of this Agreement.

2

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

1	definitions and interpretation

1.1	In this Agreement, unless the context otherwise specifically provides, the following expressions shall have the following meanings:

Affiliate means, with respect to any person, any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, such person. For the purposes of this definition, “Control” (contrôle) has the meaning assigned in article L.233-3 I and III of the French Commercial Code (Code de commerce);

Agreement shall have the meaning set forth in the heading hereof;

Amortized Bonds has the meaning ascribed to it in the Subscription Agreement;

Amortized Bonds Subscriber(s) has the meaning ascribed to it in the Subscription Agreement;

Board of Directors has the meaning assigned in section (F) of the preamble hereof;

Business Day means any day on which banks are generally open for business in France, London and Luxembourg, other than a Saturday or Sunday;

Cash Interest has the meaning ascribed to it in Article 5.1;

Change of Control means, without limitation, any of the following events (whether in one or in a series of transactions):

(a) any person or group of persons acting in concert (within the meaning of Article L. 233-10 of the French Commercial Code), gains control (within the meaning of Article L. 233-3 of the French Commercial Code) of the Issuer, whether by way of acquisition, subscription, exchange or any other transaction;

(b) any merger, occurs in respect of the Issuer;

(c) the Issuer ceases to have its shares admitted to trading on Euronext Paris or NASDAQ Global Market.

Charged Assets means the assets and undertaking of a Group Company charged or to be charged to the Holders from time to time pursuant to the Security Documents;

Claret means together Claret 1 and Claret 2;

Claret 1 shall have the meaning set forth in the appearances herein;

Claret 2 shall have the meaning set forth in the appearances herein;

Company has the meaning given to the term Issuer;

Completion Date has the meaning ascribed to it in the Subscription Agreement;

Conversion Shares means, in respect of any conversion of one or more Convertible Bonds pursuant to any one Conversion Notice, such ordinary shares of the Issuer as are required to be issued in respect of such conversion in accordance with these Terms and Conditions;

Default means an Event of Default or any event or circumstance specified in Article 9 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Issue Documents or any combination of the foregoing) be an Event of Default;

Drawdown Date means a day on which all of the Tranche C Amortized Bonds are subscribed and paid up by the Amortized Bonds Subscribers;

3

Drawdown Notice means a drawdown notice served in accordance with Article 2.3 in the form attached to this Agreement as Schedule 1 (as may be amended with the prior written consent of the Holders);

EIB means the European Investment Bank, located at 98-100, boulevard Konrad Adenauer, L-2950 Luxembourg, Grand Duchy of Luxembourg;

EIB Financing means all amounts outstanding under the existing unsecured finance agreement entered into on 16 May 2022 between the EIB and the Issuer, as amended;

End of Commitment Fee has the meaning ascribed to it in the Subscription Agreement;

Euronext Paris has the meaning assigned in section (B) of the preamble hereof;

Event of Default has the meaning ascribed to it in Article 9 (Events of Default);

Final Redemption Date means the earlier of (i) 1 April 2030, or (ii) the date of any Prepayment or acceleration of the Amortized Bonds or more generally such earlier date or dates as the same shall become repayable in accordance with this Agreement and/or the Subscription Agreement;

First Interest Payment Date means, the Drawdown Date;

Group means the Issuer and its direct and indirect Subsidiaries from time to time;

Group Company means any member of the Group;

Holder means any Tranche C Amortized Bonds Subscriber and any successor or assignee Person(s) entered in the securities register which the Issuer or the Registrar on its behalf, under this Agreement is required to maintain, as holder(s) of the Tranche C Amortized Bonds and as may be represented by the Representative (as defined below);

Indebtedness has the meaning ascribed to it in the Subscription Agreement;

Industrial Competitor means (a) any person whose primary business is substantially similar or in competition with the one carried out by the Group or (b) any affiliate of such person, but, in each case, shall exclude:

(a) any bank or financial institution which is primarily engaged in or established for the purpose of making, purchasing or investing in loans or other debt securities and which has appropriate information barriers in place between it and the Industrial Competitor;

(b) any fund or other entity that is an Affiliate of such an Industrial Competitor, and which is managed and controlled independently from the Industrial Competitor and which has appropriate information barriers in place between it and the Industrial Competitor

Intercreditor Agreement has the meaning ascribed to it in the Subscription Agreement;

Interest Only Period has the meaning ascribed to it in Article 6.2;

Interest Payment has the meaning ascribed to it in Article 5.2;

Interest Payment Date means, with respect to each Tranche, the First Interest Payment Date, and then the first Business Day of each subsequent calendar month;

Interest Period means a period commencing on and including an Interest Payment Date and ending on the day prior to the next following Interest Payment Date. Every Interest Period shall have a duration of one calendar month, being however specified that (i) in the event any Drawdown Date would not be the First Interest Payment Date, interest will accrue on the period elapsing between the Drawdown Date and the First Interest Payment Date in accordance with the provisions of Article 5.1 and 5.2 and (ii) the last Interest Period will commence on the date of the Interest Payment Date immediately preceding the Final Redemption Date and end on such Final Redemption Date;

Issue means the Tranche C Amortized Bonds issue decided by the chief executive officer (Directeur Général) of the Issuer pursuant to this Agreement;

4

Issuer shall have the meaning set forth in the appearances herein;

Issue Documents has the meaning ascribed to it in the Subscription Agreement;

Loan-to-Own Investor means an entity whose principal investment strategy is the purchase of loans or other debt securities with a view to owning the equity or gaining control of a business, provided that, Affiliates or Related Funds of such persons which are (a) deposit taking financial institutions authorised by a financial services regulator or to carry out the business of banking and (b) managed and controlled independently of any such entity where such Affiliate or Related Fund is acting on the other side of effective information barriers or policy and procedures shall not be a Loan-to-Own Investor.

Major Transfer Event of Default has the meaning ascribed to it in Article 11.2;

Majority Holders means, at any time Holders holding at least 66.67% of the voting rights of the Holders attending that Holders’ general meeting at that time or represented thereat;

Material Adverse Effect has the meaning ascribed to it in the Subscription Agreement;

Monthly Repayment has the meaning ascribed to it in Article 6.1;

Non-Committed Tranche has the meaning ascribed to it in the Subscription Agreement;

Non-Cooperative Jurisdiction means an “Etat ou territoire non coopératif” (non-cooperative State or territory) as set out in the list referred to in article 238-0 A of the French Code général des impôts, as such list may be amended from time to time;

OCA has the meaning ascribed to it in the OCA Issue Agreement;

OCA Subscribers has the meaning ascribed to it in the OCA Issue Agreement;

Outstanding Amount means, at any time, the balance of the amounts due by the Issuer under this Agreement;

Participation Office means the office or offices notified by an Amortized Bonds Subscriber to the Issuer in writing on or before the date it becomes an Amortized Bonds Subscriber (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will hold the outstanding Amortized Bonds which are registered in its name;

Person shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing;

PIK Interest has the meaning ascribed to it in Article 5.3;

Pre-Funded Warrants means any securities issued by the Company under the form of pre-funded warrants (bons de souscription d’actions pré-financés);

Prepayment has the meaning ascribed to it in Article 6.3;

Qualifying Holder means a Holder which:

(a)	fulfils the conditions imposed by French Law in order for a payment from the Issuer under the Issue Documents not to be subject to (or as the case may be, to be exempt from) any Tax Deduction, subject to the completion of any necessary procedural formalities; or

(b)	is a Treaty Holder;

Redemption Date has the meaning ascribed to it in Article 6.1;

Register has the meaning ascribed to it in Article 10.2;

Registrar means Société Générale Securities Services or any other registrar appointed as such;

5

Related Fund means, in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

Representative has the meaning ascribed to it in Article 13.1;

Security means any Security Interest granted under or pursuant to the Security Documents;

Security Documents has the meaning ascribed to it in the Subscription Agreement;

Security Interest has the meaning ascribed to it in the Subscription Agreement;

Shares means the ordinary shares of the Issuer with a nominal value of (as at the date hereof) €0.01 each (and each, a “Share”);

Subsidiaries means any subsidiary controlled by the Issuer within the meaning of article L. 233-3 I and III of the French Commercial Code (Code de commerce), from time to time;

Subscription Agreement has the meaning ascribed in section (C) of the preamble hereof;

T3 Warrants means the warrants issued by the Company on May 7, 2025;

T3 Warrant Exercise means the investors exercising the T3 Warrants of no less than EUR 100,000,000;

Tax has the meaning ascribed to it in the Subscription Agreement;

Tax Deduction means a deduction or withholding for on account of Tax from a payment under the Issue Documents;

Terms and Conditions shall have the meaning set forth in the heading hereof;

Tranche has the meaning ascribed to it in the Subscription Agreement;

Tranche A has the meaning ascribed to it in the Subscription Agreement;

Tranche B Amortized Bonds means the tranche of Amortized Bonds in an aggregate principal amount of up to forty million Euros (EUR 400), to be issued in full on the Completion Date in accordance with this Agreement and the Subscription Agreement;

Tranche C Amortized Bonds means the tranche of Amortized Bonds in an aggregate principal amount of up to fifty-five million Euros (EUR 55,000,000), to be issued in one drawdown during the Tranche C Issuance Period, subject to the conditions set out in this Agreement and in the Subscription Agreement;

Tranche C Issuance Period means the period commencing on the Completion Date and ending on 15 February 2027, during which the Issuer may, subject to the conditions set out in this Agreement and in the Subscription Agreement, request one drawdown of Tranche C Amortized Bonds in accordance with Article 2;

Treaty has the meaning ascribed to it in the definition of “Treaty State”;

Treaty State means a jurisdiction having a double taxation agreement with France (the “Treaty”), which makes provision for full exemption from Tax imposed by France on a payment from the Issuer under the Issue Documents;

Treaty Holder means a Holder which:

(a)	is treated as resident of a Treaty State for the purposes of the Treaty;

(b)	does not carry on business in France through a permanent establishment with which that Amortized Bonds Subscriber’s participation in the Issue is effectively connected;

6

(c)	is acting from a Participation Office situated in its jurisdiction of incorporation; and

(d)	fulfils any other conditions which must be fulfilled under the Treaty by residents of the Treaty State for such residents to obtain exemption from Tax imposed by France on a payment from the Issuer under the Issue Documents, subject to the completion of any necessary procedural formalities;

1.2	In this Agreement, except as otherwise provided or where clearly inconsistent in the light of the context:

(a)	words importing the singular include the plural and vice versa;

(b)	words denoting gender include every gender;

(c)	words denoting persons include bodies corporate or unincorporated;

(d)	an article, a section, clause, sub-clause or Schedule is a reference to an article, clause, sub-clause or Schedule, as the case may be, of this Agreement as amended from time to time;

(e)	any provision of a statute shall be construed as a reference to that provision as amended, modified, re-enacted or extended from time to time;

(f)	words and expressions in the French language defined in the French Commercial Code (Code de commerce) or the French Monetary and Financial Code (Code monétaire et financier) as amended shall bear the same meanings herein, and

(g)	capitalised terms not defined herein shall have the meaning given to them in the Subscription Agreement, as amended from time to time.

1.3	The headings in this Agreement are for ease of reference only and shall not affect the construction of this Agreement.

1.4	Should any conflicts occur between this Agreement and the Subscription Agreement or any ancillary contractual document entered into between the parties, the Parties agree that the Subscription Agreement’s provisions shall prevail.

1.5	Terms used but not defined in this Agreement shall have the meaning ascribed to them in the Subscription Agreement.

1.6	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and any reference to an Event of Default being continuing is a reference to an Event of Default that has not been waived by the Representative (acting on the instructions of the Majority Holders).

2	Issue and subscription

2.1	The Tranche C Amortized Bonds will be issued by the Issuer, in one single tranche on the Tranche C Issuance Period, in registered form exclusively reserved to the benefit, amongst others, of natural or legal persons (including companies), trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors of which the Amortized Bonds Subscribers belong to, for a nominal amount of fifty five million euros (EUR 55,000,000.00), with a par value of a hundred thousand euros (EUR 100,000) per Tranche C Amortized Bonds as decided by the chief executive officer (Directeur Général) of the Issuer. The Tranche C Amortized Bonds will, if issued, confer rights to the relevant Amortized Bonds Subscribers and any subsequent Holder as from their subscription. For the avoidance of doubt, the issuance of the Tranche C Amortized Bonds is entirely at the discretion of the Company. Accordingly, even if all conditions precedent to their issuance as listed in the Subscription Agreement are satisfied, the Company shall remain free not to proceed with such issuance.

2.2	Each Holder represents and warrants that he belongs to one of the categories as defined under the 27th resolution adopted by the General Meeting described above and is a “qualified investor” as defined under Article 2 (e) of Regulation EU n°2017/1129.

7

The Issuer shall provide the Amortized Bonds Subscribers with a Drawdown Notice no less than thirty (30) days prior to the issuance of Tranche C Amortized Bonds and such issuance shall be in a minimum principal amount of ten million euros (EUR 10,000,000).

2.3	Following Receipt of a Drawdown Notice, the Amortized Bonds Subscribers will subscribe to a maximum amount of to five hundred fifty (550) Tranche C Amortized Bonds requested in such notice, subject to the conditions precedent set forth in Article 3.2 of the Subscription Agreement, pursuant to a Drawdown Notice, concurrently only with the subscription of the OCA under the OCA Issue Agreement, in accordance with the following breakdown:

Tranche C Amortized Bonds Subscribers	Proportion of Tranche C Amortized Bonds (assuming Tranche C will be issued in its maximum nominal amount)%
Kreos	66.73%
Claret 1	24.91%
Claret 2	8.36%

2.4	Subscription of the Tranche C Amortized Bonds will be wholly paid up by the Amortized Bonds Subscribers, by bank transfer, to the following account (the “Drawdown Account”):

[***]

The payment by the Tranche C Amortized Bond Subscribers to the Drawdown Account, or to such other bank account as is agreed in writing between the Tranche C Amortized Bond Subscribers and the Issuer, shall constitute the subscription of the Tranche C Amortized Bonds (or the relevant part thereof) and the Issuer shall thereupon become indebted, as principal and direct obligor, to the Tranche C Amortized Bond Subscribers in an amount equal to the Tranche C Amortized Bonds (or the relevant part thereof) and all interest thereon and other payments due in connection therewith under this Tranche C Amortized Bonds Issue Agreement.

Concurrently with such transfer, each Tranche C Amortized Bonds Subscriber shall send to the Issuer a subscription form substantially in the same terms as the template attached as Schedule 2 hereto.

3	Purpose of the Issue

3.1	The Issuer shall apply the proceeds of the Tranche C Amortized Bonds towards financing the development of the Issuer’s business in general, including to refinance the EIB Financing (as defined in the Subscription Agreement) and agrees that it will not use the whole or any part of the proceeds of the Issue in contravention of any applicable law.

3.2	Without prejudice to the above, the Amortized Bonds Subscribers shall not be under any obligation to monitor or verify the application of the proceeds of the Issue.

4	Ranking

4.1.1	Each of the Tranche C Amortized Bonds shall rank pari passu equally and rateably inter se with the OCA, with the Tranche B Amortized Bonds and with any bond issued under the Non-Committed Tranche, without any discrimination or preference and as direct, unconditional, unsubordinated obligations, secured as set out in the Security Documents, being expressly specified that any obligations and liabilities of the Issuer under this Agreement shall fall in the scope of secured obligations (Obligations Garanties) as defined in the Security Documents.

5	Interest

5.1	The Tranche C Amortized Bonds shall bear cash-pay interest accruing on the principal Outstanding Amount of such Tranche at the applicable fixed rate of eight point ninety per cent (8.90%) per annum (the “Cash Interest”). The Cash Interest shall accrue from (and including) the Drawdown Date of the Tranche C Amortized Bonds and shall be payable monthly in advance during the Interest Only Period and monthly in arrears thereafter, on each Interest Payment Date.

8

5.2	In the event the Drawdown Date of Tranche C Amortized Bonds does not fall on the first day of a calendar month, Article 5.1 shall not apply to the first Interest Period, and an interim interest payment (the “Interim Payment”) shall become payable in respect of the period from (and including) such Drawdown Date to (but excluding) the first day of the calendar month immediately following such Drawdown Date. The Interim Payment shall accrue at the daily equivalent of the Cash Interest rate applicable to the relevant Tranche and shall be due and payable in advance on the Drawdown Date.

5.3	In addition to the Cash Interest, Tranche C Amortized Bonds shall bear payment-in-kind interest accruing on the principal Outstanding Amount of such Tranche (together with all accrued and unpaid interest thereon, including any previously capitalised PIK Interest) of two point one per cent (2.10%) per annum (the “PIK Interest”). The PIK Interest shall be calculated (on the basis of a 360-day year) and shall be capitalized annually in accordance with article 1343-2 of the French Civil Code. If calculated over a period of less than a year, the PIK Interest shall be calculated on the basis of the number of days elapsed during the interest period concerned divided by 360. The amount of interest due for each Holder shall be calculated by reference to the amount of the total outstanding number of Tranche C Amortized Bonds held by the relevant Holder on the date of calculation of interest, the amount of such payment being rounded to the nearest second decimal. It being specified that any accumulated and uncapitalised PIK Interest shall be due and payable on the date of the final Monthly Repayment of the Tranche C Amortized Bonds.

5.4	Any default interest determined under Article 5.6 below (if unpaid) arising on an overdue amount will be compounded with the overdue amount only if, within the meaning of article 1343-2 of the French civil code (Code civil), such interest is due for a period of at least one year, but will remain immediately due and payable.

5.5	Each interest payment shall be made to the Holders, on each Interest Payment Date before 11.00 AM Paris time, and the Holders shall be deemed, for the purpose of this Agreement, to be the holder, on such date for payment of interest, of the Tranche C Amortized Bonds held by him on such preceding date notwithstanding any intermediate transfer or transmission of any such Tranche C Amortized Bonds.

5.6	Time of payment of any sum due from the Issuer and its Subsidiaries is of the essence under this Agreement. If the Issuer or any of its Subsidiaries fails to pay any amount payable by it under this Article 5 on its due date, the Issuer shall pay to the Holders forthwith on demand, interest on such sum (compounded on an annual basis) from the due date to the date of actual payment (as well after as before judgment) at a rate equal to the applicable Cash Interest plus five percent (5%) per annum during the period of non-payment. If the Issuer or any of its Subsidiaries fails to pay any amount payable by it under this Article 9 within five (5) Business Days after such sum is due and payable, the Issuer or its relevant Subsidiary shall pay to the Holders forthwith on demand, a one-off late payment charge of three per cent (3)% of such sum, to compensate the Holders for additional administrative expense.

6	Repayment, purchase and cancellation

6.1	Unless the Tranche C Amortized Bonds have been subject to early redemption, or purchase and cancellation under the conditions set forth below, following the expiry of the Interest Only Period (as defined in Article 6.2 below), the Issuer shall redeem the principal Outstanding Amount of the Tranche C Amortized Bonds in monthly instalments comprising principal and Cash Interest (each, a “Monthly Repayment”). Cash Interest shall be payable monthly in advance on the first day of each month during the Interest Only Period and monthly in arrears following the Interest Only Period, and principal shall be payable monthly on the first day of each month. The amount of each Monthly Repayment shall be determined by reference to the Outstanding Amount of the Tranche C Amortized Bonds from time to time, for the avoidance of doubt not including any annual capitalisation of PIK Interest.

6.2	The Interest Only Period shall commence on the Drawdown Date and shall end on 31 March 2027, it being specified that such period may be extended at the Issuer’s election: (i) until 31 December 2027, and (ii) thereafter, until 31 December 2028, by delivery to the Agent of satisfactory evidence of FDA approval of the new drug application (NDA) for Lanifibranor, by no later than 15 Business Days prior to 31 December 2027 (the “Interest Only Period”).

6.3	The Issuer shall have the right, at any time but with no less than thirty (30) days’ prior written notice to the Representative, to prepay in whole but not in part of the principal Outstanding Amount of Tranche C Amortized Bonds (a “Prepayment”), being specified that the Issuer shall not be required to prepay any other Tranche simultaneously.

9

6.4	The Prepayment shall be equal to the aggregate of:

(a)	In case of repayment during the Interest Only Period, a sum equal to (i) the principal Outstanding Amount of Tranche C Amortized Bonds at the time of the prepayment, plus (ii) an aggregate of all remaining Interest Payments that would have been paid until the Final Redemption Date, discounted to present value by applying a discount rate of 4% plus (iii) the End of Commitment Fee (as well as any other unpaid fees, cash return compensation, or costs, if any).

(b)	In case of early repayment following expiry of the Interest Only Period: (i) within 12 months following the end of the Interest Only Period, 103% of the principal Outstanding Amount of Tranche C Amortized Bonds at the time of the prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any), (ii) within 24 months following the end of the Interest Only Period, 102% of the principal Outstanding Amount of Tranche C Amortized Bonds at the time of the prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any), and (iii) thereafter, 101% of the principal Outstanding Amount of Tranche C Amortized Bonds at the time of the prepayment, plus the End of Commitment Fee (as well as any other unpaid fees or costs, if any).

For the avoidance of doubt, principal Outstanding Amount of Tranche C Amortized Bonds shall include all accrued and capitalised PIK Interest.

The Prepayment may, and in certain circumstances shall, occur in the event that certain French taxes are imposed, in accordance with Article 7 (Taxation).

6.5	Any Tranche C Amortized Bonds repaid by the Issuer shall be cancelled and the Issuer shall in no event make another use of such repaid or purchased Tranche C Amortized Bonds (including by reselling them).

6.6	On the Drawdown Date, the Issuer shall also assign by way of security to the Representative the final Monthly Repayment amount, making the assumption that the Interest Only Period shall end on 31 March 2027, in accordance with articles 2374 to 2374-6 of the French Civil code (Code civil), which shall accordingly be held by it and applied in or towards payment of the last repayment in respect of the Tranche C Amortized Bonds issued on the Drawdown Date.

6.7	All payments to be made by the Issuer to the Holders under this Agreement and the other Issue Documents shall be made in full, without (and free and clear of any deduction for) any set-off or counterclaim.

7	Taxation

7.1	All payments of principal and interest by or on behalf of the Issuer in respect of the Tranche C Amortized Bonds shall be made free and clear of, and without a Tax Deduction of whatever nature imposed, levied or collected by or within any jurisdiction.

7.2	If French law should require that any payment of interest or principal in respect of the Tranche C Amortized Bonds be subject to Tax Deduction with respect to any present or future taxes, duties or charges, the Issuer will, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the Holders, after such Tax Deduction, receive the full amount provided in such Tranche C Amortized Bonds to be then due and payable; provided, however, that if by reason of a change in any law or regulation of France or any change in the official application or interpretation of such law or regulation, becoming effective after the Drawdown Date, and if the Issuer would, on the occasion of the next payment of principal or interest due in respect of the Tranche C Amortized Bonds, not be able to make such payment without having to pay additional amounts (and such payments cannot be avoided by reasonable measures taken by the Issuer), the Issuer may at any time, but no earlier than thirty (30) calendar days prior to the effective date of the such change, trigger a Prepayment on the outstanding Tranche C Amortized Bonds in accordance with the conditions of the Prepayment. The provisions of the above paragraph do not apply where the Holder is subject to such taxes, duties or charges by reason of its having some connection with France other than the mere holding of such Tranche C Amortized Bonds.

7.3	If the Issuer is required to make additional payments in accordance with the provisions of Article 7.2 above and if the Issuer would be prevented by law from making payment to the Holders of the full amount then due and payable (and the obligation to make such additional payments cannot be avoided by reasonable measures taken by the Issuer), the Issuer shall trigger the Prepayment of the outstanding Tranche C Amortized Bonds, at the earliest thirty (30) calendar days prior to the effective date of the change referred to in Article 7.2 above and at the latest on the date on which the additional payments should have been made.

10

7.4	For the avoidance of doubt, a payment shall not be increased under paragraph 7.2 above by reason of a Tax Deduction on account of Tax imposed by France, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Holder without a Tax Deduction if such Holder had been a Qualifying Holder, but on that date that Holder is not or has ceased to be a Qualifying Holder other than as a result of any change after the date it became a Holder under the Issue Documents in (or in the interpretation, administration, or application of) any law or double taxation agreement, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Holder is a Treaty Holder and the Issuer is able to demonstrate that the payment could have been made to the Holder without the Tax Deduction had that Holder complied with its obligations under Article 7.7 below,

(iii)	provided that the exclusion for changes after the date a Holder became a Holder under this Tranche C Amortized Bonds Issue Agreement in paragraph 7.4 (i) above shall not apply in respect of any Tax Deduction on account of Tax imposed by France on a payment made to a Holder if such Tax Deduction is imposed solely because this payment is made to an account opened in the name of or for the benefit of that Holder in a financial institution situated in a Non-Cooperative Jurisdiction or because such Holder is incorporated, domiciled, established, or acting through a Participation Office situated, in a Non-Cooperative Jurisdiction.

7.5	However, no such additional amounts shall be payable with respect to any Tranche C Amortized Bonds to a Holder (or to a third party on behalf of the Holder) who is liable to such taxes or duties in respect of such Tranche C Amortized Bonds by reason of his having some connection with France other than merely being the holder of the Tranche C Amortized Bonds.

7.6	The Issuer shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Representative accordingly. Similarly, the Representative shall notify the Issuer on becoming so aware in respect of a payment payable to any Holder.

7.7	In the event of a Prepayment made in accordance with the provisions of Article 7.3 above, the Issuer will provide, or cause to be provided, notice of such Prepayment, pursuant to the provisions of Article 19 (Notices), at the earliest thirty (30) calendar days and at the latest fifteen (15) calendar days prior to the date fixed for Prepayment.

7.8	If the Issuer is required to make a Tax Deduction, the Issuer shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

7.9	Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Issuer shall deliver to the Representative the payment evidence satisfactory to the Representative (acting reasonably) that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

7.10	A Treaty Holder and the Issuer which makes a payment to which that Treaty Holder is entitled shall co- operate in completing any procedural formalities necessary for the Issuer to obtain authorization to make that payment without a Tax Deduction.

7.11	Each Tranche C Amortized Bonds Subscriber hereby represents that, at the Completion Date:

(a)	it is a Qualifying Holder; and

11

(b)	it is not incorporated or domiciled (or acting through a Participation Office, or office, or carrying on a trade or business (“établissement stable”) in each case to which the Participation is attributable), located in a Non-Cooperative Jurisdiction.

7.12	Any references in this Agreement to principal and interest shall be deemed also to refer to any additional amounts which may be payable under the provisions of this Article 7.

8	Undertakings

8.1	The Issuer undertakes with the Amortized Bonds Subscribers that, from the date of this Agreement and for so long as any amount is or may be outstanding under this Agreement, it shall (and shall procure that each Group Company will) comply with the commitments set forth in the Subscription Agreement, including but not limited to those contained in Article 4 (Commitments) of the Subscription Agreement.

9	Events of default

Each of the following events, facts or circumstances constitutes an Event of Default:

9.1	Non-payment

the Issuer or any Group Company fail, after being notified by the Representative (acting on instructions of the Majority Holders), to pay in full on the due date any sum due by it under this Agreement in the currency specified in this Agreement save where such the failure to pay is caused solely by:

(a)	an administrative or human error or technical problem and payment is made within three (3) Business Days of its due date; or

(b)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Issue Documents and which disruption is not caused by, and is beyond the control of, any of the parties and such payment is made within five (5) Business Days of its due date;

9.2	Breach of financial information obligations

the Issuer fails to duly perform or comply with any of the material financial information obligations expressed to be assumed by it in Article 4.2 (Commitments) of the Subscription Agreement and where such non- performance or non-compliance is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within five (5) Business Days of the earlier of (i) the relevant Group Company becoming aware of such breach and (ii) the notice of that breach by the Representative (acting on instructions of the Majority Holders) to the Issuer;

9.3	Breach of other obligations

the Issuer or any Group Company fails to duly perform or comply with any other material obligation expressed to be assumed by it in any of the Issue Documents to which it is a party and where such non-performance or non-compliance is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within fifteen (15) Business Days of the earlier of (i) the relevant Group Company becoming aware of such breach and (ii) the notice of that breach by the Representative (acting on instructions of the Majority Holders) to the Issuer;

9.4	Intercreditor Agreement

any party to the Intercreditor Agreement (other than the Holders) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement or any representation or warranty given by any party to the Intercreditor Agreement is incorrect in any material respect;

9.5	Breach of ranking obligations

the Issuer (or any Group Company) is in breach of the ranking obligations under Article 4 (Commitments) of the Subscription Agreement and/or Article 4 (Ranking) of this Agreement;

12

9.6	Breach of representation

any representation, warranty or statement made by, or by an officer of, any Group Company in any Issue Document or in the Drawdown Notice or any other notice or document relating to any Issue Document is incorrect, untrue or misleading in any material respect when it is made or deemed repeated and where such representation, warranty or statement is capable of remedy, has not been remedied to the reasonable satisfaction of the Representative (acting on instructions of the Majority Holders) within five (5) Business Days;

9.7	Cross-default

any Indebtedness of the Issuer or any Group Company is not paid when due or within any applicable grace period;

any Indebtedness of the Issuer or any Group Company is declared to be or otherwise becomes due and payable before its specified maturity as a result of an event of default; or

any creditor or creditors of the Issuer or any Group Company become entitled to declare Indebtedness of the Issuer, due and payable before its specified maturity as a result of an event of default,

except where (a) such event of default results from a breach of its obligations by a business counterparty or (b) a business counterpart is a provider of the Issuer, and the absence of payment is made in the ordinary course of business and does not exceed ten (10) Business Days or (c) if such Indebtedness is, (x) in aggregate, equal to or less than one millioneuros (EUR 1,000,000) or (y) on a single basis, equal to or less thanfive hundred thousand euros (EUR 500,000);

9.8	Insolvency proceedings

any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Company,

(b)	a composition, compromise, assignment or arrangement with any creditor of any Group Company,

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Group Company or any of its assets, or

(d)	enforcement of any Security over any assets of any Group Company,

(e)	or any analogous procedure or step is taken in any jurisdiction,

provided that this Article shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement;

9.9	Insolvency

if and when applicable, the Issuer or any Group Company shall stop payment or shall be unable to pay its debts as they fall due, with its available assets (“état de cessation des paiements”) or otherwise admits its inability to pay its debts as they fall due, or commences negotiations with any one or more of its creditors (other than the Subscribers) with a view to the general readjustment or rescheduling of its Indebtedness, or makes a general assignment for the benefit of, or a composition with one of its creditors or more of its creditors (other than the Subscribers), whether or not through the appointment of an administrator (“administrateur judiciaire” ou “liquidateur judiciaire”), in the framework of a conciliation or safeguard procedure or any analogous procedure or step is taken in any jurisdiction, or shall be adjudicated or declared insolvent;

9.10	Expropriation

any expropriation, attachment, sequestration, nationalisation distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Group Company;

13

9.11	Authority

the authority or ability of any Group Company to conduct its business wholly or substantially curtailed by any seizure, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other administrative body in relation to a Group Company or any of its assets;

9.12	Cessation of business

if the Issuer or any Group Company (i) ceases, threatens to cease, or suspends carrying all or substantially all the business it carries on at the date hereof as mentioned in section (B) of the preamble hereof, or (ii) enters into any business that is not related or complementary to such business, to the extent or in a manner which will have a Material Adverse Effect;

9.13	Audit qualification

the auditors of a Group Company qualify the audited annual consolidated financial statements, excluding qualifications in respect to going concern by the Company;

9.14	Litigation

any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened in writing, or any judgment or order of a court, arbitral body or agency is made, in relation to the Issue Documents or the transactions contemplated by the Issue Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect;

9.15	Change of Control

there is a Change of Control in any Group Company, provided that the Tranche C Amortized Bonds Subscribers may agree, by written notice to the Issuer, that a Change of Control shall not be deemed an Event of Default, but that nevertheless the consequences set forth in Article 9.31 (Occurrence of an Event of Default) shall apply, and in such event the Tranche C Amortized Bonds, all accrued interest and all other amounts accrued, owing or payable under the Issue Documents shall be due and payable simultaneously with the closing of the Change of Control transaction;

9.16	Validity of agreement

at any time any act, condition or action required to be done, fulfilled or performed by it in order:

(a)	to enable the Issuer lawfully to enter into, exercise its rights under or perform the material obligations expressed to be assumed by it in the Issue Documents to which it is a party;

(b)	to ensure that the material obligations expressed to be assumed by the Issuer in the Issue Documents to which it is a party are and remain legal, valid and binding;

(c)	to make the Issue Documents to which it is a party admissible in evidence in France;

is not done, fulfilled or performed by the Issuer in a timely manner to ensure compliance with the same;

9.17	Unlawfulness

if it becomes unlawful or impossible: (i) for the Issuer and/or any Group Company (as relevant) to discharge any liability under the Issue Documents or to comply with any other obligation which the Issuer considers material under the Issue Documents; or (ii) for the Holders (including through the Security Agent) to exercise or enforce any right under, or to enforce any Security Interest created by the Security Documents, or (iii) the Issuer or any other Group Company repudiates or rescinds an Issue Document, purports to repudiate or rescind an Issue Document to repudiate or rescind an Issuer Document;

14

9.18	Breach of contract

if any payment default or event or circumstance occurs which, with the giving of notice, lapse of time, determination of materiality, the fulfillment of any other applicable condition or any combination of the foregoing constitutes a default (howsoever described) by the Issuer under any material contract (including, without limitation, any leasing contracts) to an extent or in a manner which will have a Material Adverse Effect it being understood that as from the day the notice of that circumstance is given by the Representative (acting on instructions of the Majority Holders) to the Issuer, a ten (10) Business Day period of grace will commence during which the Representative (acting on instructions of the Majority Holders) may not seek the repayment of the sums owed by the Issuer under the Issue Documents in order for the Issuer, or as the case may be, its shareholders, either (i) to organize the repayment of these sums or (ii) to take all necessary actions which in the sole opinion of the Representative (acting on instructions of the Majority Holders acting reasonably) are of nature to enable the Issuer to continue to perform its obligations under the Agreement in all its material provisions until the Final Redemption Date;

9.19	Material adverse change

the occurrence of any facts, circumstances, event which have a Material Adverse Effect, it being understood that as from the day the notice of that circumstance is given by the Representative (acting on instructions of the Majority Holders) to the Issuer, a ten (10) Business Day period of grace will commence during which the Representative (acting on instructions of the Majority Holders) may not seek the repayment of the sums owed by the Issuer under the Issue Documents, in order for the Issuer, or as the case may be, its shareholders, either (i) to organize the repayment of these sums or (ii) to take all necessary actions which in the sole reasonable opinion of the Representative (acting on instructions of the Majority Holders) are of nature to enable the Issuer to continue to perform its obligations under the Agreement in all its material provisions until the Final Redemption Date;

9.20	Invalidity

any provision of the Issue Documents proves to have been or becomes invalid or unenforceable, or a Security Interest created by the Security Documents proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest of a third party or any other third party claim or interest, provided however that if the Issuer and/or any Group Company proposes replacement security which the Holder accepts, and such replacement security is constituted in a manner acceptable to the Holder within such period of time as the Holder may require, such event shall cease to constitute an Event of Default;

the security constituted by the Security Documents is in any way materially imperilled or in jeopardy (including by way of depreciation in value beyond a normal depreciation) provided however that if the Issuer and/or any Group Company proposes replacement security which the Holders accept, and such replacement security is constituted in a manner acceptable to the Holders within such period of time as the Holders may require, such event shall cease to constitute an Event of Default; or

any event of default (howsoever described) specified in the Security Documents shall occur;

9.21	Occurrence of an Event of Default

On or at any time following the occurrence of any Event of Default the Representative (acting on the instructions of the Majority Holders) may:

(a)	serve on the Issuer a notice stating that all obligations of the Holders to the Issuer under this Agreement including (without limitation) the obligation to subscribe for Tranche C Amortized Bonds (or any tranche thereof) are terminated;

(b)	serve on the Issuer a notice stating that, the Amortized Bonds, all interest and all other amounts accrued, owing or payable under the Issue Documents are immediately due and payable;

(c)	declare the Security Documents to be enforceable; and/or

(d)	take any other action which, as a result of the Event of Default or any notice served under paragraphs (i) to (iii) above, the Issuer is entitled to take under the Security Documents or any applicable law;

15

In addition, on or at any time following of any Event of Default, and on the service of a notice under Article 9.21.1:

(e)	all the obligations of the Holders to the Issuer under this Issue Documents shall terminate;

(f)	the following sums shall become immediately due and payable:

(i)	the principal Outstanding Amount of the Amortized Bonds (including all accrued and capitalised PIK Interest);

(ii)	all accrued and unpaid interest (including all accrued and uncapitalised PIK Interest);

(iii)	in respect of each Tranche, the aggregate of the Cash Interest and PIK Interest scheduled still to be paid by the Issuer and/or capitalised (including interest on such amounts to be capitalised) on each relevant Interest Payment Date for the period from the date of service of the notice under Article 9.21.1 to the expiry of the Final Redemption Date by way of compensation for any loss of profit that otherwise would have accrued to the Holders if an Event of Default had not occurred;

(iv)	all unpaid fees, costs and expenses; including the End of Commitment Fee; and

(v)	all other sums payable by the Issuer (or any other Group Company) to the Holders under the Issue Documents;

The Representative (acting on the instructions of the Majority Holders), may waive any Default or Event of Default hereunder, prior to or after the event or events giving rise thereto, provided that such waiver may be effected only by written notice provided by the Representative (acting on the instructions of the Majority Holders) to the Issuer to that effect; it being understood and acknowledged, that if and so long as no notice of waiver of a Default or an Event of Default was so provided, such Default or Event of Default shall be deemed as having occurred and in effect for all purposes hereunder (subject to the Issuer’s right to remedy a Default).

10	Register and certificates

10.1	In accordance with Article L. 211-3 of French Monetary and Financial Code (Code monétaire et financier), the Tranche C Amortized Bonds shall be held in nominative form (forme nominative) and will be compulsorily recorded in securities accounts and records held by the Issuer or the Registrar, as the case may be.

10.2	Consequently, the Holders rights will be recorded in securities accounts (inscription en compte) opened in their name on the corporate register which will be held by an authorized agent by the Registrar.

10.3	No physical document evidencing title to the Tranche C Amortized Bonds (including representative certificates pursuant to Article R. 211-7 of the French Monetary and Financial Code (Code monétaire et financier)) will be issued to represent the Tranche C Amortized Bonds.

10.4	In accordance with Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code (Code monétaire et financier), and subject to Article 11, transfer of the Tranche C Amortized Bonds will be made by transfer from account to account and the transfer of ownership of the Tranche C Amortized Bonds occur once they are recorded as book entries in the acquirer’s securities account, and pursuant to the terms and conditions provided herein.

11	Transmission and transfer

11.1	The Holders will be recognized by the Issuer as entitled to the Tranche C Amortized Bonds they hold free from any equity set-off or cross-claim on the part of the Issuer against the original or any intermediate holder of such Tranche C Amortized Bonds.

11.2	The Tranche C Amortized Bonds shall be freely transferrable, subject to obtaining the written consent of the Issuer prior to such transfer, unless such transfer is:

(a)	to another Holder

(b)	to a fund which is a Related Fund of the transferor Holder; or

16

(c)	made at a time when a Major Transfer Event of Default is continuing (for the purpose of this clause, “Major Transfer Event of Default” means an Event of Default under Clauses 9.2 (Non-payment), 9.7 (Cross-Default), 9.15 (Insolvency Proceedings) or 9.17 (Insolvency)).

11.3	The consent of the Issuer must not be unreasonably withheld or delayed. The Issuer will be deemed to have given its consent ten (10) Business Days after the Holder has requested it unless consent is expressly refused by the Issuer within that time.

11.4	Notwithstanding the above, no assignments or transfers of any of rights or transfers (including by way of novation) of any rights and obligations under any Issue Document are permitted:

(a)	to an Industrial Competitor of the Group;

(b)	to a Loan-to-Own Investor unless a Major Transfer Event of Default is continuing;

(c)	to a person or entity resident, incorporated in a Non-Cooperative Jurisdiction or acting through an office through which it will perform its obligations under this Agreement or the office in the jurisdiction in which it is resident for tax purposes is situated in a Non-Cooperative Jurisdiction

11.5	Transfers of the Tranche C Amortized Bonds shall be effected by an instrument in writing in the usual common form signed by the transferor and shall be notified to the Issuer at the latest thirty (30) Business Days prior to the transmission or transfer. Such notice shall include the specific identity of the transmittee(s) or transferee(s) and a confirmation from the transmittee(s) or transferee(s) of its adhesion to the terms of this Agreement and the other Issue Documents

11.6	Any transferee or assignee that becomes a Holder, by whatever means and for whatever reason, shall have the benefit of, and be subject to, all of the rights and obligations arising under this Agreement as regards the Tranche C Amortized Bonds.

11.7	The Tranche C Amortized Bonds shall not be offered to the public for subscription or purchase and shall not be capable of being dealt in on any stock exchange and no application shall be made to any stock exchange for permission to deal in or for an official or other quotation for the Tranche C Amortized Bonds.

12	Procedures for payment

12.1	Any principal, interest or other moneys repayable or payable hereunder on or in respect of any Tranche C Amortized Bonds may be paid by transfer to the bank account designated in writing by the Representative.

12.2	At the time of Issue, this account shall be:

[***]

17

(b)	Each payment shall discharge the Issuer.

13	Representative

13.1	The Masse

13.1.1	In accordance with the provisions of Article L.228-46 of the French Code de Commerce, the Holders shall form a group (masse) with legal personality represented by the Representative (représentant de la masse) (the “Representative”) which appointment and powers are defined hereafter.

13.1.2	The statutory provisions in relation to the masse and the représentant de la masse shall apply to the Issue.

13.1.3	The powers of the masse shall be defined in accordance with the relevant provisions of the French Code de Commerce.

13.1.4	In accordance with the provisions of Article L.228-47 of the French Code de Commerce, Kreos is hereby appointed as first Representative (représentant de la masse). In case of resignation of Kreos, any new Representative shall be appointed by a general meeting of the Holders held for that purpose or otherwise in accordance with the provisions of the French Code de Commerce. It being specified for the avoidance of doubt that whenever all outstanding Tranche B Amortized Bonds are held by a single Holder, regardless of whether a person or a company, that Holder shall personally exercise all the rights of the Representative and shall have all rights that may be attributed to the Representative by applicable statutory provisions and this Agreement.

13.2	Remuneration

13.2.1	The Representative will not be remunerated for its mission.

13.3	Meetings of Holders

13.3.1	A general assembly of the Holders may be held at any time at the registered office of the Issuer or in any other place indicated in the notice calling the assembly.

13.3.2	The general assembly of Holders shall be called and held in accordance with the law.

13.3.3	All resolutions of the general assembly shall be adopted by the Majority Holders. For the purposes of any such resolution, each OCA that has not been redeemed shall give the right to one (1) vote.

13.4	Written consultation of the Holders

The Holders shall be consulted, and all decisions of the Holders shall be taken, by means of a written consultation conducted in accordance with the provisions of article 13.4 (Written Consultation of the Holders) (a “Written Consultation”) to the extent permitted by applicable law:

(a)	Any request for a Written Consultation must be sent to the relevant Holders and (i) to the Issuer (if it emanates from the Representatives) or (ii) to the Holders (if it emanates from the Issuer).

(b)	Each request for a Written Consultation shall indicate the response period for the relevant Holders, which may not be less than five (5) Business Days from (and excluding) the date on which the request is sent, except if the Majority Holders waive such period in the Written Consultation.

(c)	The requests for Written Consultation may be made by email. In such case, the email must contain, including in the form of attachments, all information and documents relating to the subject matter of the consultation.

(d)	Each relevant Holder shall indicate in writing or by email to the Representatives its response(s) to the resolutions that are the subject of the Written Consultation (in the absence of a response within the time limit, the relevant Holder shall be deemed to have rejected the resolutions). Upon expiry of the response period set out in the request for Written Consultation, or when the Representatives have received the responses of all the relevant Holders, it shall determine whether the corresponding decision(s) has or have been adopted or rejected by the Holders consulted, and shall promptly notify the Issuer, the Holders and each of the Holders thereof.

18

(e)	The decisions of the Holders may also result from a written deed signed by all of the Holders, in which case the above formalities shall not apply.

13.5	Representative’s Duties

13.5.1	The Representative shall:

(a)	send to each Holder details of each communication delivered to it by the Issuer for that Holder under any Issue Document (and by the Issuer pursuant to Article L. 228-55 of the French Code de Commerce) as soon as reasonably practicable after receipt;

(b)	for all matters requiring, legally or under the provisions of this Agreement, the consent of the Majority Holders, act in accordance with any instructions from the Majority Holders or, if so instructed by the Majority Holders, refrain from exercising a right, power or discretion vested in it under any Issue Document;

(c)	have only those duties, obligations and responsibilities expressly specified in the Issue Documents;

(d)	promptly notify each Holder (y) of the occurrence of any Event of Default; and (z) if the Representative receives notice from the Issuer referring to this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, of the receipt and content of such notice.

13.6	Representative’s Rights

13.6.1	The Representative may:

(a)	perform any of its duties, obligations and responsibilities under the Issue Documents by or through its personnel, delegates or agents (on the basis that it may extend the benefit of any indemnity received by it under the Agreement to its personnel, delegates or agents);

(b)	except as expressly provided to the contrary in any Issue Document, refrain from exercising any right, power or discretion vested in it under the Issue Documents until it has received instructions from the Majority Holders or, where relevant, all the Holders;

(c)	refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

(d)	assume that no Event of Default is continuing, unless an officer of the Representative while active on the account of the Issuer acquires actual knowledge to the contrary;

(e)	refrain from taking any step (or further step) to protect or enforce the rights of any Holder under any Issue Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

(f)	rely on any communication or document believed by it to be genuine and correct and assume that any communication or document has been communicated or signed by the person by whom it purports to be communicated or signed;

(g)	rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Issuer in a statement by or on behalf of the Issuer; and

(h)	obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice.

19

13.6.2	Neither the Representative nor any of its personnel or agents shall be:

(a)	responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any Issue Document or any notice or other document delivered under any Issue Document;

(b)	responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Issue Document;

(c)	obliged to enquire as to the occurrence or continuation of an Event of Default or as to the accuracy or completeness of any representation or warranty made by the Issuer under any Issue Document;

(d)	responsible for any failure of the Issuer or any of the Holder duly and punctually to observe and perform their respective obligations under any Issue Document;

(e)	responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Issue Document;

(f)	liable for acting (or refraining from acting) in what it believes to be in the best interests of the Holders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Holders or the Majority Holders (as the case may be); or

(g)	liable for anything done or not done by it under or in connection with any Issue Document, except in the case of its own gross negligence or wilful misconduct.

13.7	Representative Individually

13.7.1	If it is a Holder, the Representative shall have the same rights and powers under the Issue Documents as any other Holder and may exercise those rights and powers as if it were not also acting as the Representative.

13.7.2	The Representative may accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any Holder or any Subsidiary thereof (and, in each case, may do so without liability to account).

13.7.3	If the Representative resigns, the resignation of the retiring Representative shall become effective upon the appointment of a successor.

13.8	Communications and Information

13.8.1	All communications to the Issuer in connection with the Issue Documents are to be made by or through the Representative.

13.8.2	The Representative shall transmit to each other Holder any information obtained and any notices received or served in connection with the Tranche C Amortized Bonds or this Agreement. The Representative will not be obliged to transmit to any other Holder any information relating to any party to any Issue Document which the Representative may have acquired otherwise than in connection with the Tranche C Amortized Bonds or the Issue Documents.

13.8.3	Notwithstanding anything to the contrary expressed or implied in any Issue Document, the Representative shall not, as between itself and the other Holders, be bound to disclose to any other Holder or other person any information, disclosure of which might in the opinion of the Representative result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

13.9	Non-Reliance on Representative

13.10	Each Holder confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Issuer and has not relied, and will not at any time rely, on the Representative:

(a)	to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Issuer, whether coming into its possession before or after the Issuance Date, except as specifically provided otherwise in this Agreement; or

20

(b)	to check or enquire into the adequacy, accuracy or completeness of any information provided by the Issuer under or in connection with any Issue Document (whether or not that information has been or is at any time circulated to it by the Representative); or

(c)	to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the Issuer.

13.11	Representative’s Indemnity

13.11.1	Each Holder shall on demand indemnify the Representative (in proportion to that Holder’s number of Tranche C Amortized Bonds at the relevant time) against any loss incurred by the Representative in complying with any instructions from the Holders or the Majority Holders (as the case may be) or otherwise sustained or incurred in connection with the Issue Documents or its duties, obligations and responsibilities under the Issue Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the Representative or any of its personnel.

13.11.2	The provisions of paragraph (i) above are without prejudice to any obligations of the Issuer to indemnify the Representative under the Issue Documents.

14	Security agency

14.1	Security Agent appointment

14.2	The Security Agent, appointed by the Subscribers under the Intercreditor Agreement, will act in the name and on behalf of both the Representative and the representative appointed under the OCA Issue Agreement, in relation to any Security granted under or pursuant to the Issue Documents.

14.3	Release of Security

14.4	A release of any Security under the Security Documents other than in accordance with section 9.6 of the Subscription Agreement or any specific Security Document, shall require prior written consent of the Holders and the holders of OCA.

15	Remedies and waivers

15.1	No failure or delay on the part of the Holders or the Representative to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

15.2	All rights of the Holders contained in this Agreement are in addition to all rights vested or to be vested in it pursuant to the other Issue Documents, common law or statute.

15.3	Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under the Issue Documents and that it shall not be entitled to make any claim under article 1195 of the French Code civil.

16	Severability

16.1	Each of the provisions of this Agreement and any Issue Document is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

16.2	In such case, the Parties shall do their best effort to take appropriate actions to replace such provision with an economically equivalent provision which is valid, legal and enforceable.

21

17	Indemnities

17.1	Without prejudice to the Issuer’s other obligations under this Agreement and the Issue Documents, the Issuer shall indemnify each Holder fully on demand in respect of all properly documented expenses, liabilities and losses which are suffered or incurred by such Holder, as a result of or in connection with: (i) any failure (for whatever reason) by the Issuer to make payment of any amount due under this Agreement or any Issue Document on the due date or, if so payable, on demand; (ii) the occurrence and/or continuance of an Event of Default and/or the acceleration of repayment of the Tranche C Amortized Bonds; and (iii) any breach or inaccuracy of any representation or warranty or any breach of any undertaking contained in the Subscription Agreement or in this Agreement, and in respect of any taxes for which a Holder is liable or held liable in connection with any amount paid or payable to such Holder (whether for its own account or otherwise) under the Issue Documents. The Issuer shall not be liable to any Holder to the extent that the relevant expense, liability, loss or tax is attributable to the fraud, gross negligence, wilful misconduct by such Holder, and no Holder shall be entitled to recover for the same loss more than once.

17.2	The Issuer shall indemnify each Holder fully on demand in respect of properly documented of claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind, including without limitation legal fees and expenses, which may be made or brought against, or incurred by, such Holder, in any country, in relation to any action lawfully taken under or in connection with the Issue Documents by a Holder or by any receiver appointed under the Security Documents after the occurrence of any Event of Default.

18	Litigation and evidence

18.1	In any litigation or arbitration proceedings arising out of or in connection with this Agreement or an Issue Document, the entries made in the accounts maintained by the Holders shall constitute prima facie evidence of the matters to which they relate.

18.2	Any certification or determination by the Representative of a rate or amount under this Agreement or any Issue Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19	Notices

19.1	All notices, demands or other communications under or in connection with this Agreement may be given by letter, email or other comparable means of communication addressed to the person at the address identified with its signature below.

To Issuer :

INVENTIVA S.A.

To the attention of Mr. Andrew Obenshain, Directeur Général

50, rue de Dijon

21121 DAIX

France

E-mail:

With copy (for information purposes) to:

With copy (for information purposes) to:

Maître Arnaud Duhamel

Avocat associé

Gide Loyrette Nouel A.A.R.P.I

15 rue de Laborde, 75008 Paris

E-mail: duhamel@gide.com

To the Representative:	Kreos Capital VIII (UK) Ltd, c/o BlackRock Investment Management (UK) Limited – Private Debt-EMEA Venture & Growth Lending Group 12 Throgmorton Avenue, London EC2N 2DL

22

For the attention of: Joseph Gilhooly and Michaela Strempfl

and:

The Office of the General Counsel (EMEA) (Legal Transactions Group)

Email:

For the attention of:

With copy to:

Claret European Specialty Lending Company IV, S.à r.l.

412 F Route d’Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Claret European Growth Capital Fund IV Aggregator LP

412 F Route d’Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Claret Kermode Specialty Lending Company II, S.à r.l

412 F Route d’Esch

2086 Luxembourg

Grand Duchy of Luxembourg

and:

Claret Kermode Fund II, SCSp

412 F Route d’Esch

2086 Luxembourg

Grand Duchy of Luxembourg

Email:

For the attention of:

To the Security Agent:	GLAS SAS 41 Avenue George V 75008 Paris France Email: For attention of:

19.2	Any such communication will be deemed to be given as follows:

(a)	if personally delivered, at the time of delivery, as documented by a receipt;

(b)	if by letter, on the date entered by the addressee on the receipt in the case of delivery by hand or on the date when delivery is first attempted in the case of a recorded delivery letter with acknowledgement of receipt; and

(c)	if by email transmission or comparable means of communication during the business hours of the addressee (before 5pm) Paris time then on the day of transmission, otherwise on the next following Business Day.

19.3	In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped first class, addressed and delivered to the postal authorities or in the case of email transmission or other comparable means of communication that a confirming hard copy was provided promptly after transmission.

23

20	Governing law - Jurisdiction

20.1	This Agreement is governed by and shall be construed in accordance with French law.

20.2	Any dispute concerning the validity, interpretation or performance of this Agreement will be submitted to the Tribunal des activités économiques (commercial court) of Paris.

21	Electronic Signature

21.1	In accordance with articles 1366 and 1367 of the French civil code (Code civil), this Agreement shall be signed electronically via DocuSign. Each of the Parties acknowledges that it has received all the information required for the electronic signature of the Agreement and that it has signed the Agreement electronically in full knowledge of the technology used and its terms and conditions, and consequently waives any claim and/or legal action challenging the reliability of this electronic signature system and/or its intention to enter into the Agreement in this regard. Furthermore, in accordance with the provisions of article 1375 of the French Civil code, the obligation to deliver an original copy to each of the Parties is not necessary as proof of the commitments and obligations of each Party to the Agreement. The delivery of an electronic copy of the Agreement directly by DocuSign to each Party shall constitute sufficient and irrefutable proof of the commitments and obligations of each Party to the Agreement.

24

On 2 June 2026

INVENTIVA S.A.	KREOS CAPITAL VIII (UK) LTD [1]
By: Andrew Obenshain	By: BlackRock Investment Management (UK) Limited, its duly authorised attorney
Title: Chief Executive Officer (Directeur Général)	Name: Sean Dunne
Title: Managing Director

Claret European Specialty Lending Company IV, S.à r.l	Claret European Specialty Lending Company IV, S.à r.l
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

Claret Kermode Specialty Lending Company II, S.à r.l	Claret Kermode Specialty Lending Company II, S.à r.l
By: Rajen Shah	By: Gaffyn Price
Title: Class A Manager	Title: Class B Manager

GLAS SAS	KREOS CAPITAL VIII (UK) LTD [2]
By: Cheick Diallo	By: BlackRock Investment Management (UK) Limited, its duly authorised attorney
Title: Authorized signatory	Name: Aris Constantinides
Title: Managing Director

1 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

2 Its Limited Partners include the KfW through the ERP-Zukunftsfonds – Wachstumsfazilität facility.

25

List of Schedules

Schedule 1	Agreed form Drawdown Notice

Schedule 2	Agreed form subscription form

Schedule 3	Amortization and repayment schedule

26

Schedule 1
Agreed form Drawdown Notice

27

Schedule 2
Agreed form subscription form

28

INVENTIVA S.A.

Société anonyme with a share capital of EUR 2,090,074.75

Registered office: 50, rue de Dijon – 21121 Daix

537 530 255 RCS Dijon

(the “Company”)

Amount and terms of the AMORTIZED bond issue

Issue of 550 bonds (the “Tranche C Bonds”) with a nominal value of one hundred thousand euros EUR 100,000) each, representing a total loan of EUR 55,000,000.00, to be fully paid up in cash, the subscription of which is reserved for the companies Kreos Capital VIII (UK) Limited, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l. in the amount of 66.73%, 24.91% and 8.36% respectively.

The issue of the Tranche C Bonds was decided on [•] June 2026 by the Chief Executive Officer of the Company in accordance with the delegation granted by the Board of Directors of the Company on 29 May 2026 and in accordance with an issue agreement entitled “Tranche C Amortized Bonds Issue Agreement” entered into on 2 June 2026 and a framework agreement entitled “Subscription Agreement” entered into on the same date between the Company and, in particular, Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l..

Subject to the terms and conditions of the issue documents, the subscription will be received at the registered office of the Company from [●] 2026 to [●] 2026 inclusive.

The funds from cash payments will be deposited in the account opened in the name of the Company in the books of CR CHAMPAGNE BOURGOGNE CAE DIJON (the “Account”).

SUBSCRIPTION FORM

Kreos Capital VIII (UK) Ltd, a private limited company incorporated under English law with its registered office at 5 Churchill Place, 10th Floor, London E14 5HU, United Kingdom, registered with the Companies House of England and Wales under number 16637390, represented by [●], acting as [●], duly authorised for the purposes hereof, Claret European Specialty Lending Company IV, S.à r.l., a limited liability company incorporated under Luxembourg law with its registered office at 412F, route d’Esch, L471 Luxembourg, registered under number B291023, represented by Rajen Shah, acting as Class A Manager, duly authorised for the purposes hereof and Gaffyn Shah, acting as Class B Manager duly authorised for the purposes hereof, Claret Kermode Specialty Lending Company II, S.à r.l. a limited liability company incorporated under Luxembourg law with its registered office at 412F, route d’Esch, L471 Luxembourg, registered under number B291766, represented by Rajen Shah, acting as Class A Manager, duly authorised for the purposes hereof and Gaffyn Shah, acting as Class B Manager duly authorised for the purposes hereof, having read the terms and conditions of the Tranche C Bonds issue, hereby declare to subscribe by means of this subscription form, of which the subscriber has kept a copy on plain paper, to five hundred and fifty (550) Tranche C Bonds and to pay up the amount of its subscription, i.e. the sum of fifty-five million euros (EUR 55,000,000.00), less the amounts to be deducted or withheld as provided for in the issue agreement entitled “Tranche C Amortized Bonds Issue Agreement” entered into on 2 June 2026 and the framework agreement entitled “Subscription Agreement” entered into on the same date between the Company and, in particular, Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., i.e. the sum of fifty-five million euros (EUR 55,000,000.00), representing the entire nominal value of the Tranche C Bonds thus subscribed, by bank transfer to the Account.

On [●] 2026

In two copies

Kreos Capital VIII (UK) Ltd, Claret European Specialty Lending Company IV, S.à r.l. and Claret Kermode Specialty Lending Company II, S.à r.l., represented by [●] 3

3 [1] Signature to be preceded by the following statement: “Accepted for formal and irrevocable subscription of five hundred and fifty (550) Tranche C Bonds.”

29

Schedule 3
Amortization and repayment schedule

Part 1

30

Schedule 6

Agreed form Warrants Issue Agreement

55

WARRANTS ISSUE AGREEMENT

By and between

Inventiva S.A.

as Issuer

and

KREOS

and

CLARET

as Warrants Subscribers

2 June 2026

1.	Definitions	5
2.	Number of BSA2026-KC	10
3.	Form	10
4.	Transfer of the BSA2026-KC	11
5.	Features of the BSA2026-KC	12
6.	Issuance and transferability of underlying shares	16
7.	Protection of the BSA2026-KC holders	16
8.	Representative	16
9.	Remedies and waivers	19
10.	Severability	19
11.	Notices	20
12.	Electronic Signature	21
13.	Governing law - Jurisdiction	22

2

Warrants issue agreement

This warrant issue agreement (hereinafter referred to as the "Agreement") is entered into on 2 June 2026 by and between:

1.	Inventiva S.A., a limited company (société anonyme) incorporated under the laws of France, with a share capital of EUR 2,090,074.75 having its registered office at 50, rue de Dijon – 21121 Daix France, registered under single identification number 537 530 255 RCS Dijon, represented by Mr. Andrew Obenshain, in his capacity as chief executive officer (Directeur Général),

(hereinafter referred to as the "Issuer" or the "Company")

ON THE FIRST PART

AND

2.	Kreos Capital VIII Aggregator SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, registered under identification number B297897;

(hereinafter referred to as "Kreos")

3.	CEGCF IV Aggregator L.P. whose registered office is at Collins House, Rutland Square, Edinburgh, EH1 2AA, Scotland and registered with the Companies House under number SL036802, (“CEGCF”);

4.	Claret Kermode Fund II, SCSp., a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch - L – 1471 Luxembourg, registered under identification number B291268 (“Kermode”),

(CEGCF and Kermode hereinafter referred together as "Claret")

(Kreos and Claret being hereinafter referred to as the "Warrants Subscribers")

ON THE SECOND PART

Issuer and Warrants Subscribers being hereinafter referred to individually as a "Party" and collectively as the "Parties".

3

Whereas

(A)	The Issuer is a French société anonyme incorporated in October 2011 and is a clinical-stage biopharmaceutical company focused on the research and development of oral small molecule therapies for the treatment of patients with MASH and other diseases with significant unmet medical need. Since June 2015, the Issuer has been listed on the regulated market on Euronext in Paris (“Euronext Paris”) and since February 2017, the Company is listed on Nasdaq Global Stock Exchange.

(B)	In order to finance the development of the Issuer’s business in general, (i) KREOS CAPITAL VIII (UK) LTD, a company incorporated in England and Wales under registration number 16637390 whose registered office is at 5 Churchill Place, 10th Floor, London, United Kingdom, E14 5HU and (ii) Claret European Specialty Lending Company IV, S.À.R.L incorporated as a Luxembourg Société à responsabilité limitée, with registered number B246159 and its registered address at 412 F Route d'Esch, Luxembourg L-1471, Grand Duchy of Luxembourg and, notably, the Warrants Subscribers (hereinafter referred to as the "Subscribers") have agreed to subscribe to an issue of Bonds (as defined in the Subscription Agreement) by the Issuer for a nominal amount of one hundred and fifty million euros (EUR 150,000,000) subject to and upon the terms and conditions of the subscription agreement entered into between the Issuer and Subscribers on 2 June 2026 (hereinafter referred to as the "Subscription Agreement").

(C)	In accordance with the provisions of a term sheet dated 30 April 2026 between the Issuer and the Subscribers (the “Term Sheet”), the Subscription Agreement makes subscription to the Bonds subject to the issuance of Warrants by the Issuer for the benefit of Warrants Subscribers.

(D)	On 22 May 2025, the Issuer’s general meeting (the "General Meeting") empowered, through its 27th resolution, the Issuer’s board of directors to issue securities (including warrants and convertible bonds) giving access to the Issuer’s capital and to determine their exercise price, and to cancel shareholders’ preferred subscription rights for shares that may be issued pursuant to such authorization to the benefit, amongst others, of natural or legal persons (including companies), trusts or investment funds, or other investment vehicles, in any form, established under French or foreign law, which regularly invest in the pharmaceutical, biotechnological or medical technology sectors.

(E)	On 29 May 2026, the Issuer’s board of directors (the "Board of Directors") approved the terms of this Agreement, authorized the Issuer’s chief executive officer (Directeur Général) to execute this Agreement and used the General Meeting’s delegation to subdelegate to the Issuer’s chief executive officer (Directeur Général) all powers to issue the Warrants in accordance with the terms of this Agreement.

(F)	The Parties agreed the Issuer’s chief executive officer (Directeur Général) will use such subdelegation to issue the Warrants in accordance with the terms of this Agreement (the “Warrant Issuance Date”), being specified that concurrently with the execution of this Agreement, the Parties enter into the Put Option Agreement to enable the Warrants Subscribers to carry out a cashless exercise of all or part of the Warrants.

4

Now, therefore, it has been agreed as follows:

1.	Definitions

1.1.	In this Agreement, unless the context otherwise specifically provides, the following expressions shall have the following meanings:

Additional Warrants	means the additional number of Warrants that may be issued to the Subscribers in the event of a Shortfall Event, it being specified that the aggregate number of such additional Warrants to be issued shall not exceed 30% of the aggregate number of Warrants issued on the Warrant Issuance Date;
Affiliate	means, with respect to any person, any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, such person. For the purposes of this definition, "Control" (contrôle) has the meaning assigned in article L.233-3 I and III of the French Commercial Code (Code de commerce) ;
Agreement	has the meaning assigned in the heading hereof and shall include all Appendices;
Board of Directors	has the meaning assigned in Clause (E) of the preamble hereof;
BSA2026-KC	means the warrants (bons de souscription d’actions) to be issued by the chief executive officer pursuant to this Agreement, comprising the Tranche A/B Warrants and the Tranche C Warrants as defined in Clause 2.1;
Business Day	means any day on which banks are generally open for business in France, London and Luxembourg, other than a Saturday or Sunday;
CEGCF	has the meaning assigned in the appearances hereto;
Claret	has the meaning assigned in the appearances hereto;
Company	has the meaning assigned in the appearances hereto;
Dividend	means any dividend or distribution, in cash or in kind, paid to Shareholders, other than any dividend or distribution (or fraction of a dividend or distribution) resulting in an adjustment to the Conversion Ratio, provided that the amount of any Dividend shall be determined in the same manner as the “value of the distribution per Share” pursuant to paragraph 5 of section (B) of Appendix 2.
EIB warrants	means the 5,410,677 warrants (bons de souscription d’actions) held by the European Bank of Investment which will be repurchased by the Company;
Equity Linked Calculation Agent	has the meaning assigned in Clause 12 hereof;

5

Euronext Paris	means the regulated market of Euronext in Paris;
Ex-Date	means (a) in respect of any Dividend, the first (1st) Trading Day on which the Shares are traded ex- such Dividend, and (b) in respect of any transaction giving rise to an adjustment of the Exercise Ratio pursuant to Appendix 2, (i) the first (1st) Trading Day on which the Shares are traded ex- such transaction or (ii) in the case of any transaction which Record Date is to be determined by an Expert pursuant to limb (b)(ii) of the definition of “Record Date”, such date as is determined in good faith to be appropriate by such Expert;
Exercise Date	has the meaning assigned in Clause 5.3.5 hereof;
Exercise Notice	has the meaning assigned in Clause 5.3.5 hereof;
Exercise Period	has the meaning assigned in Clause 5.1.1 hereof;
Exercise Price	has the meaning assigned in Clause 5.3.3 hereof;
Exercise Ratio	has the meaning assigned in Clause 5.3.2 hereof;
Exercise Shares Delivery Date	means, in respect of any conversion of one or more Warrants pursuant to any one Exercise Notice, the actual date of delivery of the Warrant Shares (other than Additional Shares) in accordance with these terms and conditions;
Expert	means an expert of international reputation, which may include the Equity-Linked Calculation Agent acting for this purpose in such capacity (as may be agreed at the relevant time between the Company and the Equity-Linked Calculation Agent), appointed from time to time by the Company at its own expense and with the prior written consent of the Representative;
General Meeting	has the meaning assigned in Clause (D) of the preamble hereof;
Group	means the Issuer and its direct and indirect Subsidiaries from time to time;
Holder	means any Warrant Subscriber and any successor or assignee Person(s) entered in the Register as holder(s) of the Warrants and as may be represented by the Representative;
Industrial Competitor

means (a) any person whose primary business is substantially similar or in competition with the one carried out by the Group or (b) any affiliate of such person, but, in each case, shall exclude:

(a) any bank or financial institution which is primarily engaged in or established for the purpose of making, purchasing or investing in loans or other debt securities and which has appropriate information barriers in place between it and the Industrial Competitor;

(b)any fund or other entity that is an Affiliate of such an Industrial Competitor, and which is managed and controlled independently from the Industrial Competitor and which has appropriate information barriers in place between it and the Industrial Competitor;

6

Initial Warrants	has the meaning assigned in Clause 5.3 hereof;
Issue Documents	means the Subscription Agreement, this Agreement, the Put Option Agreement, the OCA Issue Agreement, or any document executed pursuant to any such document and any other document designated as such by the Issuer and the Subscriber, as amended from time to time;
Issuer	has the meaning assigned in the appearances hereto;
Kermode	has the meaning assigned in the appearances hereto;
Kreos	has the meaning assigned in the appearances hereto;
Loan-to-Own Investor	means an entity whose principal investment strategy is the purchase of loans or other debt securities with a view to owning the equity or gaining control of a business, provided that, Affiliates or Related Funds of such persons which are (a) deposit taking financial institutions authorised by a financial services regulator or to carry out the business of banking and (b) managed and controlled independently of any such entity where such Affiliate or Related Fund is acting on the other side of effective information barriers or policy and procedures shall not be a Loan-to-Own Investor;
Major Transfer Event of Default	has the meaning assigned in Clause 4.2;
Majority Holders	means, at any time, (i) for the purposes of the Holders’ general meetings as regards matters within the scope of article L.228-103 of the French Commercial Code (Code de commerce), Holders holding more than two thirds (2/3) of the voting rights of the Holders attending or represented at that Holders’ general meeting; and (ii) for any other purposes, Holders holding more than one half (1/2) of the Warrants;
Non-Cooperative Jurisdiction	means an “Etat ou territoire non coopératif” (non-cooperative State or territory) as set out in the list referred to in article 238-0 A of the French Code Général des impôts, as such list may be amended from time to time;
OCA Issue Agreement	means the bonds issue agreement executed on the date hereof;
Party	has the meaning assigned in the appearances hereto;
Put Option Agreement	means the put option executed on the date hereof;
Record Date	means (a) in respect of any Dividend (as defined in Appendix 2), the date on which the ownership of the Shares is established so as to determine which holders of Shares are the beneficiaries of such Dividend, and (b) in respect of any transaction giving rise to an adjustment of the Exercise Ratio pursuant to Appendix 2, (i) the date on which the ownership of the Shares is established so as to determine which holders of Shares are the beneficiaries of such transaction or may take part in such transaction and, in particular, to which holders of Shares, a dividend, a distribution or an allocation, announced or voted as of this date or announced or voted prior to this date, should be paid, delivered, or completed; or (ii) (if such a date cannot be determined as provided in (i) above in the case of a transaction pursuant to paragraph 7, 8 or 10 of section (B) of Appendix 2) such date as is determined in good faith to be appropriate by an Expert;

7

Register	has the meaning assigned in Clause 3.2 hereof;
Registrar	means Société Générale Securities Services;
Related Fund	means in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;
Relevant Exchange	means (a) in respect of the Shares, (i) Euronext Paris (or any successor thereto), or (ii) if the Shares are no longer admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Expert) on which the Shares (or, as applicable, ADSs representing them) are admitted to trading at such time, or (b) in respect of any other securities or other assets, (i) Euronext Paris (or any successor thereto), or (ii) if such securities or other assets are not admitted to trading on Euronext Paris (or any successor thereto) at the relevant time, the principal stock exchange or other securities market (as determined by an Expert) on which such securities or other assets (or, as applicable, depositary receipts representing them) are admitted to trading at such time;
Representative	means Kreos or any subsequent person appointed in accordance with the terms of Clause 8 hereof and the provisions of the French Code de commerce;
Shares	means the ordinary shares of the Issuer with a nominal value of (as at the date hereof) €0.01 each (and each, a “Share”);
Subscriber	has the meaning assigned in Clause (B) of the preamble hereof;
Subscription Agreement	has the meaning assigned in Clause (B) of the preamble hereof;
Tender Offer	means a public bid made directly to the shareholders of Issuer to purchase some or all of their shares at a specified price, typically at a premium to the current market price, within a fixed time period in accordance with the terms of the sections 14(d) and 14(e) and the related rules promulgated by the SEC.

8

Term Sheet	has the meaning assigned in Clause (C) of the preamble hereof;
Trading Day	means a day on which the Shares are capable of being traded on the Relevant Exchange in respect thereof other than a day on which such trading ceases prior to the usual closing time (whether such closing is scheduled (as it is often the case regarding trading on the Euronext Paris on 24 December and 31 December) or unscheduled);
Tranche A/B Warrants	has the meaning assigned in Clause 2.1 hereof;
Tranche C Warrants	has the meaning assigned in Clause 2.1 hereof;
VWAP	means, in respect of a Share or other security, on any Trading Day, the volume-weighted average price of such Share or other security as published by or derived from (i) Bloomberg page HP (or any successor page) (setting “PR094 VWAP (Vol Weighted Average Price)”, or any successor setting) in respect of the Relevant Exchange in respect thereof (such page being as at the Issue Date, in the case of the Share, IVA FP Equity HP), provided that in the case of a VWAP to be observed over a period of several Trading Days, such VWAP shall be equal to the volume-weighted average of the relevant daily VWAPs (the daily volumes to be used for the purpose of determining such weighted average being the volumes as published on Bloomberg page HP (or any successor page), setting “PR316 VWAP Volume” (or any successor setting)), provided that where any such daily VWAP is required to be adjusted pursuant to these Terms and Conditions, an inversely proportional adjustment shall be made to the daily volume in respect thereof, all as determined by the Equity-Linked Calculation Agent;
Warrant	means all or part of the BSA2026-KC;
Warrant Issuance Date	has the meaning assigned in Clause (F) of the preamble hereof;
Warrant Share	has the meaning assigned in Clause 5.3.3 hereof
Warrants Subscribers	has the meaning assigned in the appearances hereto

In this Agreement, except as otherwise provided or where clearly inconsistent in the light of the context:

(i)	words importing the singular include the plural and vice versa;

(ii)	words denoting gender include every gender;

(iii)	words denoting persons include bodies corporate or unincorporate;

(iv)	an article, a section, clause, sub-clause or Appendix is to an article, a section, clause, sub-clause or Appendix, as the case may be, of or to this Agreement, as amended from time to time;

(v)	any provision of a statute shall be construed as a reference to that provision as amended, modified, re-enacted or extended from time to time;

9

(vi)	words and expressions in the French language defined in the French Commercial Code (Code de commerce) or the French Monetary and Financial Code (Code monétaire et financier) as amended shall bear the same meanings herein, and

(vii)	capitalised terms not defined herein shall have the meaning given to them in the Subscription Agreement, as amended from time to time.

1.2.	The headings in this Agreement are for ease of reference only and shall not affect the construction of this Agreement.

1.3.	Should any conflict arise between this Agreement and the Subscription Agreement or any ancillary contractual document entered into between the parties, the Parties agree that the provisions of the Subscription Agreement shall prevail.

2.	Number of Warrants

2.1.	A number of Warrants as determined in clause 5.3.1 below representing a maximum total value of twelve million three hundred and fifty thousand euros (EUR 12,350,000), and which shall only be exercisable under the provisions set forth in Clause 5.3. The Warrants, will be issued to the Warrants Subscribers by the Company pursuant to a decision of the chief executive officer (Directeur Général) in the following proportions:

	TRANCHE A/B WARRANTS	TRANCHE C WARRANTS	ADDITIONAL WARRANTS
KREOS	4,505,625	1,835,075	1,902,375
CEGCF	1,687,500	685,025	712,500
KERMODE	556,875	229,900	235,125
Total	6,750,000	2,750,000	2,850,000

2.2.	Subscription to the Warrants will be completed by the execution of a subscription form by the Warrants Subscribers as set out in Appendix 3 and the handwritten mention by one of the signatories representing the Warrants Subscribers of the purposes of this Agreement « Bon pour souscription de n (n) BSA2026-KC » and by the payment of a subscription price of EUR 0.01.

2.3.	Each Warrants Subscribers represents and warrants that he belongs to one of the categories as defined under the 27th resolution adopted by the General Meeting and is a "qualified investor" as defined under Article 2 (e) of Regulation EU n°2017/1129.

3.	Form

3.1.	In accordance with Article L. 211-3 of French Monetary and Financial Code (Code monétaire et financier), the Warrants shall be held in nominative form (forme nominative) and will be compulsorily recorded in securities accounts and records held by the Issuer or the authorized intermediary, as the case may be.

3.2.	Consequently, the Holder rights will be recorded in securities accounts (inscription en compte) opened in the name of each Holder on the corporate register (the "Register") which will be held by an authorized agent.

10

3.3.	No physical document evidencing title to the Warrants (including representative certificates pursuant to Article R. 211-7 of the French Monetary and Financial Code (Code monétaire et financier)) will be issued to represent the Warrants.

3.4.	In accordance with Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code (Code monétaire et financier), and subject to Clause 4, transfer of the Warrants will be made by transfer from account to account and the transfer of ownership of the Warrants will occur once they are recorded as book entries in the acquirer’s securities account, and pursuant to the terms and conditions provided herein.

4.	Transfer of the Warrants

4.1.	The Holders will be recognised by the Issuer as entitled to the Warrants they hold free from any equity set-off or cross-claim on the part of the Issuer against the original or any intermediate holder of such Warrants.

4.2.	The Warrants shall be freely transferrable, subject to obtaining the written consent of the Issuer prior to such transfer, unless such transfer is:

(i)	to another Holder ;

(ii)	to a fund which is a Related Fund of the transferor Holder; or,

(iii)	made at a time when a Major Transfer Event of Default is continuing (for the purpose of this clause, “Major Transfer Event of Default” means an Event of Default under (i) Clauses 8.1 (Non-payment), 8.7 (Cross-Default), 8.8 (Insolvency Proceedings) or 8.9 (Insolvency) of the OCA Issue Agreement.

4.3.	The consent of the Issuer must not be unreasonably withheld or delayed. The Issuer will be deemed to have given its consent ten (10) Business Days after the Holder has requested it unless consent is expressly refused by the Issuer within that time.

4.4.	Notwithstanding the above, no assignments or transfers of any of rights or transfers (including by way of novation) of any rights and obligations under any Issue Document are permitted:

(i)	to an Industrial Competitor of the Group;

(ii)	to a Loan-to-Own Investor unless a Major Transfer Event of Default is continuing;

(iii)	to a person or entity resident, incorporated in a Non-Cooperative Jurisdiction or acting through an office through which it will perform its obligations under this Agreement or the office in the jurisdiction in which it is resident for tax purposes is situated in a Non-Cooperative Jurisdiction.

4.5.	Transfers of the Warrants shall be effected by an instrument in writing in the usual common form signed by the transferor and shall be notified to the Issuer at the latest thirty (30) Business Days prior to the transmission or transfer. Such notice shall include the specific identity of the transmittee(s) or transferee(s) and a confirmation from the transmittee(s) or transferee(s) of its adhesion to the terms of this Agreement and the other Issue Documents.

4.6.	Any transferee that becomes a Holder, by whatever means and for whatever reason, shall have the benefit of, and be subject to, all of the rights and obligations arising under this Agreement as regards to the Warrants it holds.

4.7.	The Warrants are issued in accordance with the provisions of Article L. 411-2 II. of the Code monétaire et financier and shall not be offered to the public for subscription or purchase (within the meaning assigned in Article L. 411-1 of the Code monétaire et financier). The Warrants will not be admitted to the operations of any clearing system. The Warrants will not be admitted to listing or trading on any stock exchange or other securities market.

11

5.	Features of the Warrants

5.1.	Period of validity

5.1.1.	Exercise Period

The period of validity of the Warrants (subject to Clause 5.1.2, the “Exercise Period”) shall start upon the Warrant Issuance Date (or, in the case of the Tranche C Warrants, the date of of the Tranche C Bonds under the Subscription Agreement) and shall expire at 5 p.m. Paris time on the date of occurrence of the earlier of the following two events: (i) the tenth (10th) anniversary of the Warrant Issuance Date, or (ii) the date of successful closing of a Tender Offer.

The Issuer hereby commits to notify the Holders, at least one (1) month before the occurrence of the above-mentioned relevant event with respect to Tranche C (save in case of a Tender Offer, where such period may be reduced as may be required by the transaction timeline), of the coming expiry of the exercise period of the Warrants, in order to allow the Holders to exercise their Warrants if they wish to do so. Such notice shall specify the then prevailing Exercise Ratio.

Any Warrant which has not been exercised before the end of the Exercise Period shall become automatically null and void (caduc), being specified that the Holder(s) may not be compelled to exercise all or part of their Warrants.

5.1.2.	Suspension of the ability to exercise the Warrants

In case of any financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of the Company’s shareholders, the Company will be entitled to suspend the exercise of the Warrants for the shorter of three (3) months or the applicable period set under French law. Notwithstanding anything contained herein, in the case of a suspension under this Clause 5.1.2 the first day of which falls during the period of three (3) months prior to the day which (but for the operation of this Clause 5.1.2) would be the last day of the Exercise Period, the Exercise Period shall be automatically extended for the same duration as the period of suspension. The Company’s decision to suspend the ability to exercise the Warrants will be published in the Bulletin des annonces légales obligatoires at least seven (7) calendar days before the suspension becomes effective and will indicate the dates on which the suspension of the exercise of the Warrants will begin and end. At the same time, notice of such information will also be given by the Company to the Holders in accordance with Clause 11 and (if the rules of the Relevant Exchange for the Shares so require) a notice published by such Relevant Exchange.

5.2.	Exercise condition

Each Warrant shall be exercisable unconditionally by the holder thereof at any time during the Exercise Period in the circumstances set out in Clause 5.3 below.

5.3.	Exercise of the Warrants

5.3.1.	Categories of Warrants

The Warrants shall be divided into three categories:

(i)	The Tranche A/B Warrants which warrants shall be immediately exercise upon the Issuance Date, the number of which is equal to the sum (rounded down to the nearest whole multiple of a warrant) of (a) six million seven hundred and fifty thousand euros (EUR 6,750,000) divided by the Exercise Price and (b) the Number of Additional Tranche A/B Warrants (if any), as determined by the Equity-Linked Agent on the Warrant Issuance Date (the “Tranche A/B Warrants”);

(ii)	The Tranche C Warrants, the number of which is equal to the sum (rounded down to the nearest whole multiple of a warrant) of (a) two million seven hundred and fifty thousand euros (EUR 2,750,000) divided by the Exercise Price and (b) the Number of Additional Tranche C Warrants (if any) ,as determined by the Equity-Linked Agent on the Warrant Issuance Date (the “Tranche C Warrants”); and

12

(iii)	The Additional Warrants, the number of which is equal to the sum of (rounded down to the nearest whole multiple of a warrant) (a) two million eight hundred and fifty thousand euros (EUR 2,850,000) divided by the Exercise Price and (b) the Number of Additional Warrants worth.

“Number of Additional Tranche A/B Warrants” means (i) if no Shortfall Event shall occur: zero, or (ii) if a Shortfall Event shall occur: 6.75 divided by 9.5 and multiplied by the Number of Additional Warrants, all as determined by the Equity-Linked Calculation Agent.

“Number of Additional Tranche C Warrants” means (i) if no Shortfall Event shall occur: zero, or (ii) if a Shortfall Event shall occur: 2.75 divided by 9.5 and multiplied by the Number of Additional Warrants, all as determined by the Equity-Linked Calculation Agent.

“Number of Additional Warrants” means (i) if no Shortfall Event shall occur: zero, or (ii) if a Shortfall Event shall occur: the lower of (a) two million eight hundred and fifty thousand euros (EUR 2,850,000) divided by the Exercise Price and (b) the result of the following formula:

5.3.2.	Category of underlying shares

Each Warrant shall entitle its holder to subscribe to new Shares.

The Warrant Shares (as defined below) will carry dividend rights and confer upon their holders, from their date of delivery, all the rights attached to the Shares, it being specified that in the event that the record date for any dividend right or any other entitlement or right attached to the Shares occurs prior to the relevant delivery date of the Warrant Shares (exclusive) (and whether such record date (or other applicable date as aforesaid) falls prior to, on or after the Exercise Date), the exercising Warrant Holder will not be entitled to such dividend (or interim dividend) or other entitlement or right in respect of the Warrant Shares nor to any compensation therefor,.

5.3.3.	Exercise Ratio, Fractional Shares, Additional Shares

5.3.3.1.	Exercise Ratio, Warrant Shares

Each Warrant will entitle its holder to subscribe to a number of Share(s) equal to the Exercise Ratio in effect on the relevant Exercise Date, provided that upon any exercise of one or more Warrants pursuant to any one Exercise Notice, the number of Shares to be issued and subscribed pursuant to such exercise (the “Warrant Shares” in respect of such exercise) shall be equal to the product (rounded down if necessary to the nearest whole multiple of Shares, subject to Clause 5.3.3.2) of (A) the number of Warrants so exercised pursuant to such Exercise Notice and (B) the Exercise Ratio in effect on the relevant Exercise Date, subject to Clause 5.3.3.3, all as determined by the Equity-Linked Calculation Agent.

“Exercise Ratio” means initially one (1) Share per Warrant, subject to adjustment from time to time in accordance with Clause 7 (and, in the event of an Equity Linked Pricing Reset, Clause 5.3.6).

5.3.3.2.	Fractional Shares

Upon any exercise of one or more Warrants pursuant to any one Exercise Notice and if the number of Warrant Shares in respect thereof is rounded down pursuant to Clause 5.3.3.1, the exercising Holder will receive from the Company (as soon as practicable, and in any case no later than 3 Trading Days following the date of delivery of the Shares) a cash payment equal to the product (rounded down to the nearest whole multiple of €0.01) of the fractional share so rounded down and the closing price of the Shares on the Relevant Exchange for the Shares on the last Trading Day preceding the Exercise Date (or, in the case of Additional Shares, the closing price of the Shares on such Relevant Exchange on the Effective Date (as defined in Appendix 2) of the adjustment to the Exercise Ratio giving rise to such Additional Shares, or, if such Effective Date is not a Trading Day, on the immediately following Trading Day), all as determined by the Equity-Linked Calculation Agent.

13

5.3.3.3.	Additional Shares

If the Record Date for any event giving rise to an adjustment of the Exercise Ratio pursuant to Clause 7 occurs prior to the date of delivery of the Warrant Shares (other than Additional Shares) required to be delivered pursuant to any exercise of Warrants (and whether such Record Date falls prior to, on or after the Exercise Date) in circumstances where the Exercise Ratio in effect as of the relevant Exercise Date does not reflect the relevant adjustment in respect of such transaction pursuant to Clause 7, the Issuer will deliver to the relevant Holder of such Warrants being so exercised such number (as determined by the Equity-Linked Calculation Agent) of additional Warrant Shares (the “Additional Shares”), as, together with the number of Warrant Shares required to be delivered based on the Exercise Ratio in effect on the Exercise Date (including for this purpose any fraction of a Share rounded down in accordance with these terms and conditions), is equal to such number of Warrant Shares as would have been required to be delivered had the Exercise Ratio adjusted in respect of such transaction been in effect on such Exercise Date.

Such Holder will receive delivery of the Additional Shares (i) on the Exercise Shares Delivery Date or (ii) if the number of Additional Shares could not be determined by the Equity-Linked Calculation Agent in time for such delivery to be made on the Exercise Shares Delivery Date, as soon as practicable after such determination is made.

5.3.4.	Exercise Price

The exercise price per Warrant (hereinafter referred to as the “Exercise Price”) to be determined at the Warrant Issuance Date shall, subject as provided below, be equal to the greater of (A) the product (rounded to the nearest whole multiple of €0.0001 (with €0.00005 being rounded upwards)) of (i) one hundred and ten percent (110%) and (ii) the lowest of: (a) €4.6681 (being the 30-day VWAP of the Shares on the Relevant Exchange immediately prior to the date of signing of the Term Sheet (30 April 2026)); (b) the 30-day VWAP on the Relevant Exchange immediately prior to the Warrant Issuance Date and (c) the price per share in the equity financing undertaken in connection with the repurchase of the EIB warrants and (B) the minimum price (as determined by the Issuer) per Share permitted under the applicable shareholder authorisations in force at the Warrant Issuance Date, all as determined by the Equity-Linked Calculation Agent.

For the purposes of the above, “30-day VWAP” immediately prior to any date means the VWAP of the Shares over on the Relevant Exchange the period of 30 consecutive Trading Days immediately preceding such date, as determined by the Equity-Linked Calculation Agent.

In the event that the Exercise Price as determined in accordance with the foregoing (the “Theoretical Exercise Price”) would be lower than the 30-day VWAP of the Shares on the Relevant Exchange immediately preceding the Warrant Issuance Date (the “Closing Price”), the Exercise Price shall instead be equal to such Closing Price (a “Shortfall Event”).

The “Aggregate Exercise Price” in respect of any exercise pursuant to any one Exercise Notice shall be equal to the product (rounded up to the nearest whole multiple of €0.01) of (i) the number of Warrants exercised pursuant to such Exercise Notice and (ii) the Exercise Price.

The Aggregate Exercise Price in respect of any exercise pursuant to any one Exercise Notice may be paid (at the election of the exercising Holder in its sole discretion, as specified in the Exercise Notice) either: (a) in cash; or (b) (in the case of a Put Option Cashless Exercise (as defined in the Put Option Agreement)) by exercising the Put Option in respect of the relevant number of Option Warrants as set out in the Put Option Agreement;.

5.3.5.	Exercise Notice, Exercise Date

Any Holder is allowed to exercise any or all of the Warrants held by it, at any time and from time to time during the Exercise Period, it being specified that each Warrant (i) may only be exercised once and shall be cancelled with effect from the relevant Exercise Date, subject to delivery of the Warrant Shares in respect of such exercise in accordance with the terms of this Agreement, and (ii) may only be exercised for the whole of such Warrant.

14

In order to exercise all or part of the Warrants held by it into Warrant Shares, the relevant Holder shall (i) send an exercise notice to the Issuer (with a copy to the Equity-Linked Calculation Agent) specifying, inter alia, the total number of Warrants held by it as at the date of such notice and (i) the number of Warrants to be so exercised and the Aggregate Exercise Price or (ii) (in the case of a Put Option Cashless Exercise) the number of Cashless Settled Warrants (as defined in the Put Option Agreement) substantially in the form attached as Appendix 1 hereto (an "Exercise Notice"), and (ii) pay to the Issuer the Aggregate Exercise Price in respect of such exercise, provided that if such Exercise Notice or, as the case may be, payment, is received by the Issuer as aforesaid after 5 p.m. Paris time or on any day which is not a Business Day, such Exercise Notice shall be deemed to have been sent, or, as the case may be, such payment shall be deemed to have been made, on the following Business Day (and the “Exercise Date” in respect of such exercise shall be the Business Day on which the later of (i) and (ii) above has occurred (or is deemed to have occurred), or if both (i) and (ii) above have occurred (or are deemed to have occurred) on the same Business Day, such Business Day, as determined by the Company).

The exercise of the Warrants shall not require the payment of any additional fee or charge by the Holder.

5.3.6.	Equity-Linked Pricing Reset

If an Equity-Linked Pricing Reset (for this purpose, as defined in the OCA Issue Agreement) occurs in respect of the Convertible Bonds, the Exercise Ratio shall be reset to be equal to the greater of (i) the Exercise Ratio prevailing on the last day of the Reset Calculation Period and (ii) the result (rounded up to the nearest whole multiple of 0.00001 Share) of the Exercise Price divided by 110% of the VWAPs over the period of 20 consecutive Trading Days ending on (and including) the 20th Trading Day after the release of the Phase III NATiV3 topline results (the “Reset Calculation Period”) (the “Equity-Linked Pricing Reset”), provided that (A) if the Ex-Date in respect of any Dividend, or (B) if the Ex-Date in respect of any event giving rise to an adjustment to the Exercise Ratio pursuant to Clause 7, in each case falls on or before the last day of the Reset Calculation Period:

(a)	in the case of (A) above: the daily VWAP (as referred to in the definition of “VWAP”) on any day in the Reset Calculation Period falling prior to the Ex-Date of such Dividend shall be reduced by the amount thereof; and

(b)	in the case of (B) above:

(i)	if the date on which such adjustment becomes effective pursuant to Clause 7 falls after the last day of the Reset Calculation Period, then the daily VWAP (as aforesaid) on any day in the Reset Calculation Period falling on or after such Ex-Date shall be multiplied by a fraction, the numerator of which is the Exercise Ratio so adjusted and the denominator of which is the Exercise Ratio in effect immediately prior to such adjustment; or

(ii)	if the date on which such adjustment becomes effective pursuant to Clause 7 falls on or before the last day of the Reset Calculation Period then the VWAP on any day in the Reset Calculation Period falling prior to such Ex-Date shall be divided by the fraction referred to in sub-paragraph (i) above, all as determined by the Equity-Linked Calculation Agent.

The Equity-Linked Pricing Reset shall become effective on the date (the “Equity-Linked Pricing Reset Effective Date”) which is the first Business Day on which the adjusted Exercise Ratio can be determined in accordance with the foregoing, provided that if any other adjustment to the Exercise Ratio becomes effective pursuant to Clause 7 after the last day of the Reset Calculation Period but on or prior to the Equity-Linked Pricing Reset Effective Date, the adjusted Exercise Ratio determined in accordance with the preceding paragraph shall be multiplied by a fraction, the numerator of which is the Exercise Ratio in effect immediately prior to such other adjustment to the Exercise Ratio and the denominator of which is the Exercise Ratio in effect immediately thereafter, all as determined by the Equity-Linked Calculation Agent.

The Equity-Linked Pricing Reset shall be subject to the Company’s shareholder resolutions and may require an extraordinary general meeting. The relevant resolution shall be submitted for approval at the next general meeting of the Company’s shareholders, to the extent that the applicable notice periods can be complied with, failing which at the subsequent general meeting.

15

6.	Issuance and transferability of underlying shares

6.1.	The capital increase arising from the exercise of the Warrants shall be definitively completed as a mere consequence of and on the date of receipt by the Registrar and the Issuer of the Exercise Notice of the Warrants and subscription to the shares and payment of the subscription price for said shares:

(i)	in the event that the subscription amount is paid in cash, such payment shall be made by wire transfer to a bank account notified by the relevant Holder to the Issuer, in immediately available, freely transferable funds in Euros. The new shares resulting from the exercise of the Warrants shall be issued upon receipt of the proof of initiation of payment by the Holder, in cash, of the exercise price of each Warrant so exercised,

(ii)	in the event that the subscription amount is paid by set-off against certain, liquid and payable debts owed by the Issuer to the Holder, payment shall be deemed to be made on the date of the debt certificate issued by the Issuer's Statutory Auditor.

6.2.	The Registrar shall promptly deliver freely tradable Shares to the relevant Holder upon each exercise of Warrant(s), it being specified that the relevant Holder shall receive the Warrant Shares no later than two (2) Trading days after the receipt of the relevant Exercise Notice, subject to the receipt of all relevant information for the delivery of the shares to the Warrant Holder.

6.3.	The new Shares issued upon exercise of Warrant(s) shall be subject to all provisions of the by-laws and to decisions of the general meetings of the shareholders of the Issuer. The new Shares (or, if the Relevant Exchange therefor is a stock exchange or securities market on which ADSs representing them are listed and admitted to trading, ADSs representing such new Shares) shall be admitted to trading on the Relevant Exchange therefor as from their date of delivery, will carry immediate and current dividend rights (“jouissance courante”) and will be fully assimilated to and fungible with the existing Shares, subject as provided in Clause 5.3.2.

7.	Protection of the Holders

7.1.	The protection of the Holders will be as set forth in Appendix 2, it being specified that in accordance with Article L. 228-98 of the French Commercial Code (Code de commerce), the Issuer may, without requesting authorization from the Holders, redeem its share capital, change its profit distribution, its form or its object. The Parties agree that the provisions of Appendix 2 shall form an integral part of this Agreement.

8.	Representative

8.1.	The Masse

(i)	In accordance with the provisions of Article L.228-103 of the French Code de Commerce, the Holders shall form a group (masse) with legal personality, represented by a representative (représentant de la masse) (the "Representative") whose appointment and powers are defined hereafter.

(ii)	The statutory provisions in relation to the masse and the représentant de la masse shall apply to the issuance of the Warrants.

(iii)	The powers of the masse shall be defined in accordance with the relevant provisions of the French Code de Commerce.

(iv)	In accordance with the provisions of Article L.228-47 of the French Code de Commerce, Kreos is hereby appointed as first Representative. In case of resignation of Kreos, any new Representative shall be appointed by a general meeting of the Holders held for that purpose or otherwise in accordance with the provisions of the French Code de Commerce. It being specified for the avoidance of doubt that whenever all Warrants are held by a single Holder, regardless of whether a person or a company, that Holder shall personally exercise all the rights of the Representative and shall have all rights that may be attributed to the Representative by applicable statutory provisions and this Agreement.

16

8.2.	Representative’s remuneration

The Representative will not be remunerated for its mission.

8.3.	Meetings of Holders

(i)	A general assembly of the Holders may be held at any time at the registered office of the Issuer or in any other place indicated in the notice calling the assembly.

(ii)	The general assembly of Holders shall be called and held in accordance with the law.

(iii)	All resolutions of the general assembly shall be adopted by the Majority Holders. For the purposes of any such resolution, each Warrant shall give the right to one (1) vote.

8.4.	Representative's duties

The Representative shall:

(i)	send to each Holder details of each communication delivered to it by the Issuer for that Holder under the terms and conditions of the Warrants (and by the Issuer pursuant to Article L. 228-55 of the French Code de Commerce) as soon as reasonably practicable after receipt;

(ii)	for all matters requiring, legally or under the provisions of the terms and conditions of the Warrants, the consent of the Majority Holders, act in accordance with any instructions from the Majority Holders or, if so instructed by the Majority Holders, refrain from exercising a right, power or discretion vested in it under the terms and conditions of the Warrants; and

(iii)	have only those duties, obligations and responsibilities expressly specified in the terms and conditions of the Warrants, and

(iv)	promptly notify each Holder of the occurrence of any Event of Default (as this terms is defined in the Subscription Agreement), or, if the Representative receives notice from the Issuer referring this Agreement, describing an Event of Default and stating that the circumstance described is an Event of Default, of the receipt and content of such notice.

8.5.	Representative's rights

8.5.1.	The Representative may:

(i)	perform any of its duties, obligations and responsibilities under the terms and conditions of the Warrants by or through its personnel, delegates or agents (on the basis that it may extend the benefit of any indemnity received by it under the terms and conditions of the Warrants to its personnel, delegates or agents);

(ii)	except as expressly provided to the contrary in the terms and conditions of the Warrants, refrain from exercising any right, power or discretion vested in it under the terms and conditions of the Warrants until it has received instructions from the Majority Holders or, where relevant, all the Holders;

(iii)	refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person, and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

(iv)	assume that no Event of Default is continuing, unless an officer of the Representative while active on the account of the Issuer acquires actual knowledge to the contrary;

17

(v)	refrain from taking any step (or further step) to protect or enforce the rights of any Holder under the terms and conditions of the Warrants until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

(vi)	rely on any communication or document believed by it to be genuine and correct and assume that any communication or document has been communicated or signed by the person by whom it purports to be communicated or signed;

(vii)	rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Issuer in a statement by or on behalf of the Issuer; and

(viii)	obtain and pay for any legal or other expert advice or services which may seem necessary or desirable to it and rely on any such advice.

8.5.2.	Neither the Representative nor any of its personnel or agents shall be:

(i)	responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any Issue Document or any notice or other document delivered under any Issue Document;

(ii)	responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Issue Document;

(iii)	obliged to enquire as to the occurrence or continuation of an Event of Default or as to the accuracy or completeness of any representation or warranty made by the Issuer under any Issue Document;

(iv)	responsible for any failure of the Issuer or any of the Holder duly and punctually to observe and perform their respective obligations under any Issue Document;

(v)	responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with any Issue Document;

(vi)	liable for acting (or refraining from acting) in what it believes to be in the best interests of the Holders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Holders or the Majority Holders (as the case may be); or

(vii)	liable for anything done or not done by it under or in connection with any Issue Document, save in the case of its own gross negligence or wilful misconduct.

8.6.	Representative Individually

(i)  If it is a Holder, the Representative shall have the same rights and powers under the terms and conditions of the Warrants as any other Holder and may exercise those rights and powers as if it were not also acting as the Representative.

(ii) The Representative may (y) retain for its own benefit and without liability to account any fee or other amount receivable by it for its own account; and (z) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any Holder or any subsidiary thereof (and, in each case, may do so without liability to account).

(iii) If the Representative resigns, the resignation of the retiring Representative shall become effective upon the appointment of a successor.

18

8.7.	Communications and Information

(i) All communications to the Issuer in connection with this Agreement are to be made by or through the Representative or to the Representative as the case may be.

(ii) The Representative will not be obliged to transmit to any other Holder any information relating to any party to any Issue Document which the Representative may have acquired otherwise than in connection with the Warrants or this Agreement.

(iii) Notwithstanding anything to the contrary expressed or implied in any Issue Document, the Representative shall not, as between itself and the other Holders, be bound to disclose to any other Holder or other person any information, disclosure of which might in the opinion of the Representative result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

8.8.	Non-Reliance on Representative

Each Holder confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of each member of the Issuer and has not relied, and will not at any time rely, on the Representative:

(i)   to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Issuer, whether coming into its possession before or after the Warrant Issuance Date, except as specifically provided otherwise in this Agreement; or

(ii) to check or enquire into the adequacy, accuracy or completeness of any information provided by the Issuer under or in connection with any Issue Document (whether or not that information has been or is at any time circulated to it by the Representative); or

(iii) to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the Issuer.

8.9.	Representative's indemnity

(i)	Each Holder shall on demand indemnify the Representative (in proportion to that Holder's number of Warrants) against any loss incurred by the Representative in complying with any instructions from the Holders or the Majority Holders (as the case may be) or otherwise sustained or incurred in connection with the Issue Documents or its duties, obligations and responsibilities under the Issue Documents, except to the extent that it is incurred as a result of the gross negligence or wilful misconduct of the Representative or any of its personnel.

(ii)	The provisions of paragraph (i) above are without prejudice to any obligations of the Issuer to indemnify the Representative under the Issue Documents.

9.	Remedies and waivers

9.1.	No failure, delay or other relaxation or indulgence on the part of the Holders to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

10.	Severability

10.1.	Each of the provisions of this Agreement is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.2.	In such case, the Issuer shall use its best efforts to take appropriate actions to replace such provision with an economically equivalent provision which is valid, legal and enforceable, such commitment being, for the avoidance of doubt, a material commitment.

19

11.	Notices

11.1.	All notices, demands or other communications under or in connection with this Agreement may be given by letter, facsimile or other comparable means of communication addressed to the person at the address identified with its signature below.

To the Issuer:

Inventiva S.A.

To the attention of Mr. Andrew Obenshain

50 rue de Dijon

21121 DAIX

France

E-mail:

With copy (for information purposes) to:

Mr. Arnaud Duhamel

Avocat associé

Gide Loyrette Nouel

15, rue de Laborde

75008 Paris

E-mail:

To the Representative:

Kreos Capital VIII Aggregator SCSp,

c/o BlackRock Investment Management (UK) Limited

Kreos - Private Debt-EMEA Venture & Growth Lending Group

12 Throgmorton Avenue

London

EC2N 2DL

With copy to:

The Office of the General Counsel (EMEA)

(Legal Transactions Group)

Email:

With copy to

Attention: Aris Constantinides, Todd Spiers, Chris Church, Kailey Aliyar,

Michaela Strempfl, Kevin Temke

Nana Darko, Meryem Hassan,

Elin Gosby, Gabrielle Metherall

With copy (for information purposes) to:

Mr. Guilain Hippolyte

Avocat associé

Reed Smith LLP

112, avenue Kleber

75116 Paris

E-mail:

20

11.2.	Any such communication will be deemed to be given as follows:

(i)	if personally delivered, at the time of delivery, as documented by a receipt;

(ii)	if by letter, on the date entered by the addressee on the receipt in the case of delivery by hand or on the date when delivery is first attempted in the case of a recorded delivery letter with acknowledgement of receipt; and

(iii)	if by email transmission or comparable means of communication during the business hours of the addressee then on the day of transmission, otherwise on the next following Business Day.

11.3.	In proving such service it shall be sufficient to prove that personal delivery was made or that such letter was properly stamped, addressed and delivered to the postal authorities or in the case of email transmission or other comparable means of communication that a confirming hard copy was provided promptly after transmission.

12.	Calculation Agent, Expert

The Issuer has appointed Conv-Ex Advisors Limited as equity-linked calculation agent (the “Equity-Linked Calculation Agent”) to perform such determinations as are expressly specified to be made by it in this Warrants Issue Agreement.

The Issuer reserves the right at any time to modify or terminate the appointment of the Equity-Linked Calculation Agent Calculation Agent and/or appoint a substitute Equity-Linked Calculation Agent or approve any change in the office through which such agent acts, in each case with the prior written consent of the Representative.

The Equity-Linked Calculation Agent is acting exclusively as an agent for, and upon request from, the Issuer. Neither the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed in connection with the Warrants (acting in such capacity), shall have any relationship of agency or trust with, nor shall the Equity-Linked Calculation Agent (acting in such capacity) nor any Expert appointed as aforesaid (to the fullest extent permissible by law) shall be liable, nor shall they incur any liability as against, the Holders, the Representative and (in the case of any determinations performed by an Expert) the Equity-Linked Calculation Agent.

The Equity-Linked Calculation Agent may, subject to the provisions of the calculation agency agreement to be entered into between the Issuer and the Equity-Linked Calculation Agent at the latest on the Warrant Issuance Date, consult on any matter (including but not limited to, any legal matter), with any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Issuer, the Representative or the Holders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

If in the reasonable determination of the Issuer or any Holder any doubt shall arise as to whether an adjustment is to be made to the Exercise Ratio or as to the appropriate adjustment to the Exercise Ratio, or as to any other determination specified to be made in this Warrants Issue Agreement, or which is made, by the Calculation Agent, following consultation between the Issuer, the Holders and the Equity-Linked Calculation Agent an Expert shall be required to be deliver a written opinion in respect of such determination and such written opinion shall be conclusive and binding on the Issuer, the Holders, the Representative and the Equity-Linked Calculation Agent, save in the case of wilful default, bad faith or manifest error.

21

13.	Electronic Signature

13.1.	This Agreement is signed by the Parties by way of an electronic signature process implemented by DocuSign, a Third Party guaranteeing the security and the integrity of the numerical copy in accordance with article 1367 of the French Civil Code (Code civil) and the decree n°2017-1416 dated 28 September 2017 relating to electronic signature, implementing the Regulation (UE) n°910/2014 of the European Parliament and of the European Council dated 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market.

13.2.	In accordance with paragraph 4 of article 1375 of the French Civil Code (Code civil), this Agreement has been established in one electronic original version, a copy of which will be delivered to each Party directly by DocuSign in charge of the implementation of the solution of electronic signature in accordance with the French regulation. Each Party shall take the measures best suited to guarantee that the Agreement is electronically signed by its legal representative or by any person duly authorized by a proxy, as mentioned above.

13.3.	The Parties hereby duly agree and consent to sign the Agreement electronically and, therefore, waive their right to introduce any dispute, controversy, proceedings or claim relating to the reliability on the electronic signature process and/or the expression of their will to conclude the Agreement.

14.	Governing law - Jurisdiction

14.1.	This Agreement is governed by and shall be construed in accordance with French law.

14.2.	Any dispute concerning the validity, interpretation or performance of this Agreement will be submitted to the Tribunal des Activités Economiques(commercial court) of Paris.

22

Signature Page

This Agreement has been signed electronically through DocuSign, on the date set forth at the beginning of this Agreement.

For and on behalf of Kreos Capital VIII Aggregator SCSp
Inventiva S.A.	By: BlackRock Investment Management (UK) Limited, its investment manager
Mr. Andrew Obenshain
By:
Name: Aris Constantinides (Managing Director)

By:
Name: Sean Dunne (Managing Director)

Claret Kermode Fund II

Signed for and on behalf of Claret Kermode Fund II by its General Partner	CEGCF IV Aggregator L.P. acting by two Designated Members, Claret Investments Limited and Claret Capital Partners Limited

Claret Kermode II GP	Claret Investments Limited
By: Johan Kampe
Rajen Shah - Class A Manager	Title: Designated Member

Gaffyn Price - Class B Manager	Claret Capital Partners Limited
By: Rajen Shah
Title: Designated Member

23

Appendix 1

Agreed form Exercise Notice

24

To :

Inventiva S.A.1

(as Issuer)

Cc.:2

CONV-EX ADVISORS LIMITED

Email:

For attention of: Calculation Agency Team

(or such other party and/or email as notified by the Issuer to the Representative in accordance with Clause 11)

(as Equity-Linked Calculation Agent)

EXERCISE FORM

The undersigned

Kreos Capital VIII Aggregator SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, registered under identification number B297897 and ___________________] [other Holder]

Holding, at the date hereof _______________ Warrants issued by the chief executive officer (Directeur général) of Inventiva S.A., a limited company (société anonyme) incorporated under the laws of France, having its registered office at 50, rue de Dijon – 21121 Daix, France, registered under single identification number 537 530 255 RCS Dijon, in accordance with the terms and conditions of the warrant issue agreement entered into on ___________ 2026 between Kreos Capital VIII Aggregator SCSp, CEGCF IV Aggregator L.P. and Claret Kermode Fund II, SCSp,

Having taken knowledge of the exercise conditions of the Warrants,

Hereby declares exercising:

(a)	_________________ Warrants, being specified that at the date hereof; or

(b)	(if such exercise is pursuant to Option 2 below) such number of Warrants as is calculated by the Equity-Linked Calculation Agent in accordance with the Put Option Agreement based on the number of Cashless Settled Warrants specified by us below.

1 By email transmission only in accordance with Clause 11

2 By email transmission only

25

☐ Option 1 Cash exercise	☐ Option 2 Put Option Cashless Exercise (as defined in the Put Option Agreement)

As a consequence, declares subscribing to such number of new shares in the Company as is determined by the Equity-Linked Calculation Agent in accordance with the terms and conditions of the Warrants, and, concurrently paying as the subscription price for such shares (including the applicable issuance premium), a global amount equal to the Aggregate Exercise Price of __________________________[3], by bank transfer to the following account:

[●]

Hereby declares:

(i)         exercising the Put Option in respect of such number of Option Warrants as is determined by the Equity-Linked Calculation Agent in accordance with the Put Option Agreement on the basis of a number of Cashless Settled Warrants equal to ______________ Warrants;

(ii)        exercising such number of Warrants as is determined by the Equity-Linked Calculation Agent in accordance with the Put Option Agreement based on the aforementioned number of Cashless Settled Warrants, and

(iii)       subscribing to such number of new shares in the Company as is determined by the Equity-Linked Calculation Agent in accordance with the terms and conditions of the Warrants, for a total subscription price for such shares (including the applicable issuance premium) equal to the aggregate Put Price in respect of the Option Warrants, by means of setting-off with the Put Price owed by the Issuer.

Executed in ____________

On _____________

In two (2) originals

_________________________

[●]

3 Being equal to the product (rounded up to the nearest whole multiple of €0.01) of (i) the number of Warrants exercised pursuant to this Exercise Notice and (ii) the Exercise Price.

26

Bon pour souscription formelle et irrévocable du nombre d’actions tel que déterminé par le Equity-Linked Calculation Agent / Valid for the formal and irrevocable subscription of the number of shares as determined by the Equity-Linked Calculation Agent

27

Appendix 2

Protection of the Holders

(A)	Specific provisions

In accordance with Article L.228-98 of the French Commercial Code (Code de commerce):

(1)	the Issuer may change its form or its corporate purpose without requesting the approval of the Holders' general meeting;

(2)	the Issuer may, without requesting the approval of the Holders' general meeting, redeem its share capital, or modify the allocation of its profit and/or issue voting or non-voting preference Shares or other preferred equity instruments provided that, as long as any Warrants are outstanding, it takes the necessary measures to preserve the rights of the Holders;

(3)	in the event of a capital reduction resulting from losses and realised through a decrease of the par value or of the number of Shares comprising its share capital which the Issuer may carry out as from the Issue Date and the Record Date of which occurs before the delivery date of the Shares upon any exercise of one or more Warrants, the rights of the Holders will be reduced accordingly, as if they had exercised such Warrants prior to the date on which such share capital reduction occurred. In the event of a reduction of the share capital by a decrease in the number of Shares, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Number of Shares in the share capital after the reduction
Number of Shares in the share capital prior to the reduction

The Exercise Ratio so adjusted will be rounded to the nearest whole multiple of 0.00001 Share (with 0.000005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Exercise Ratio.

Such adjustment to the Exercise Ratio will become effective on the later of (i) the date on which the transaction triggering such adjustment is completed and (ii) the first Business Day on which the adjustment is capable of being determined in accordance with the terms of this Agreement.

(B)	Adjustments to the Exercise Ratio in the event of financial transactions of the Issuer

Upon completion of any of the following transactions:

1.	reduction of share capital of the Issuer resulting from losses and realized through a decrease in the par value or the number of shares comprising the share capital,

2.	issuance, with a preferential subscription right to existing shareholders, of securities,

3.	increase in share capital by capitalisation of reserves, profits or share premia, and by distribution of bonus shares, or the subdivision or consolidation of shares,

4.	in the event that a nominal value is assigned to the shares, an increase in share capital of the Issuer, without issuing shares, by capitalisation of reserves, profits or share premia by increasing the nominal value of the shares,

28

5.	distribution of reserves in cash or in kind or a share premium,

6.	allotment of bonus financial instruments other than shares,

7.	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), spin-off, division (scission) of the Issuer,

8.	buy-back of own shares at a price that is higher than the share price,

9.	amortisation in share capital of the Issuer,

10.	modification of the Issuer’s allocation of its profits,

in each case the Record Date of which falls on or after the Warrant Issuance Date (save in the case of any exercised Warrant if the date of delivery of the Warrant Shares in respect of such exercise falls on or before such Record Date), the rights of the Holders will be protected by adjusting the Exercise Ratio (or as otherwise prescribed) in accordance with the following provisions.

Any adjustment to the Exercise Ratio carried out in accordance with this section (B) (or section (A)) will become effective on the later of (i) the date on which the transaction triggering such adjustment is completed and (ii) the first Business Day on which the adjustment is capable of being determined in accordance with these provisions (such date on which such adjustment becomes effective, the “Effective Date” in respect of the relevant adjustment).

In the event of an adjustment carried out in accordance with paragraphs 1 to 10 below, the Exercise Ratio so adjusted will be rounded to the nearest whole multiple of 0.00001 Share (with 0.000005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded Exercise Ratio.

1.       In the event of a reduction of share capital of the Issuer resulting from losses and realized through a decrease in the par value or the number of Shares comprising the share capital, the Holders’ rights will be reduced as a result, as if they had exercised their conversion right before the date on which the reduction of capital occurred. In the event of a reduction of share capital by a decrease in the number of Shares, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Number of Shares comprising the capital after the transaction
Number of Shares comprising the capital before the transaction

2.       (a) In the event of a financial transaction conferring a preferential subscription right to the holders of the Shares (the “Shareholders”) (issuance of Shares or any other securities of any nature), the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share ex-subscription right + value of the subscription right
Share value ex-subscription right

To calculate this ratio, (i) the value of a Share ex-subscription right will be equal to the arithmetic average of the opening prices (if any) of the Shares on the Relevant Exchange for the Shares on all Trading Days included in the subscription period and (ii) the value of the subscription right will be equal to the average of the opening prices (if any) of the preferential subscription right on the Relevant Exchange for the preferential subscription right on all Trading Days included in the subscription period.

29

(b) In the event of a financial transaction carried out through the free allocation of listed subscription warrants to Shareholders with a correlative ability to sell the securities resulting from subscription warrants not exercised by the holders during the period of subscription that applies to them4, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the relevant Effective Date and the following ratio:

Value of a Share after detachment + Value of the subscription warrant
Value of a Share after detachment

For the calculation of this ratio:

(i)	the value of a Share after detachment of the subscription warrant will be equal to the volume-weighted average of (i) the trading prices (if any) of the Shares on the Relevant Exchange therefor on each Trading Day included in the subscription period, and, if there is a rump placement, (ii) either (a) the sale price of the Shares sold in the rump placement (and applying the volume of Shares sold in the offering to the sale price), if such securities are fungible with the Shares, or (b) the trading prices (if any) of the Shares on such Relevant Exchange on the day the sale price for the securities sold in the rump placement is fixed, if such securities are not fungible with the Shares;

(ii)	the value of the subscription warrant will be equal to the volume-weighted average of (i) the trading prices (if any) of the subscription warrants on the Relevant Exchange therefor on each Trading Day included in the subscription period, and (ii) the implicit value of the subscription warrants (applying to this amount the corresponding number of warrants exercised in respect of the securities sold in the offering), being equal to either (a) the difference, if positive, adjusted by the warrant exercise ratio, between the sale price of the securities sold in the rump placement and the subscription price of the securities upon the exercise of the subscription warrants, or (b) if such difference as aforesaid is not positive, zero (0).

3.       In the event of an increase in share capital of the Issuer by capitalisation of reserves, profits or share premia and by distribution of bonus Shares, or by the subdivision or consolidation of Shares, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Number of Shares after the transaction
Number of Shares existing before the transaction

4.       In the event of an increase in share capital of the Issuer without shares being issued by means of a capitalisation of reserves, profits or share premia performed by increasing the nominal value of the shares, the nominal value of the shares which may be delivered to the Holders upon exercise of any Warrant will be increased accordingly.

4 Are only concerned warrants which are “substitutes” of preferential subscription rights (exercise price usually lower than the market price, term of the warrant similar to the period of subscription of the capital increase with upholding of the Shareholders’ preferential subscription right, option to “recycle” the non-exercised warrants). The adjustment as a result of a free allocation of standard warrants (exercise price usually greater than the market price, term usually longer, absence of option granted to the beneficiaries to “recycle” the non-exercised warrants) shall be made in accordance with paragraph 6.

30

5.       In the event of the distribution by the Issuer of reserves or premiums in cash or in kind to the Shareholders, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share before distribution
Value of the Share before distribution – Value of the distribution per Share

For the calculation of this ratio:

(i)	the value of a Share before distribution will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the first Trading Day on which the Shares are traded ex-distribution;

(ii)	the Value of the distribution per Share will be equal to:

a.	if the distribution is made solely in cash, or is made either in cash or in kind (including but not limited to Shares) at the option of the Shareholders (including but not limited to pursuant to Articles L.232-18 et seq. of the French Commercial Code (Code de commerce)): the amount of such cash payable per Share, i.e., disregarding the value of the in-kind property payable in lieu of such cash amount at the option of the Shareholders as aforesaid; or

b.	if distribution is made solely in kind:

i.	in the case of a distribution of securities that are already listed on a stock exchange or other securities market: the VWAP of the securities distributed per Share over the period comprising the last three Trading Days preceding the Ex-Date in respect of such distribution (or, if the value distributed per Share cannot be so determined, the value distributed per Share will be determined by an Expert pursuant to sub-paragraph iii. below),

ii.	in the case of a distribution of securities that are not yet listed on a stock exchange or other securities market but are expected to be so listed within the period of ten Trading Days’ period starting from (and including) the Ex-Date in respect of such distribution: the VWAP of such securities over the period comprising the three first Trading Days included in such ten Trading Days’ period and on which such securities are traded on the Relevant Exchange therefor (or, if the value distributed per Share cannot be so determined, the value distributed per Share will be determined by an Expert pursuant to the sub-paragraph iii. below); and

iii.	in all other cases (including without limitation the distribution of securities that are not listed as aforesaid or are so listed on fewer than three Trading Days within the ten Trading Days’ period mentioned above or distribution of assets or the value of the securities or the assets not being capable of being determined in accordance with the foregoing): such value as is determined by an Expert, in each case prior to any withholdings and without taking into account any applicable deductions.

6.       In the event of a free allocation of financial instruments other than shares of the Issuer to the Shareholders, the new Exercise Ratio will be determined as follows:

31

6.1       If the right to receive financial instruments is listed on a stock exchange or other securities market, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Share value ex-right + Value of the right to receive financial instruments
Share value ex-right

For the calculation of this ratio:

(i)	the Share value ex-right will be equal to the VWAP of the Shares over the period comprising the first ten Trading Days starting on the Ex-Date in respect of such free allocation;

(ii)	the Value of the right to receive financial instruments will be equal to the VWAP of such right over the ten Trading Days’ period referred to above.

If the right to receive financial instruments is not traded on the Relevant Exchange in respect thereof on each of the ten Trading Days referred to above, its value will be determined by an Expert instead.

6.2       If the right to receive financial instruments is not listed on a stock exchange or other securities market, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Share value ex-right + Value of the financial instruments allocated to each Share
Share value ex-right

For the calculation of this ratio:

(i)	the Share value ex-right will be equal to the VWAP of the Shares over the period comprising the first ten Trading Days starting on the Ex-Date in respect of such free allocation;

(ii)	if these financial instruments are listed or are to be listed on a stock exchange or other securities market within the period of the first ten Trading Days starting from (and including) Ex-Date in respect of such free allocation, the value of the financial instruments allocated to each Share will be equal to the VWAP of these securities over the period comprising the first three Trading Days included in such ten Trading Days’ period and on which said securities are traded on the Relevant Exchange therefor. If the financial instruments are not traded on such Relevant Exchange on at least three Trading Days during such ten Trading Days’ period, the value of these securities will be determined by an Expert.

7.       In the event of merger by acquisition (fusion par absorption) of the Issuer by another company or of merger of the Issuer with one or more other companies to create a new company (fusion creation d’une nouvelle société), or in the event of a demerger (scission) of the Issuer within the meaning of Article L.228-101 of the French Code de commerce, the Warrants will be exercisable for shares of the merged or new company or of the beneficiary companies of such demerger (and, for the avoidance of doubt, such shares shall be deemed to be the Shares for the purpose of this Agreement as from the date of completion of such transaction, subject to any technical changes to these Conditions required to be made as may be determined in good faith to be appropriate by an Expert).

The new Exercise Ratio shall be determined by (if the Equity-Linked Calculation Agent determines in its sole discretion it is capable of making such adjustment in such Equity-Linked Calculation Agent capacity) or (otherwise) by an Expert as the product of the Exercise Ratio immediately prior to the Effective Date and the exchange ratio of the Shares against the shares of the acquiring or new company or companies resulting from any demerger. These companies shall be substituted to the Issuer in order to apply the above adjustment, the purpose being to maintain, where applicable, the rights of the Holders in the event of financial or securities transactions, and, generally to ensure that the rights of the Holders are guaranteed under the legal, regulatory and contractual conditions.

32

8.       In the event that the Issuer makes an offer to the Shareholders to buy-back its own shares at a price that is higher than the market price, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Share value * (1 – Pc%)
Share value – Pc% * Buy-back price

For the calculation of this ratio:

"Share value" means the VWAP over the period comprising the last three Trading Days preceding the buyback (or the ability of buyback);

"Pc%" means the percentage of the share capital of the Issuer that has been bought back; and

"Buy-back price" means the effective price of the shares bought-back (which is by definition higher than the Share value).

9.       In the event of an amortisation in share capital of the Issuer, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share before amortisation
Value of the Share before amortisation – Amount of amortisation per Share

For the calculation of this ratio, the value of the Share before amortisation will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the Ex-Date in respect of such amortisation, and the amount of amortisation per Share shall be determined in the same manner as the Value of the distribution per Share in paragraph 5.

10.       (a) In the event of the modification by the Issuer of the allocation of its profits and/or issue of preference shares resulting in such modification, the new Exercise Ratio will be determined by the Equity-Linked Calculation Agent and will be equal to the product of the Exercise Ratio in effect immediately prior to the Effective Date and the following ratio:

Value of the Share before modification
Value of the Share before modification – Reduction of the profit right per Share

For the calculation of this ratio, the value of the share before the modification will be equal to the VWAP of the Shares over the period comprising the last three Trading Days preceding the date of modification, and the reduction of the profit right per Share will be determined by an Expert and will be submitted to the approval of the Holders’ general meeting.

33

(b) In the event of the creation of preference shares without a modification of the allocation of the Issuer’s profits, the adjustment of the Exercise Ratio (if any) that would be necessary will be determined by an Expert.

In the event that the Issuer carries out a transaction likely to be subject to several adjustments, legal adjustments will apply by priority.

If the Issuer were to carry out transactions where an adjustment had not been completed under paragraphs 1 to 10 above, and a later law or regulations require an adjustment, the Issuer shall undertake such adjustment in accordance with the law or regulations then applicable and the market practice observed in France.

34

Appendix 3

Subscription form of Warrants

Subscription form of Warrants

INVENTIVA S.A.
Société Anonyme Registered office: 50, rue de Dijon, 21121 Daix, France
537 530 255 RCS Dijon

(the "Company")

SUBSCRIPTION FORM

1.	Amount and conditions of the share capital increase

By its decisions of 29 May 2026, the board of directors of the Company, acting upon delegation of the extraordinary shareholders’ general meeting of the Company held on 22 May 2025, decided the issuance of a number of Warrants representing a maximum total value of twelve million three hundred and fifty thousand euros (EUR 12,350,000), the terms and conditions of such Warrants being attached to this subscription form (the "Warrants").

2.	Subscription

We, the undersigned, acting in our capacities as duly authorised signatories after having acquainted ourselves with the terms and conditions of the issuance and exercise of the Warrants described in the documentation delivered to us and in the current subscription form,

Declare that [Kreos Capital VIII Aggregator SCSp, a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 28, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, registered under identification number B297897 ("Kreos")] / [CEGCF IV Aggregator L.P. whose registered office is at Collins House, Rutland Square, Edinburgh, EH1 2AA, Scotland and registered with the Companies House under number SL036802 and [Claret Kermode Fund II, SCSp a partnership (société en commandite spéciale) incorporated under the laws of Luxembourg, having its registered office at 412F, Route d'Esch - L – 1471 Luxembourg, registered under identification number B291268] ("Claret")] hereby subscribes, for its behalf and on its own account, [       ] BSA2026-KC warrants (the "Warrants") issued by the Company representing a total subscription price equal to EUR [       ] to be fully paid up against a valid, due and payable receivable (créance liquide et exigible) which it owns against the Company.

3.	Electronic Signature

[This subscription form is signed electronically, with qualified signatures via the DocuSign electronic signature platform, in accordance with the provisions of regulation No. 910/2014/EU on electronic identification and trust services for electronic transactions in the internal market, known as the “eIDAS” regulation.]

Done in Paris,

[In three (3) originals, two (2) being kept by the signatory who acknowledges it, / one (1) electronic copy]

On ______________________

Name:	and	Name:

Title:		Title:

For and on behalf of:	For and on behalf of:

[Kreos] / [Claret]	Inventiva S.A.

NB: the Subscriber shall add the following handwritten mention before his signature "Bon pour la souscription de [       ] ([       ]) Bons de Souscription d’Actions / Subscription of [       ] ([       ]) Warrants confirmed"

35

Schedule 7

Agreed form Put Option Agreement

56

Schedule 8

Agreed form Intercreditor Agreement

57

Schedule 9

Security Documents

58

Schedule 10

List of Indebtedness

59